UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑ Filed by the registrant	☐ Filed by a party other than the registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
AMGEN INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMGEN

2024 Proxy Statement and Notice of Annual Meeting of Stockholders

Robert A. Bradway Chairman of the Board, Chief Executive Officer and President

Amgen Inc. 1 Amgen Center Drive Thousand Oaks, CA 91320 USA

April 17, 2024

Dear Fellow Stockholder:

You are invited to attend the 2024 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc. to be held on Friday, May 31, 2024, at 11:00 A.M., Pacific Time, via the internet at www.virtualshareholdermeeting.com/AMGN2024.

Our Mission: For more than 40 years, Amgen’s mission has been to serve patients and, in 2023, our medicines reached more than 11 million patients around the world. We know that a rapidly aging global population means that our medicines – both those available today and those advancing through our pipeline – have the potential to serve many more patients in the future.

Our Strategy: The core of Amgen’s strategy is innovation. More specifically, we seek to provide first- or-best-in-class medicines that make a significant difference for patients suffering from serious diseases. Some of these innovative medicines are developed internally and some are sourced externally. In 2023, we acquired Horizon Therapeutics plc, a leading provider of innovative medicines to treat rare inflammatory diseases. The medicines we acquired are all very early in their lifecycles and – by leveraging Amgen’s world-class biologics capabilities, decades of experience in inflammation, and extensive global presence – we believe they have significant growth potential. Today, our portfolio spans four therapeutic pillars of growth: General Medicine; Oncology; Inflammation; and, now, Rare Disease. In each pillar, we have numerous well-established products currently on the market, promising new innovative medicines advancing through our pipeline, and biosimilars. In our Oncology pipeline, Amgen was granted three Breakthrough Therapy Designations(1) by the U.S. Food and Drug Administration last year for tarlatamab in small cell lung cancer, BLINCYTO® in acute lymphoblastic leukemia, and LUMAKRAS® in combination with Vectibix® in colorectal cancer. In General Medicine, a number of our medicines delivered record 2023 sales, including our cholesterol treatment Repatha® and our osteoporosis medicines Prolia® and EVENITY®. In our pipeline for General Medicine, we are rapidly advancing several potentially differentiated treatments for obesity, one of which, maridebart cafraglutide, is currently being studied in a Phase 2 clinical trial.

Our Commitment to Society: Society confronts many challenges and is increasingly looking to companies like Amgen to be part of the solution. Our environmental sustainability goals, for example, include achieving carbon neutrality in our operations by 2027, while further reducing our water use by 40% and waste disposed by 75%.(2) Our 2027 Scope 1 and 2 carbon emissions and Scope 3 supplier engagement targets have been approved by the Science Based Targets initiative (SBTi), a global body enabling businesses to set emissions reductions targets in line with the goals of the Paris Agreement to limit global warming to 1.5°C above pre-industrial levels. Through the Amgen Safety Net Foundation and our corporate philanthropy, we assist eligible patients around the world to obtain the medicines they need but cannot afford. The science education programs funded by the Amgen Foundation now reach approximately 25 million students and teachers around the world, helping to inspire the next generation of innovators. Through our Representation in Clinical Research (RISE) program, we seek to improve the representation of racial and ethnic minority populations in our clinical trial research to help us develop medicines that are studied in participants who better reflect the populations impacted by certain disease or conditions.

Stockholder Engagement: We continue to be guided by the perspectives of our stockholders as expressed through their engagement with us throughout the year and at our Annual Meeting. Consistent with prior years’ practices, since our 2023 annual meeting of stockholders, we have engaged in governance-focused outreach activities and discussions with stockholders comprising approximately 51% of our outstanding shares. In 2023, stockholder engagement included discussions related to biodiversity, gender and racial pay equity, human rights, and tax transparency. Feedback received during the course of these activities is shared with our Board and informs its decisions. We plan to continue this valuable dialogue with our investors in the coming year.

I look forward to sharing more about our Company at our Annual Meeting. In addition to the business to be transacted and described in the accompanying Notice of Annual Meeting of Stockholders, I will discuss recent developments during the past year, the substantial progress we made on our strategic priorities in 2023, and respond to comments and questions.

On behalf of our Board, I thank you for your participation and investment in Amgen. We look forward to the Annual Meeting on May 31. As a final note, and also on behalf of our Board, I would like to thank Drs. Ronald D. Sugar and R. Sanders Williams, who will retire from our Board and are not standing for re-election at the Annual Meeting, for their years of wise counsel and guidance to Amgen.

Sincerely,

Robert A. Bradway

Chairman of the Board,

Chief Executive Officer and President

(1)

Breakthrough Therapy Designation is a process designed to expedite the development and review of drugs that are intended to treat a serious condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapy on a clinically significant endpoint.

(2)

Carbon neutrality goal refers to Scope 1 and 2 emissions. Reductions take into account only verified reduction projections, and do not take into account changes associated with the contraction or expansion of the Company and are measured against a 2019 baseline.

Amgen Inc. One Amgen Center Drive Thousand Oaks, California 91320-1799

Notice of Annual Meeting of Stockholders

To be Held on May 31, 2024

To the Stockholders of Amgen Inc.:

Date and Time:	Friday, May 31, 2024, at 11:00 A.M., Pacific Time

Location:

Our 2024 Annual Meeting of Stockholders, or Annual Meeting, will be held solely by remote communication via the internet at www.virtualshareholdermeeting.com/AMGN2024. Although the meeting will not be held in person, stockholders will, to the extent possible, be afforded the same rights and opportunities to participate at the virtual meeting similarly to how they would participate at an in-person meeting.

Stockholders or their proxyholders may participate and vote at our Annual Meeting via the internet at www.virtualshareholdermeeting.com/AMGN2024 and using your control number.

Record Date:

April 1, 2024. Amgen stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the Annual Meeting and any continuation, postponement, or adjournment thereof.

Mail Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or Notice, or the proxy statement and proxy card, as applicable, on or about April 17, 2024, to our stockholders of record on the record date.

Items of Business:

1.

To elect 12 directors to the Board of Directors of Amgen for a term of office expiring at the 2025 annual meeting of stockholders. The nominees for election to the Board of Directors are Dr. Wanda M. Austin, Mr. Robert A. Bradway, Dr. Michael V. Drake, Dr. Brian J. Druker, Mr. Robert A. Eckert, Mr. Greg C. Garland, Mr. Charles M. Holley, Jr., Dr. S. Omar Ishrak, Dr. Tyler Jacks, Dr. Mary E. Klotman, Ms. Ellen J. Kullman, and Ms. Amy E. Miles;

2.	To hold an advisory vote to approve our executive compensation;

3.

To approve our proposed Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan, which amends our existing Amended and Restated 2009 Equity Incentive Plan to, in part, increase the authorized number of shares issuable under the plan by 31,297,000 shares;

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2024; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Attendance: The live audio webcast of the Annual Meeting will begin promptly at 11:00 A.M., Pacific Time. To participate in the virtual meeting, you will need the control number included on your Notice, proxy card, or voting instruction form. We encourage you to access the meeting prior to the start time. Please read “Information Concerning Voting and Solicitation—Attendance at the Annual Meeting” in the accompanying proxy statement.

Voting: Your vote is important, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please read the Notice and proxy statement with care and follow the voting instructions to ensure that your shares are represented. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. We encourage you to submit your proxy as soon as possible by internet, by telephone, or by signing, dating, and returning all proxy cards or instruction forms provided to you.

By Order of the Board of Directors

Jonathan P. Graham

Secretary

Thousand Oaks, California

April 17, 2024

 ï 2024 Proxy Statement

Proxy Statement Summary

Proxy Statement Summary

This summary contains highlights about our Company and the upcoming 2024 Annual Meeting of Stockholders, or Annual Meeting. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement before voting.

2024 Annual Meeting of Stockholders

Date and Time:	Friday, May 31, 2024, at 11:00 A.M., Pacific Time

Location:

Our 2024 Annual Meeting of Stockholders will be held solely by remote communication via the internet at www.virtualshareholdermeeting.com/AMGN2024. Although the meeting will not be held in person, stockholders will, to the extent possible, be afforded the same rights and opportunities to participate at the virtual meeting similarly to how they would participate at an in-person meeting.

Stockholders or their proxyholders may participate and vote at our Annual Meeting via the internet at www.virtualshareholdermeeting.com/AMGN2024 and using your control number.

Record Date:	April 1, 2024

Mail Date:	We intend to mail the Notice Regarding the Availability of Proxy Materials, or Notice, or the proxy statement and proxy card, as applicable, on or about April 17, 2024, to our stockholders.

Voting Matters and Board Recommendations

Matter		For More Information	Our Board Vote Recommendation

Management Proposals:

Item 1:	Election of the 12 Nominees to the Board of Directors	Page 8	FOR Each Board Nominee

Item 2:	Advisory Vote to Approve Our Executive Compensation	Page 47	FOR

Item 3:	Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan	Page 108	FOR

Item 4:	Ratification of Selection of Independent Registered Public Accountants	Page 123	FOR

How to Vote

•   By Internet: You may submit a proxy over the internet by following the instructions on the website referred to in the Notice, proxy card, or voting instruction form mailed to you. You will need the control number that appears on your Notice, proxy card, or voting instruction form.

•   By Telephone: You may submit a proxy by telephone by following the instructions on the website referred to in the Notice, proxy card, or voting instruction form mailed to you. You will need the control number that appears on your Notice, proxy card, or voting instruction form.

•   By Mail: If you received a full paper set of materials, date and sign your proxy card or voting instruction form and mail it in the enclosed, postage-paid envelope. If you received a Notice, you may request a proxy card by following the instructions on your Notice. You do not need to mail the proxy card if you are submitting your proxy by internet or telephone.

•   At the Meeting: To vote at the Annual Meeting, visit www.virtualshareholdermeeting.com/AMGN2024. You will need the control number that appears on your Notice, proxy card, or voting instruction form. Please note that if your shares are held of record by a broker, bank, trust, or other nominee, and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you provide a legal proxy, issued in your name from the record holder (your broker, bank, trust, or other nominee). Please read “Information Concerning Voting and Solicitation—Attendance at the Annual Meeting.” Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting.

 ï 2024 Proxy Statement 1

Proxy Statement Summary

Item 1: Election of Directors (Page 8)

Nominee Composition of the Board and Corporate Governance Highlights

Nominees to the Board

Nominee	Independent	Age	Director Since	Audit	Governance and Nominating	Executive	Compensation and Management Development	Equity Award	Corporate Responsibility and Compliance

Wanda M. Austin	✓	69	2017	M			M

Robert A. Bradway		61	2011			C		M

Michael V. Drake	✓	73	2022		M				M

Brian J. Druker	✓	68	2018				M		M

Robert A. Eckert*	✓	69	2012		M	M	C

Greg C. Garland	✓	66	2013		C	M	M

Charles M. Holley, Jr.	✓	67	2017	C	M	M

S. Omar Ishrak	✓	68	2021				M		M

Tyler Jacks	✓	63	2012				M		M

Mary E. Klotman	✓	70	(1)

Ellen J. Kullman	✓	68	2016	M	M				C(2)

Amy E. Miles	✓	57	2020	M	M

*	Lead Independent Director.
“C”	Indicates current Chair of the committee, except as provided below.
“M”	Indicates current members of the committee, except as provided below.
(1)

Dr. Klotman is standing for initial election to the Board. Subject to her election to the Board by our stockholders at the Annual Meeting, it is anticipated that Dr. Klotman will be appointed to the Corporate Responsibility and Compliance Committee and the Governance and Nominating Committee, effective as of the Annual Meeting.

(2)	Subject to her re-election to the Board by our stockholders at the Annual Meeting, Ms. Kullman will serve as Chair of the Corporate Responsibility and Compliance Committee, effective June 1, 2024.

2   ï 2024 Proxy Statement

Proxy Statement Summary

We Have Implemented Governance Best Practices

We continuously monitor developments and best practices in corporate governance and consider stockholder feedback when enhancing our governance structures. Below are highlights of our key governance practices:

✓ Highly Independent Board – 11 of our 12 director nominees (page 33)

✓ Regular Executive Sessions of Independent Directors and Access to Management (pages 21, 24, and 32)

✓ All Directors Meet Our Board of Directors Guidelines for Director Qualifications and Evaluations (Appendix A)

✓ Robust Lead Independent Director Role (pages 23-25)

✓ Limitation on Number of Other Boards (page 22)

✓ Annual Review of Director Commitment Levels (page 22)

✓ Corporate Responsibility and Compliance Committee (page 35)

✓ Enterprise Risk Management Program and Annual Compensation Risk Analysis – overseen by Board and Compensation and Management Development Committee, respectively (pages 25-26 and 44-45)

✓ Continuous Refreshment Practices (pages 22, 29-31)

–  4 Women and 3 Racially/Ethnically Diverse Director Nominees

–  Average Board Tenure of Approximately 6.3 Years for Our Director Nominees

–  Annual Election of Directors

✓ Annual Anonymous Board and Committee Evaluation Process (pages 21 and 32-33)

✓ Single Class of Shares – One share equals one vote (page 22)

✓ Proxy Access – Up to 20 eligible stockholders who own 3% of shares for 3 years who meet the requirements set forth in our Bylaws may have their director nominees constituting up to the greater of 20% of the total directors or two nominees included in our proxy materials (pages 23 and 133)

✓ Majority Voting Standard for Director Elections (pages 22 and 131)

✓ Stockholders(1) May Act By Written Consent (page 23)

✓ Stockholders(1) Have a Right to Call Special Meetings (15% threshold requirement) (page 23)

✓ No Supermajority Vote Provisions in Certificate of Incorporation or Bylaws (page 23)

✓ No Poison Pill (page 23)

✓ Regular Engagement With Stockholders to Seek Feedback (pages 22 and 60-61)

✓ Our Approach to Environmental Sustainability, Social Responsibility, and Corporate Governance (ESG), Has Delivered Environmentally Responsible Operations with Reduced Costs and Increased Efficiencies, Improved Patient Access to Medicines, Provided High Quality, Free Science Education Resources, and Benefited the Communities Where We Live and Work (pages 36-41)

✓ Significant Stock Ownership Requirements for Officers and Directors (pages 44, 53, 78-79, and 103-104)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE 12 NOMINEES TO THE BOARD OF DIRECTORS.

(1)	Who meet the requirements set forth in our Restated Certificate of Incorporation or our Amended and Restated Bylaws, as applicable.

 ï 2024 Proxy Statement 3

Proxy Statement Summary

Item 2: Advisory Vote to Approve Our Executive Compensation (Page 47)

Our executive compensation program is designed to reward and drive long-term performance.

2023 Business Highlights

Our strategy includes integrated activities intended to strengthen our competitive position in the industry. We delivered strong performance in 2023, advanced our innovative pipeline, entered into strategic transactions to augment our pipeline and our commercial portfolio, and continued to provide uninterrupted supply of our medicines globally.

Completed Horizon Therapeutics Acquisition Establishing Fourth Therapeutic Pillar

In October 2023, we completed our $27.8 billion acquisition of Horizon Therapeutics plc. This strategic acquisition brings first-in-class and/or best-in-class innovative medicines that address rare autoimmune diseases, including TEPEZZA® (for thyroid eye disease), KRYSTEXXA® (for uncontrolled gout), and UPLIZNA® (for neuromyelitis optica spectrum disorder) as well as a pipeline of rare disease product candidates, including dazodalibep (for Sjögren’s disease) in Phase 3 trial and daxdilimab (for discoid lupus erythematosus and dermatomyositis and anti-synthetase inflammatory myositis) and fipaxalparant (in systemic sclerosis and idiopathic pulmonary fibrosis) in Phase 2 trials. The acquisition of the Horizon business with its important rare disease products and pipeline, coupled with TAVNEOS® (our first-in-class treatment for adult patients with severe active anti-neutrophil cytoplasmic autoantibody (ANCA)-associated vasculitis acquired from ChemoCentryx, Inc.), comprise our new rare disease therapeutic area and fit well with our broad innovative portfolio, our experience in inflammatory diseases, our global infrastructure, and our capabilities in biologic process development and manufacturing.

Executed Key Clinical Studies and Advanced Innovative First-in-Class Pipeline

•	We executed key clinical studies and advanced our robust pipeline that includes potential first-in-class and/or best-in-class medicines.

•	In our oncology therapeutic area we were granted three Breakthrough Therapy Designations(1) by the U.S. Food and Drug Administration, or FDA, for:

–	tarlatamab for patients with advanced-stage small cell lung cancer (SCLC) and the FDA also granted tarlatamab Priority Review;(2)

–	BLINCYTO® for the treatment of patients with B-cell precursor acute lymphoblastic leukemia (B-ALL); and

–	LUMAKRAS® in combination with Vectibix® in third-line KRAS G12C mutated metastatic colorectal cancer.

•	We have continued to advance our biosimilar programs (with 11 biosimilars in our current portfolio).

•

We generated four new product teams (formed when a molecule has been judged to possess many of the attributes of a clinical candidate) and two investigational new drug (IND) approvals, initiated five first-in-human studies in unique indications, and we determined to advance five programs into the clinic.

We accomplished these objectives while maintaining a disciplined approach to capital allocation, investing in long-term growth and returning capital to our stockholders through our growing dividend.

In 2023, while investing $27.8 billion in a strategic business acquisition, $4.8 billion in research and development, and $1.1 billion in capital expenditures, we also returned $4.6 billion of capital to our stockholders in dividends.

(1)

Breakthrough Therapy Designation is a process designed to expedite the development and review of drugs that are intended to treat a serious condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapy on a clinically significant endpoint.

(2)

The FDA grants Priority Review to applications for medicines that offer, if approved, significant improvements over available options or may provide a treatment option where no adequate therapy currently exists.

4   ï 2024 Proxy Statement

Proxy Statement Summary

NEO Compensation Is Dependent on Our Performance

A significant amount of each Named Executive Officer’s, or NEOs, compensation is at risk and dependent on performance.

2023 Total Target Direct Compensation Mix

2023 Annual and Long-Term Awards Reflect Performance Against Pre-Established Goals and Measures

2023 Annual Cash Incentive Plan				2021-2023 Long-Term Incentive Performance Award Payout
Our annual cash incentive plan is designed to focus our staff on delivering financial and operational objectives, advance strategic priorities, and position us for long-term success.

80% of our annual LTI equity award grants are performance-based, aligning compensation with long-term value creation for our stockholders. Performance units comprise 50% of our annual LTI equity award grants, with the goal design and all measurement targets established at the beginning of the three-year performance period.

Goal	Weighting	% of Target Achieved	Resulting Weighted Score
Financial Performance			109.8%
Revenues	30%	213.7%	64.1%
Non-GAAP Net Income(1)	30%	152.4%	45.7%
Progress Innovative Pipeline			28.3%
Advance Early Pipeline	10%	100.0%	10.0%
Execute Key Clinical Studies and Regulatory Filings	20%	91.6%	18.3%
Deliver Annual Priorities			21.2%
Environmental, Social, and Governance	5%	197.3%	9.9%
Successful Integrations and Collaborations	5%	225.0%	11.3%
Final Score	159.3%

(1)	Non-Generally Accepted Accounting Principles (non-GAAP) net income for purposes of the 2023 Company performance goals of our annual cash incentive plan is reported and reconciled in Appendix B.
(2)

The non-GAAP operating measures (EPS growth and return on invested capital, or ROIC) with respect to the 2021–2023 performance period are as reported and reconciled in Appendix B, except that operating measures for 2023 performance were further adjusted to exclude the impact of direct on-going revenues and expenses, including interest expense from acquisition-related debt, from the acquisitions of TeneoBio, Inc., ChemoCentryx, Inc. and Horizon Therapeutics plc, as prescribed by the 2021-2023 performance goals document when it was established in March 2021. For this purpose, non-GAAP net income was increased by $96 million, or $0.18 per share, and ROIC was decreased by 0.5%.

 ï 2024 Proxy Statement 5

Proxy Statement Summary

We Have Implemented Compensation Best Practices

What we do

✓	A substantial majority of NEO compensation is performance-based and at risk

✓	Long-term performance-based equity awards (80% of total target equity, of which 50% are three-year performance unit awards and 30% are stock options)

✓	Minimum vesting periods of one year, with most equity grants vesting over four years (with no vesting in the first year and vesting in three approximately equal installments thereafter)

✓	Robust stock ownership (6x base salary for Chief Executive Officer) and retention guidelines

✓

Clawback policy providing for the mandatory recovery from our Section 16 officers, including our NEOs, of erroneously awarded incentive-based compensation including past cash bonuses and performance unit payouts granted, earned, or vested wholly or in part upon the attainment of any financial reporting measure that is the subject of a financial restatement(1)

✓

Recoupment provisions for misconduct that causes serious financial or reputational damage include forfeiture and cancellation of unvested or unexercised(2) equity awards and annual cash incentive awards being deemed not earned in full or part

✓	We use market median values as the reference point for compensation at all job levels, including our NEOs

✓	Independent compensation consultant

✓	Amgen Values overlay our performance goals

What we don’t do

×

No alterations to our established goals to respond to changing business conditions (for example, we did not made any changes to established goals in response to the occurrence or challenges of the pandemic)

×	No hedging or pledging

×	No re-pricing or backdating

×	No tax gross-ups (except in connection with relocation)

×	No single-trigger for stock options and restricted stock units in the event of a change of control

×	No excessive perks

×	No employment agreements

×	No dividends paid on unvested equity

×	No defined benefit pension or supplemental executive retirement plan (SERP) benefits

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

(1)

Our clawback policy is available on our website at https://wwwext.amgen.com/about/how-we-operate/corporate-governance/amgen-policy-on-recovery-of-erroneously-awarded-compensation and filed in our Form 10-K for the year ended December 31, 2023. Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

(2)	Forfeiture and cancellation applies to any unvested or unexercised portion of any stock options granted after December 31, 2020.

6   ï 2024 Proxy Statement

Proxy Statement Summary

Item 3: Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan (Page 108)

•

Stockholders are being asked to approve the Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan, or the Amended Plan. Our Board of Directors has approved the Amended Plan, subject to stockholder approval.

•

Maintaining a long-term equity incentive plan, such as the Amended Plan, with an adequate reserve of shares, will enable the Company to implement long-term incentive compensation programs to retain our key employees, compensate our employees based on the performance of the Company, align the goals and objectives of our employees with the interests of our stockholders, and promote a focus on long-term value creation.

•

The Amended Plan amends and restates the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan and increases the number of shares of our Common Stock available for issuance by 31,297,000 shares. We do not have any other equity incentive plans pursuant to which equity awards can be granted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMGEN INC. SECOND AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN.

Item 4: Ratification of Selection of Independent Registered Public Accountants (Page 123)

•

Each year, the Audit Committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accountants.

•	Based on this evaluation, the Audit Committee believes that the continued retention of Ernst & Young LLP, or EY, is in the best interests of the Company and its stockholders.

•	The Audit Committee of the Board has selected EY as our independent registered public accountants for the fiscal year ending December 31, 2024.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

 ï 2024 Proxy Statement 7

Item 1 — Election of Directors

Item 1

Election of Directors

Under our governance documents, the Board of Directors, or Board, has the power to set the number of directors from time to time by resolution. The Board has fixed the authorized number of directors at 13 and we currently have 13 directors serving on our Board. Our Board is composed of directors with a wide range of relevant experiences and backgrounds and considers a number of attributes when seeking new candidates for the Board as discussed more fully below and in the section “Corporate Governance—Process for Selecting Directors, Director Qualifications, and Board Diversity.” Based upon the recommendation of our Governance and Nominating Committee, or Governance Committee, the Board has nominated each of the director nominees set forth below to stand for election as a director, in each case for a one-year term expiring at our 2025 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal, or death.

The Board has fixed the authorized number of directors at 12 to be effective as of the election of directors at the 2024 Annual Meeting of Stockholders, or Annual Meeting. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve. However, if any nominee should become unavailable for election prior to the Annual Meeting, proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or, alternatively, the number of directors may be reduced accordingly by the Board. Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled only by a majority of the directors remaining in office, even if less than a quorum of the Board. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal, or death.

The independent members of the Board have elected Robert A. Eckert to serve as our lead independent director, subject to his re-election to the Board by our stockholders at the Annual Meeting. As lead independent director, Mr. Eckert will continue to have the specific and significant duties as discussed under “Corporate Governance.”

Nominees to the Board

Nominee	Independent	Age	Director Since	Audit	Governance and Nominating	Executive	Compensation and Management Development	Equity Award	Corporate Responsibility and Compliance

Wanda M. Austin	✓	69	2017	M			M

Robert A. Bradway		61	2011			C		M

Michael V. Drake	✓	73	2022		M				M

Brian J. Druker	✓	68	2018				M		M

Robert A. Eckert*	✓	69	2012		M	M	C

Greg C. Garland	✓	66	2013		C	M	M

Charles M. Holley, Jr.	✓	67	2017	C	M	M

S. Omar Ishrak	✓	68	2021				M		M

Tyler Jacks	✓	63	2012				M		M

Mary E. Klotman	✓	70	(1)

Ellen J. Kullman	✓	68	2016	M	M				C(2)

Amy E. Miles	✓	57	2020	M	M

*	Lead Independent Director.
“C”	Indicates current Chair of the committee, except as provided below.
“M”	Indicates current members of the committee, except as provided below.
(1)

Dr. Klotman is standing for initial election to the Board. Subject to her election to the Board by our stockholders at the Annual Meeting, it is anticipated that Dr. Klotman will be appointed to the Corporate Responsibility and Compliance Committee and the Governance and Nominating Committee, effective as of the Annual Meeting.

(2)	Subject to her re-election to the Board by our stockholders at the Annual Meeting, Ms. Kullman will serve as Chair of the Corporate Responsibility and Compliance Committee, effective June 1, 2024.

8   ï 2024 Proxy Statement

Item 1 — Election of Directors

Summary of Director Nominee Core Experiences and Skills

Our Board consists of a diverse group of highly qualified leaders in their respective fields. All of our director nominees have senior leadership experience at large organizations and have gained significant and wide-ranging management experience (including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development). Many of our director nominees also have public company experience (serving as chief executive officers or chief financial officers, on boards of directors and board committees), an understanding of corporate governance practices and trends, and bring unique perspectives to the Board. A number of our director nominees have extensive scientific and healthcare expertise relevant to our industry, including pioneering scientific research and experience leading important academic and healthcare institutions. The Board and the Governance Committee believe the skills, qualities, attributes, experience and diversity of our director nominees provide us with a wide range of perspectives to address our evolving needs and represent the best interests of our stockholders.

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a leading global innovator in biotechnology. The following chart summarizes the competencies of each director nominee. The details of each nominee’s competencies are included in each nominee’s biography.

The lack of a “✓” for a particular item does not mean that the director nominee does not possess that qualification, characteristic, skill, or experience. Each of our Board members have experience and/or skills in the enumerated areas, however, the ✓ is designed to indicate that a director nominee has a particular strength in that area.

 ï 2024 Proxy Statement 9

Item 1 — Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills, and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our director nominees meet the qualifications and skills of our Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations included in this proxy statement as Appendix A. There are no family relationships among any of our director nominees or among any of our director nominees and our executive officers.

Wanda M. Austin Director since: 2017 Age: 69 Committees: • Audit • Compensation and Management Development Other Public Company Boards: • Apple Inc. • Chevron Corporation

Wanda M. Austin is the retired President and Chief Executive Officer of The Aerospace Corporation, a leading architect of the United States’ national security space programs, where she served from 2008 until her retirement in 2016. From 2004 to 2007, Dr. Austin was Senior Vice President, National Systems Group of The Aerospace Corporation. Dr. Austin joined The Aerospace Corporation in 1979 and served in various positions from 1979 until 2004.

Dr. Austin was the Interim President of the University of Southern California, or USC, from 2018 to 2019 and has served as an Adjunct Research Professor at USC’s Viterbi School of Engineering since 2007. She is the co-founder of MakingSpace, Inc., where she serves as a motivational speaker on science, technology, engineering, and mathematics (STEM) education. Dr Austin has been a director of Apple Inc. since February 2024, serving on its Audit and Finance Committee. Dr. Austin has been a director of Chevron Corporation, a petroleum, exploration, production and refining company, since 2016 and lead independent director since May 2022, serving as the Chair of the Board Nominating and Governance Committee and a member of the Management Compensation Committee. Dr. Austin served as a director of Virgin Galactic Holdings, Inc., a commercial space flight company, from 2019 until August 2023, serving as the Chair of the Compensation Committee and a member of the Safety Committee. Dr. Austin is a life trustee of USC, having served as a voting trustee from 2010 to 2021, and previously served on the boards of directors of the National Geographic Society and the Space Foundation. Dr. Austin received an undergraduate degree from Franklin & Marshall College, a master’s degree from the University of Pittsburgh, and a doctorate from USC. She is a member of the National Academy of Engineering.

Qualifications

Our Board concluded that Dr. Austin should serve on our Board based on her leadership and management experience as a chief executive officer, her extensive background in science, technology, and government affairs in a highly regulated industry, and her board experience, including leadership roles at public company boards with global business operations.

10   ï 2024 Proxy Statement

Item 1 — Election of Directors

Robert A. Bradway Director since: 2011 Age: 61 Committees: • Equity Award • Executive (Chair) Other Public Company Boards: • The Boeing Company

Robert A. Bradway has served as our director since 2011 and Chairman of the Board since 2013. Mr. Bradway has been our President since 2010 and Chief Executive Officer since 2012. From 2010 to 2012, Mr. Bradway served as our Chief Operating Officer. Mr. Bradway joined Amgen in 2006 as Vice President, Operations Strategy and served as Executive Vice President and Chief Financial Officer from 2007 to 2010. Prior to joining Amgen, he was a Managing Director at Morgan Stanley in London where, beginning in 2001, he had responsibility for the firm’s banking department and corporate finance activities in Europe.

Mr. Bradway has been a director of The Boeing Company, an aerospace company and manufacturer of commercial airplanes, defense, space and securities systems, since 2016, serving as the Chair of the Finance Committee and a member of the Governance and Public Policy Committee. He has served on the board of trustees of the USC since 2014. Mr. Bradway holds a bachelor’s degree in biology from Amherst College and a master’s degree in business administration from Harvard Business School.

Qualifications

Our Board concluded that Mr. Bradway should serve on our Board based on his thorough knowledge of all aspects of our business, combined with his leadership and management skills having previously served as our President and Chief Operating Officer and as our Chief Financial Officer, and board experience at large, highly regulated public companies.

Michael V. Drake Director since: 2022 Age: 73 Committees: • Corporate Responsibility and Compliance • Governance and Nominating Other Public Company Boards: None

Michael V. Drake has served as a director of the Company since August 2022. Dr. Drake has been President of the University of California, a system of 10 campuses, five medical centers, and three nationally affiliated labs that serves more than 280,000 students and employs 230,000 faculty and staff, since 2020. Dr. Drake previously served as President of The Ohio State University from 2014 to 2020. He was Chancellor and Distinguished Professor of Ophthalmology (School of Medicine) and Education (School of Education) of the University of California, Irvine, from 2005 to 2014, and served as Vice President for Health Affairs for the University of California system from 2000 to 2005. Prior to this, Dr. Drake was on the faculty of the University of California, San Francisco School of Medicine in various roles from 1979, and was the Steven P. Shearing Professor of Ophthalmology from 1998 to 2005 and Senior Associate Dean for Admissions and Extramural Academic Programs from 1998 to 2000. Dr. Drake received his undergraduate degree from Stanford University and his medical doctorate from the University of California, San Francisco.

Qualifications

Our Board concluded that Dr. Drake should serve on our Board based on his medical, healthcare and scientific background and his extensive management and leadership experience, including his more than two decades of leading and advancing two world-ranking academic systems where he has demonstrated his expertise at managing complex organizations.

 ï 2024 Proxy Statement 11

Item 1 — Election of Directors

Brian J. Druker Director since: 2018 Age: 68 Committees: • Compensation and Management Development • Corporate Responsibility and Compliance Other Public Company Boards: • Vincerx Pharma, Inc.

Brian J. Druker joined Oregon Health & Science University, or OHSU, in 1993 and is currently a physician-scientist and professor of medicine. Dr. Druker has served as the chief executive officer of the OHSU Knight Cancer Institute since 2024 (serving as the director from 2007 to 2024), associate dean for oncology of the OHSU School of Medicine since 2010, and the JELD-WEN chair of leukemia research at OHSU since 2001. He was an investigator with the Howard Hughes Medical Institute, a nonprofit medical research organization, from 2002 to 2019.

Dr. Druker has been a director of Vincerx Pharma, Inc., a biopharmaceutical company, since December 2020, and serves on its Nominating and Corporate Governance Committee. Dr. Druker has been a member of the scientific advisory board of Aptose Biosciences Inc., a biotechnology company, since 2013. Dr. Druker has been a consultant to GRAIL, LLC, a biotechnology company, since 2021, and served on its scientific advisory board, from 2016 to 2019. In 2011, he founded Blueprint Medicines Corporation, a biopharmaceutical company, and remains as a scientific advisor to this company. In 2006, he founded MolecularMD, a privately-held molecular diagnostics company that was acquired by ICON plc in 2019.

Dr. Druker has received numerous awards, including the Lasker-DeBakey Clinical Research Award in 2009, the Japan Prize in Healthcare and Medical Technology in 2012, the Albany Medical Center Prize in 2013, and the Sjöberg Prize in 2019, for influential work in the development of STI571 (Gleevec®) for the treatment of chronic myeloid leukemia. He was elected to the National Academy of Sciences in 2012 as well as the National Academy of Medicine in 2007. Dr. Druker received both an undergraduate degree and his medical doctorate from the University of California, San Diego.

Qualifications

Our Board concluded that Dr. Druker should serve on our Board based on his extensive scientific research and expertise leading an important academic institution, conducting highly significant research in the area of oncology, and directly managing the care of cancer patients.

12   ï 2024 Proxy Statement

Item 1 — Election of Directors

Robert A. Eckert

Lead Independent Director

Director since: 2012

Age: 69

Committees:

•  Compensation and Management Development (Chair)

•  Executive

•  Governance and Nominating

Other Public Company Boards:

•  Levi Strauss & Co.

•  Uber Technologies, Inc.

Robert A. Eckert is our lead independent director. Mr. Eckert has been an Operating Partner at FFL Partners, LLC (formerly known as Friedman Fleischer & Lowe, LLP), a private equity firm, since 2014. Mr. Eckert was the Chief Executive Officer of Mattel, Inc., a toy design, manufacture and marketing company, having held this position from 2000 through 2011, and its Chairman of the Board from 2000 through 2012. He was President and Chief Executive Officer of Kraft Foods Inc., a consumer packaged food and beverage company, from 1997 to 2000, Group Vice President from 1995 to 1997, President of the Oscar Mayer Foods Division from 1993 to 1995 and held various other senior executive and other positions from 1977 to 1992.

Mr. Eckert has been a director of Levi Strauss & Co., a jeans and casual wear manufacturer, since 2010 and non-executive Chair of the Board since 2021, serving as the Chair of the Nominating, Governance and Corporate Citizenship Committee and a member of the Compensation and Human Capital Committee. Mr. Eckert also has served as a director of Uber Technologies, Inc., a personal mobility, meal delivery and logistics technology platform, since 2020, serving as the Chair of the Compensation Committee and a member of the Nominating and Governance Committee. Mr. Eckert served as a director of McDonald’s Corporation, a company that franchises and operates McDonald’s restaurants in the global restaurant industry, from 2003 until May 2023, serving as a member of the Public Policy and Strategy Committee and the Governance Committee. He was appointed a director of Eyemart Express Holdings LLC, a privately-held eyewear retailer and portfolio company of FFL Partners, LLC, in 2015. Mr. Eckert is on the Global Advisory Board of the Kellogg School of Management at Northwestern University and serves on the Eller College National Board of Advisors at the University of Arizona. Mr. Eckert received an undergraduate degree from the University of Arizona and a master’s degree in business administration from the Kellogg School of Management at Northwestern University.

Qualifications

Our Board concluded that Mr. Eckert should serve on our Board because of Mr. Eckert’s long-tenured experience as a chief executive officer and director of large public companies, his broad international experience in marketing and business development, and his valuable leadership experience.

 ï 2024 Proxy Statement 13

Item 1 — Election of Directors

Greg C. Garland Director since: 2013 Age: 66 Committees: • Compensation and Management Development • Executive • Governance and Nominating (Chair) Other Public Company Boards: • Phillips 66(1)

Greg C. Garland is the Executive Chairman of the board of directors of Phillips 66, a diversified energy manufacturing and logistics company, having held the position since July 2022, and chairs the Executive Committee.(1) Mr. Garland served as Chairman and Chief Executive Officer of Phillips 66 from 2012 to June 2022. Prior to Phillips 66, Mr. Garland served as Senior Vice President of Exploration and Production, Americas of ConocoPhillips from 2010 to 2012. He was President and Chief Executive Officer of Chevron Phillips Chemical Company (now a joint venture between Phillips 66 and Chevron) from 2008 to 2010 and Senior Vice President, Planning and Specialty Products from 2000 to2008. Mr. Garland served in various positions at Phillips Petroleum Company from 1980 to 2000. Mr. Garland received an undergraduate degree in Chemical Engineering from Texas A&M University.

Mr. Garland is a member of the Engineering Advisory Council for Texas A&M University. He is a member of the Board of Visitors, and an Executive Committee Member of The University of Texas MD Anderson Cancer Center, a leading cancer research and treatment institution. He is a founding member of Houston’s CEO Against Cancer. Mr. Garland serves as Vice Chairman of the Barbara Bush Literacy Foundation.

Qualifications

Our Board concluded that Mr. Garland should serve on our Board because Mr. Garland’s experience as a Chief Executive Officer and Chairman has provided him with strong management experience overseeing complex multinational businesses operating in highly regulated industries as well as expertise in financial reporting, risk management, environmental issues, business transformations and capital markets. He has significant experience with public policy and government affairs through his service on numerous councils and associations including former Chair of the American Petroleum Institute and was appointed by two administrations to serve on the National Petroleum Council.

(1)	Mr. Garland is expected to retire from the board of directors of Phillips 66 on May 15, 2024.

14   ï 2024 Proxy Statement

Item 1 — Election of Directors

Charles M. Holley, Jr.

Director since: 2017

Age: 67

Committees:

•  Audit (Chair)

•  Executive

•  Governance and Nominating

Other Public Company Boards:

•  Carrier Global Corporation

•  Phillips 66

Audit Committee financial expert

Charles M. Holley, Jr. is the former Executive Vice President and Chief Financial Officer for Wal-Mart Stores, Inc., or Walmart, where he served from 2010 to 2015 and as Executive Vice President in January 2016. Prior to this, Mr. Holley served as Executive Vice President, Finance and Treasurer of Walmart from 2007 to 2010. From 2005 to 2006, he served as Senior Vice President of Walmart and prior to that, as Senior Vice President and Controller from 2003 to 2005. Mr. Holley served various roles in Wal-Mart International from 1994 through 2002. Prior to this, Mr. Holley served in various roles at Tandy Corporation. He spent more than ten years with Ernst & Young LLP. Mr. Holley was an Independent Senior Advisor, U.S. CFO Program, at Deloitte LLP, a privately-held provider of audit, consulting, tax, and advisory services, from 2016 to 2019.

Mr. Holley has been a director of Phillips 66, since 2019 and serves on the Audit and Finance Committee and the Public Policy and Sustainability Committee. Mr. Holley has also been a director of Carrier Global Corporation, a provider of heating, ventilating, air conditioning (HVAC), refrigeration, fire, and security solutions, since 2020 and chairs the Audit Committee and serves as a member of the Governance Committee. Mr. Holley is a lifetime member of the Advisory Council for the McCombs School of Business at the University of Texas at Austin and a member of the University of Texas Presidents’ Development Board. Mr. Holley received an undergraduate degree from the University of Texas at Austin and a master’s degree in business administration from the University of Houston.

Qualifications

Our Board concluded that Mr. Holley should serve on our Board based on his experience as a chief financial officer of a global public company, his financial acumen, and his management and leadership skills. Given his financial and leadership experience, Mr. Holley has been determined to be an Audit Committee financial expert by our Board.

 ï 2024 Proxy Statement 15

Item 1 — Election of Directors

S. Omar Ishrak

Director since: 2021

Age: 68

Current Committees:

•  Compensation and Management Development

•  Corporate Responsibility and Compliance

Effective May 30, 2024, Dr. Ishrak will serve on the following committees:

•  Compensation and Management Development

•  Audit

Other Public Company Boards:

•  Allurion Technologies, Inc.

•  Intel Corporation

S. Omar Ishrak is the former Executive Chairman and Chairman of the Board of Medtronic plc, or Medtronic, a global medical technology company. Dr. Ishrak served as the Chief Executive Officer of Medtronic from 2011 to April 2020 and was Executive Chairman until December 2020. Prior to joining Medtronic, he served as President and Chief Executive Officer of GE Healthcare Systems, a provider of medical imaging and diagnostic technology and a division of GE Healthcare, from 2009 to 2011. Dr. Ishrak was President and Chief Executive Officer of GE Healthcare Clinical Systems from 2005 to 2008 and President and Chief Executive Officer of GE Healthcare Ultrasound and BMD from 1995 to 2004.

Dr. Ishrak has been a director of Intel Corporation, a multinational corporation and technology company, since 2017, serving as a member of the Audit and Finance Committee and Corporate Governance and Nominating Committee, and Chairman of its Board from 2020 until January 2023. Dr. Ishrak has served as Co-Chairman and lead independent director, as well as a member of the Audit Committee and Nominating and Corporate Governance Committee, of Allurion Technologies, Inc., a weight loss platform combined with gastric balloon, since its merger in 2023 with Compute Health Acquisition Corporation, a special purpose acquisition company, where Dr. Ishrak served as Chairman of the Board of Directors from 2021 until its merger in 2023. Dr. Ishrak is a member of the Board of Trustees of the Asia Society, an educational organization dedicated to promoting mutual understanding and strong partnerships between Asia and the U.S. Since 2021, Dr. Ishrak has been a senior advisor to Blackstone Life Sciences, a segment of Blackstone Inc. that invests in the biopharmaceutical and medical technology industries. Dr. Ishrak was inducted into the American Institute for Medical and Biological Engineering College of Fellows in 2016, elected as a Fellow of King’s College London in 2017, inducted into the Bakken Society in 2020, and elected to the National Academy of Engineering in 2020. Dr. Ishrak received his undergraduate degree and doctorate from the University of London, King’s College.

Qualifications

Our Board concluded that Dr. Ishrak should serve on our Board based on Dr. Ishrak’s board and senior executive-level expertise, including his experience as chief executive officer of a global, highly regulated public company in the healthcare industry, his extensive background in medical technologies, manufacturing, international expertise and interest in Asia, and his management and leadership skills.

16   ï 2024 Proxy Statement

Item 1 — Election of Directors

Tyler Jacks Director since: 2012 Age: 63 Committees: • Compensation and Management Development • Corporate Responsibility and Compliance Other Public Company Boards: • Thermo Fisher Scientific, Inc.

Tyler Jacks joined the faculty of Massachusetts Institute of Technology, or MIT, in 1992 and is currently the David H. Koch Professor of Biology, a position he has held since 2007, and founding director of the David H. Koch Institute for Integrative Cancer Research, which brings together biologists and engineers to improve detection, diagnosis and treatment of cancer, having served as director from 2007 to 2021. Since 2021, Dr. Jacks has served as President and director of Break Through Cancer, a foundation bringing together multidisciplinary cancer research teams selected from across five participating institutions.(1) Dr. Jacks was an investigator with the Howard Hughes Medical Institute, a nonprofit medical research organization, from 1994 until 2021.

Dr. Jacks has been a director of Thermo Fisher Scientific, Inc., a life sciences supply company, since 2009, serving as the Chair of its Science and Technology Committee and as a member of its Strategy and Finance Committee and its scientific advisory board. In 2006, he co-founded T2 Biosystems, Inc., a biotechnology company, and served on its scientific advisory board until 2013. Dr. Jacks served on the scientific advisory boards of SQZ Biotechnologies Company, a biotechnology company, from 2015 until 2023, and Aveo Pharmaceuticals Inc., a biopharmaceutical company, from 2001 until 2013. In 2015, Dr. Jacks founded Dragonfly Therapeutics, Inc., a privately-held biopharmaceutical company, and serves as the Chair of its scientific advisory board. In 2011, he was appointed to the National Cancer Advisory Board, which advises and assists the Director of the National Cancer Institute with respect to the National Cancer Program, and served as Chair until 2016. In 2016, Dr. Jacks was named to a blue ribbon panel of scientists and advisors established as a working group of the National Cancer Advisory Board and served as co-Chair advising the Cancer MoonshotSM Task Force. Dr. Jacks was a director of MIT’s Center for Cancer Research from 2001 to 2007 and received numerous awards including the Paul Marks Prize for Cancer Research and the American Association for Cancer Research Award for Outstanding Achievement. He was elected to the National Academy of Sciences as well as the National Academy of Medicine in 2009 and received the MIT Killian Faculty Achievement Award in 2015. Dr. Jacks received an undergraduate degree from Harvard University and his doctorate from the University of California, San Francisco.

Qualifications

Our Board concluded that Dr. Jacks should serve on our Board based on his extensive scientific expertise relevant to our industry, including his broad experience as a cancer researcher, pioneering uses of technology to study cancer-associated genes, and service on multiple scientific advisory boards and service to the National Cancer Advisory Board.

(1)

Dana-Farber Cancer Institute, the Sidney Kimmel Comprehensive Cancer Center at Johns Hopkins, The University of Texas MD Anderson Cancer Center, Memorial Sloan Kettering Cancer Center, and the Koch Institute for Integrative Cancer Research at MIT.

 ï 2024 Proxy Statement 17

Item 1 — Election of Directors

Mary E. Klotman

Director since: Standing for initial election to the Board.

Age: 70

Committees: It is anticipated that Dr. Klotman will serve on the following committees subject to her election to the Board:

•  Corporate Responsibility and Compliance

•  Governance and Nominating

Other Public Company Boards: None

Mary E. Klotman is standing for initial election to the Company’s Board and will be appointed as a director effective as of the Company’s 2024 Annual Meeting of Stockholders subject to her election by stockholders. Dr. Klotman was first identified to the Governance and Nominating Committee as a potential director candidate by a non-employee member of the Board. Dr. Klotman has been Executive Vice President for Health Affairs of Duke University since 2023, Dean of the Duke University School of Medicine since 2017, and Chief Academic Officer of Duke Health since 2020. Dr. Klotman previously served as chair of the Department of Medicine in the Duke University School of Medicine from 2010 to 2017. She was the Irene and Dr. Arthur M. Fishberg Professor of Medicine at the Mount Sinai School of Medicine and served as chief of the Division of Infectious Diseases from 1997 to 2010. Dr. Klotman was also co-director of Mount Sinai’s Global Health and Emerging Pathogens Institute, a program designed to translate basic science discoveries into clinical therapeutics for newly emerging and re-emerging infectious diseases.

Dr. Klotman was elected to the National Academy of Medicine in 2014 and the American Academy of Arts and Sciences in 2021. Dr. Klotman received both her undergraduate degree and her medical doctorate from Duke University.

Qualifications

Our Board concluded that Dr. Klotman should serve on our Board based on her broad medical and scientific background, including her expertise leading an important academic institution, her extensive scientific research, and important contributions as a clinician and physician-scientist.

18   ï 2024 Proxy Statement

Item 1 — Election of Directors

Ellen J. Kullman

Director since: 2016

Age: 68

Current Committees:

•  Audit

•  Governance and Nominating

Effective May 30, 2024, Ms. Kullman will serve on the following committee:

•  Corporate Responsibility and Compliance (subject to her re-election to the Board by our stockholders, Ms. Kullman will serve as Chair of this committee effective June 1, 2024)

Ms. Kullman will continue to serve on the:

•  Governance and Nominating Committee

Other Public Company Boards:

•  Dell Technologies Inc.

•  Goldman Sachs Group, Inc.

Audit Committee financial expert

Ellen J. Kullman is Chair of the Board of Carbon, Inc., doing business as Carbon3D, Inc., a privately-held 3D printing company, having held this position since 2022. Ms. Kullman served as President and Chief Executive Officer of Carbon, Inc. from 2019 to 2022, and has been a member of its board since 2016. She is the former President, Chair and Chief Executive Officer of E.I. du Pont de Nemours and Company, or DuPont, a science and technology-based company, where she served from 2009 to 2015. Prior to this, Ms. Kullman served as President of DuPont from 2008 to 2009. From 2006 through 2008, she served as Executive Vice President of DuPont. Prior to that, Ms. Kullman was Group Vice President, DuPont Safety and Protection.

Ms. Kullman has been a director of Goldman Sachs Group, Inc., an investment banking firm, since 2016, chairing its Public Responsibilities Committee and serving on its Compensation and Corporate Governance and Nominating Committees. Ms. Kullman has been a director of Dell Technologies Inc., a technology company, since 2016, chairing its Nominating and Governance Committee and serving as lead independent director since 2023. Ms. Kullman served as a director of United Technologies Corporation, a technology products and services company, from 2011 until its merger with Raytheon Company in 2020, serving on its Compensation, Finance and Executive Committees and as lead director from 2018. Ms. Kullman served as a director of General Motors, from 2004 to 2008, serving on its Audit Committee.

Ms. Kullman has served on the Board of Trustees of Northwestern University since 2016 and is a Trustee Emerita of Tufts University School of Engineering, having served on its Board of Advisors since 2006. She served as Chair of the US-China Business Council from 2013 to 2015. Since 2016, Ms. Kullman has been a member of the Temasek Americas Advisory Panel of Temasek Holdings (Private) Limited, a privately-held investment company based in Singapore. Ms. Kullman received a bachelor of science in mechanical engineering degree from Tufts University and a master’s degree from the Kellogg School of Management at Northwestern University.

Qualifications

Our Board concluded that Ms. Kullman should serve on our Board based on her lengthy global experience as chief executive officer and board chair at both public and private companies, her management and leadership skills, and her experience with scientific operations, all of which provide valuable insight into the operations of our Company. Given her leadership and financial experience, Ms. Kullman has been determined to be an Audit Committee financial expert by our Board.

 ï 2024 Proxy Statement 19

Item 1 — Election of Directors

Amy E. Miles Director since: 2020 Age: 57 Committees: • Audit • Governance and Nominating Other Public Company Boards: • Gap Inc. • Norfolk Southern Corporation Audit Committee financial expert

Amy E. Miles was the Chief Executive Officer and a director of Regal Entertainment Group, Inc., or Regal Entertainment, a leading theatre exhibition company, having held these positions from 2009 through 2018, and its Chair of the Board from 2015 to 2018. From 2002 to 2009, Ms. Miles served as Executive Vice President, Chief Financial Officer and Treasurer of Regal Entertainment. Ms. Miles also served as Chief Executive Officer of Regal Cinemas, Inc., or Regal Cinemas, from 2009 to 2018, and its Executive Vice President, Chief Financial Officer and Treasurer from 2000 to 2009. Ms. Miles joined Regal Cinemas in 1999 as Senior Vice President of Finance. Previously, Ms. Miles was with Deloitte & Touche, LLP and PricewaterhouseCoopers LLP.

Ms. Miles has been a director of Norfolk Southern Corporation, a transportation company, since 2014 and non-executive Chair of the Board since 2022, serving as the Chair of the Executive Committee. Ms. Miles has been a director of The Gap, Inc., an apparel retail company, since 2020, and chairs the Audit and Finance Committee and is a member of the Governance and Sustainability Committee. Ms. Miles was a director of National CineMedia, Inc., a cinema advertising company, from 2011 to 2015. She was a director of Townsquare Media, Inc., a radio, digital media, entertainment, and digital marketing solutions company, from 2014 until 2016. Ms. Miles serves on the board of trustees of the Boys and Girls Club of Eastern Tennessee. Ms. Miles received an undergraduate degree from the University of Tennessee.

Qualifications

Our Board concluded that Ms. Miles should serve on our Board based on Ms. Miles’ board and senior executive-level expertise, including her experience as chief executive officer and chief financial officer of a large public company and her extensive finance, accounting, and management expertise in marketing and strategic planning, and public board experience. Given her leadership and financial experience, Ms. Miles has been determined to be an Audit Committee financial expert by our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE 12 NOMINEES TO THE BOARD OF DIRECTORS.

20   ï 2024 Proxy Statement

Corporate Governance

Corporate Governance

Board of Directors Corporate Governance Highlights

Our Board of Directors, or Board, is governed by our Amgen Board of Directors Corporate Governance Principles which are amended from time to time to incorporate certain current best practices in corporate governance. Our Corporate Governance Principles may be found on our website at www.amgen.com(1) and are available in print upon written request to the Company’s Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799. The Board’s corporate governance practices, and stockholder rights include the following:

Board Governance Practices

•

Lead Independent Director. The independent members of the Board elect a lead independent director on an annual basis. The lead independent director has robust responsibilities and authorities as discussed below. Robert A. Eckert currently serves as our lead independent director. Mr. Eckert has been our lead independent director since May 2016 and was re-elected by our Board on March 6, 2024 to serve as lead independent director, subject to his re-election to the Board by our stockholders at our 2024 Annual Meeting of Stockholders, or Annual Meeting.

•	Regular Executive Sessions of Independent Directors. Our independent directors meet privately on a regular basis. Our lead independent director presides at such meetings.

•

Board Access to Management. We afford our directors ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations, and results, and have regular meetings in executive sessions with the Board and committees.

•

Board Authority to Retain Outside Advisors. Our Board and its committees have the authority to retain independent advisors and counsel. The Audit Committee has the sole authority to appoint, compensate, retain, and oversee the independent registered public accountants. The Compensation and Management Development Committee, or

Compensation Committee, has the sole authority to appoint, compensate, retain, and oversee compensation advisors for senior management compensation review. The Governance and Nominating Committee, or Governance Committee, has the sole authority to appoint, retain, and replace search firms to identify director candidates and compensation advisors for our directors’ compensation review.

•	Independent Board Members on Key Standing Committees. The Board has four key standing committees:

–	Governance Committee;

–	Audit Committee;

–	Corporate Responsibility and Compliance Committee, or Compliance Committee; and

–	Compensation Committee.

Each director on key standing committees has been determined by the Board to be independent under The NASDAQ Stock Market listing standards and the requirements of the Securities and Exchange Commission, or SEC.

•

Regular Board and Committee Evaluations. The Board and the Audit, Compensation, Compliance, and Governance Committees each conduct an annual evaluation process. We provide more information regarding the Board and committee evaluations on pages 32-33.

•

Management Succession Oversight. Our Board oversees Chief Executive Officer, or CEO, and senior management succession planning. Directors engage with potential CEO, executive, and senior management successors at Board and committee meetings. The Compensation Committee has an effective process for monitoring and determining our CEO’s compensation and performance and holds sessions on succession annually. All independent members of the Board are invited to attend the Compensation Committee sessions on succession. Our Board also establishes steps to address succession to respond to unexpected vacancies in the event of an emergency.

(1)	Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

 ï 2024 Proxy Statement 21

Corporate Governance

•

Solicitation of Stockholder Perspectives. The Board believes that engagement with stockholders is a source of valuable information and perspectives on the Company. The Board has requested that management solicit input from investors on behalf of the Board and the lead independent director has also met directly with stockholders when appropriate. We provide more information regarding our stockholder engagement program on pages 60-61.

•

Majority Approval Required for Director Elections. If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of the votes cast in favor for his or her election in an uncontested election, the Board will adhere to the director resignation policy as provided in our Amended and Restated Bylaws of Amgen Inc., or Bylaws. We provide more information on our majority voting standard on page 131.

•

Director Limitation on Number of Boards and Annual Review of Director Commitment Levels. A director who is currently serving as our CEO should not serve on more than two outside public company boards. No director should serve on more than five public company boards (Amgen plus four outside boards). As part of its nominating process, the Governance Committee conducts an annual review of director commitment levels and shares its findings with the Board. Presently, our CEO serves on one outside public company board and no director serves on more than two outside public company boards.

•	Continuous Board Refreshment. We have appointed eight new members to our Board since 2016 and our average Board tenure for our director nominees is approximately 6.3 years.(1)

•

Board Diversity. The Governance Committee and Board view diversity as a priority, consider diversity in their determinations of director candidates, and seek representation across a range of attributes. Diversity includes race, ethnicity, age, and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience, scientific and academic expertise, geography, and personal background. To support the diversity of our Board, our Governance Committee actively seeks diverse candidates, including women and candidates from underrepresented ethnic and racial groups, as part of its search for new directors.

•

Director Retirement Age. The Board has established a retirement age of 75. A director is expected to retire from the Board on the day of the annual meeting of stockholders following his or her 75th birthday.

•

Director Changes in Circumstances Actively Evaluated. If a director has a significant change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she shall offer his or her resignation to the Chair of the Governance Committee. If the affected director is the Chair of the Governance Committee, he or she may offer his or her resignation to the Chair of the Board or the lead independent director. The Governance Committee then determines whether to accept the resignation based on what it believes to be in the best interests of the Company and our stockholders. Directors notify the Chair of the Governance Committee prior to accepting an invitation to serve on a public or private company board to permit the Governance Committee to evaluate the relationship for a potential conflict of interest and to confirm that the director continues to have time available to perform his or her duties.

•

Director Outside Relationships Require Pre-Approval. Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

•

Active Management of Director Conflicts of Interest. If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman of the Board or the Chair of the Governance Committee. All directors are expected to recuse themselves from any discussion or decision found to affect their personal, business, or professional interests.

Stockholder Rights

•	Single Class of Shares. We have a single class of shares with equal voting rights. One share equals one vote.

(1)	Includes Dr. Mary E. Klotman as a director nominee, who is standing for initial election at this Annual Meeting.

22   ï 2024 Proxy Statement

Corporate Governance

•

Proxy Access. Our Bylaws permit proxy access for director nominations. Eligible stockholders with an ownership threshold of 3% who have held their shares for at least 3 years and who otherwise meet the requirements set forth in our Bylaws may have their nominees up to the number of directors constituting the greater of 20% of the total number of directors or two nominees of our Board included in our proxy materials. Up to 20 eligible stockholders may group together to reach the 3% ownership threshold. In the course of designing our proxy access provisions, we carefully considered each element in the interest of our stockholders as a whole, including that the number of stockholders who may group together (20) would afford those stockholders likely to utilize proxy access with the opportunity to do so.

•	Action by Written Consent. Our Amgen Inc. Restated Certificate of Incorporation permits stockholders to act by written consent in lieu of a meeting upon the request of the holders of at least 15% of our outstanding common shares who otherwise meet the requirements of our Certificate of Incorporation.

•

Special Meetings. Our Bylaws permit stockholders to request that the Company call a special meeting upon the written request of the holders of at least 15% of our outstanding common shares who otherwise meet the requirements set forth in our Bylaws.

•	No Supermajority Vote Provisions. We have a simple majority voting standard to amend our Certificate of Incorporation and Bylaws.

•	No Poison Pill. We do not have a shareholder rights plan, or poison pill.

Board Leadership Structure

Our current Board leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals.

Annual Evaluation of Board Leadership Structure and Annual Election of Lead Independent Director. The Board evaluates the leadership structure annually. As part of this annual evaluation process, the Board reviews its leadership structure, including whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders. The Board also considers:

•	The effectiveness of the policies, practices, and people in place at the Company to help ensure strong, independent Board oversight;

•	The Company’s performance and the effect the leadership structure could have on its performance;

•	The Board’s performance and the effect the leadership structure could have on the Board’s performance;

•	The Chairman’s performance in the role;

•	The lead independent director’s performance in the role;

•	The views of the Company’s stockholders; and

•	The practices at other companies and trends in governance.

In the circumstance that the Board determines that it remains in the best interests of the Company and its stockholders that the CEO serve as Chairman, the independent members of the Board then elect a lead independent director from the independent members of the Board. The last review was completed in March 2024, and as a result of such review, the Board has determined that it continues to be in the best interests of the Company and our stockholders to have Robert A. Bradway, our CEO and President, serve as Chairman, coupled with an active lead independent director. As such, Mr. Bradway holds the position of Chairman, CEO, and President, and Mr. Eckert serves as the lead independent director.

Overview of Lead Independent Director Responsibilities. The responsibilities of the lead independent director are well-defined. The lead independent director engages in regular communication with the independent directors, including in independent directors sessions. The lead independent director keeps Mr. Bradway apprised of any concerns, issues, or determinations made during the independent sessions, and consults with Mr. Bradway on other matters pertinent to the Company and the Board.

 ï 2024 Proxy Statement 23

Corporate Governance

Lead Independent Director Responsibilities

The lead independent director’s responsibilities outlined in our Corporate Governance Principles include:

•   Approving meeting agendas for the Board;

•   Assuring that there is sufficient time for discussion of all meeting agenda items;

•   Previewing the information to be provided to the Board;

•   Having the authority to call meetings of the independent directors;

•   Organizing and leading the Board’s evaluation of the CEO;

•   Serving as a liaison between the Chairman and the independent directors;

•   Leading the Board’s annual self-evaluation;

•   Ensuring that he/she is available for consultation and direct communication, if requested by major stockholders; and

•   Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

In addition to the responsibilities outlined above, our lead independent director also:

•	Meets with the Chairman prior to each regular meeting of the Board and its committees to discuss, provide input on, and approve the agendas;

•	With the Chairman, determines who attends Board meetings, such as members of management or outside advisors, and presenters;

•	Has one-on-one discussions with each independent director, including as part of the Board’s annual evaluation process;

•	Attends all committee meetings, including those committees for which he is not a member (at his discretion) and has access to all committee materials;

•	Attends significant management events (such as meetings of executives), providing opportunities for leadership effectiveness assessments;

•	Has the authority to engage independent consultants;

•	Is regularly apprised of inquiries from stockholders;

•	Interviews Board candidates; and

•	Has an increased role in crisis and risk management, as appropriate.

Independent Directors Roles and Responsibilities. Our highly independent Board (11 of our 12 director nominees) possesses a deep and broad set of skills and experiences.

Independent Directors Sessions. A meeting of the independent directors is scheduled at every regular Board meeting and the independent directors meet in an executive session without Mr. Bradway to review matters, including Company performance, management effectiveness, proposed programs and transactions, and the Board meeting agenda items. These independent sessions are organized and chaired by our lead independent director and our lead independent director provides direct feedback to Mr. Bradway after these executive sessions.

Independent Committee Leadership. The Audit, Compensation, Compliance, and Governance Committees are each composed solely of, and led by, independent directors and provide independent oversight of management and its Board-delegated duties. In addition:

•	Each committee Chair meets with management in advance of meetings to review and refine agendas, add topics of interest, and review and comment on materials to be delivered to the committee;

•	Each committee Chair provides a report summarizing committee meetings to the full Board at each regular meeting of the Board;

•

Each committee meeting includes adequate time for executive session and the committees meet in executive session on a regular basis with no members of management present (unless otherwise requested by the committee);

•	Each committee effectively manages its Board-delegated duties and communicates regularly with the Chairman, lead independent director, the Board, and members of management; and

•	Every director has access to all committee materials.

Corporate Governance Structure. The Board believes our corporate governance structure, with its strong emphasis on independence, an active lead independent director, and strong Board and committee involvement, provides sound and robust oversight of management.

Benefits of Combined Leadership Structure. Following the annual evaluation of the governance structure, the Board continues to believe that the Company and our stockholders are best served by having

24   ï 2024 Proxy Statement

Corporate Governance

Mr. Bradway in the role of Chairman (subject to his re-election to the Board) and CEO for the following reasons:

•

Mr. Bradway is most familiar with our business and the unique challenges we face. Mr. Bradway’s day-to-day insight into our challenges facilitates timely deliberation by the Board of important matters.

•

Mr. Bradway has and will continue to identify agenda items and lead effective discussions on the important matters affecting us. Mr. Bradway’s knowledge and extensive experience regarding our operations and the highly-regulated industries and markets in which we compete position him to identify and prioritize matters for Board review and deliberation.

•

As Chairman and CEO, Mr. Bradway serves as an important bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges. The Board believes that Mr. Bradway brings a unique, stockholder-focused insight to assist the Company to most effectively execute its strategy and business plans to maximize stockholder value.

•

The strength and effectiveness of the communications between Mr. Bradway as our Chairman and Mr. Eckert as our lead independent director result in comprehensive Board oversight of the issues, plans, and prospects of our Company.

•

This leadership structure provides the Board with more complete and timely information about the Company, a unified structure and consistent leadership direction internally and externally and provides a collaborative and collegial environment for Board decision making.

Flexibility of the Leadership Structure. The Board is committed to high standards of corporate governance. The Board values its flexibility to select its optimal leadership structure to best serve the Company’s and stockholders’ best interests based on the qualifications of individuals available, circumstances existing at the time, and Company’s particular needs. As such, the Board annually evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders.

The Board’s Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support execution of our strategy and achievement of the Company’s objectives to improve long-term operational and financial performance and enhance stockholder interests. Our Board believes that a fundamental part of risk management is understanding the risks that we face, adopting appropriate controls and mitigation activities for such risks, monitoring these risks, and responding to emerging developments for such risks.

We have a Company-wide Enterprise Risk Management, or ERM, program, to identify, assess, manage, report, and monitor enterprise-level risks that may affect our ability to achieve the Company’s objectives. The ERM program is overseen by our Executive Vice President and Chief Financial Officer and, in 2023, was chaired by our Chief Audit Executive. Annually, we evaluate the greatest risks to our business, their underlying risk drivers, and the associated mitigation activities, maturity, and controls. Our Enterprise Risk Council, a cross-functional group of the Company’s business leaders representing all key business functions, works to identify and assess risks that meet the pre-established criteria constituting an enterprise-level risk, and confirms that there is clear accountability and appropriate mitigation plans are in place, including monitoring and reporting. Additionally, emerging risks that do not rise to the level of enterprise-level risks, are assessed, discussed, and actively managed and monitored. We believe that the areas of risk that are fundamental to the success of our enterprise and rise to enterprise-level risks include the areas of product development, safety and surveillance, supply and quality, value (which includes pricing) and access, sales and promotion, business development (including the optimization and integration of our October 2023 acquisition of Horizon Therapeutics plc, or Horizon), as well as protecting our assets (financial, intellectual property, and information, including cybersecurity and artificial intelligence), all of which are managed by senior executive management reporting directly to our CEO. The enterprise-level risks are overseen by the Board and the appropriate Board committee (as discussed further below). The Board receives regular risk reporting from senior management, including an annual detailed review of the ERM program and key enterprise-level and emerging risks, as well as during the Board’s strategic planning activities, budget reviews and approvals, capital plan reviews and

 ï 2024 Proxy Statement 25

Corporate Governance

approvals, and through reviews of compliance issues at the applicable committees of our Board, as appropriate. For example, given the large size and scope of our Horizon acquisition, our risk mitigation plans for our integration of Horizon have been a topic regularly brought to and reviewed by the Board and its committees. For topics allocated to specific committees for their oversight (as discussed below), that committee’s Chair oversees the committee’s annual calendar and meeting agendas so that the Company’s activities in support of its compliance are assessed regularly. For example, Amgen’s policies and processes regarding antitrust and competition regulation are reviewed with the Compliance Committee as one of its areas of oversight. Committee activities and discussions are reported to the Board by each of the committee Chairs for the Board’s information and oversight at each regular Board meeting, or more frequently as needed, and such reports can provide additional detail on risk management issues and management’s response.

Each Board committee has primary risk oversight responsibilities aligned with its areas of focus described below.

Committee	Primary Risk Oversight Responsibilities

Governance and Nominating

•   Oversees governance risk, including Board membership and the assessment of each member of the Board’s independence, as well as the compliance with our Corporate Governance Principles and Board of Directors’ Code of Conduct. Also oversees Board and committee effectiveness, including annual evaluations, director commitment levels, and Board succession planning.

Audit

•   Oversees internal controls over financial reporting, as well as internal audit and independent registered public accountants, as well as financial risk, such as capital risk, tax risk, sourcing risk, and financial artificial intelligence and assurance compliance risk.

Compensation and Management Development

•   Oversees human capital management, as well as executive talent management, development, and succession planning. Also oversees labor and employment and diversity, inclusion, and belonging activities, our compensation policies and practices and incentive program administration and design, including whether such policies, practices, and incentive programs balance risk-taking and rewards in an appropriate manner (as discussed further below), align with stockholders’ interests, and are consistent with emerging best practices.

Corporate Responsibility and Compliance

•   Oversees non-financial compliance risk, such as regulatory risks associated with the requirements of U.S. federal health care programs, the FDA and other regulatory agencies, and risks associated with privacy, trade compliance, antitrust and competition, anti-bribery and anti-corruption, information systems and security (including artificial intelligence and cybersecurity), value (which includes pricing philosophy and practice) and access, government affairs, public policy, and aspects of environmental sustainability, social responsibility, and corporate governance, or ESG (including environmental sustainability and corporate philanthropy), and our reputation. Also oversees staff member compliance with the global Code of Conduct.

26   ï 2024 Proxy Statement

Corporate Governance

Codes of Business Conduct

Our Board has adopted an Amgen Board of Directors’ Code of Conduct (that applies to our Board) and a global Code of Conduct (that applies to our Board, all our staff, and others conducting business on our behalf). Annual training on the global Code of Conduct is required of all of our staff and our Board participates in such training. We also have a code of ethics for senior financial officers. To view our codes of business conduct and ethics, please visit our website at www.amgen.com.(1)

We intend to disclose any future amendments to certain provisions of our codes of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers on our website if such disclosure is required by SEC or NASDAQ rules. There were no waivers of any of our codes of business conduct or code of ethics in 2023.

Board Meetings

The Board held 7 meetings in 2023 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. It is the Company’s policy that all current directors attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. Each of our directors serving at the time of our 2023 Annual Meeting attended our 2023 Annual Meeting.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of our lead independent director and other members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business, or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the Chair of the Governance Committee. For information on our engagement with our stockholders since the 2023 Annual Meeting, please see pages 60-61 of our Compensation Discussion and Analysis.

(1)	Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

 ï 2024 Proxy Statement 27

Corporate Governance

Board Committees and Charters

The Board has four key standing committees: Governance; Audit; Compliance; and Compensation. The Board maintains charters for each of these standing committees and these charters are evaluated annually. The Compensation Committee has delegated certain responsibilities to an Equity Award Committee. In addition, an Executive Committee of the Board has all of the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters, including Board composition and compensation, changes to our Certificate of Incorporation, or any other matter expressly prohibited by law or our Certificate of Incorporation. The Executive Committee did not meet in

2023. In addition, the Board has adopted a written set of Corporate Governance Principles and the Amgen Board of Directors’ Code of Conduct that generally formalize practices we have in place. To view the charters of our standing Board committees, our Corporate Governance Principles, and the Board of Directors’ Code of Conduct, please visit our website at www.amgen.com.(1)

Governance and Nominating Committee

Current Members:

Greg C. Garland (Chair)

Michael V. Drake

Robert A. Eckert

Charles M. Holley, Jr.

Ellen J. Kullman

Amy E. Miles

Ronald D. Sugar

R. Sanders Williams

Number of Meetings Held in 2023: 5

Each member has been determined by the Board to be independent under The NASDAQ Stock Market listing standards and the requirements of the SEC.

Description and Key Responsibilities:

Description and Key Responsibilities:

•   Determines Board membership qualifications and maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. The Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as Appendix A.

•   Selects, evaluates, and recommends to the Board nominees to stand for election at the annual meeting of stockholders and to fill vacancies as they arise as more fully described in “Process for Selecting Directors, Director Qualifications, and Board Diversity” below.

•   Recommends to the Board the appointment of a lead director.

•   Reviews the performance of the Board and its committees and is responsible for ensuring the availability of an orientation program for new Board members and director education.

•   Recommends to the Board nominees for appointment as executive officers and certain other officers.

•   Evaluates and makes recommendations to our Board regarding compensation for non-employee Board members, including minimum retention and ownership levels of Company stock by Board members. (Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.)

•   Monitors the independence of the Board and evaluates questions of possible conflicts of interest of members of the Board.

•   Oversees the Board’s Corporate Governance Principles and the Amgen Board of Directors’ Code of Conduct applicable to members of the Board.

The Governance Committee has authority to delegate these functions to a subcommittee of its members, but no delegation of authority was made in 2023.

(1)	Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

28   ï 2024 Proxy Statement

Corporate Governance

Summary of Director Nominee Core Experiences and Skills

Our Board consists of a diverse group of highly qualified leaders in their respective fields. All of our director nominees have senior leadership experience at large organizations, and have gained significant and diverse management experience (including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development). Many of our director nominees also have public company experience (serving as chief executive officers or chief financial officers, on boards of directors and board committees), an understanding of corporate governance practices and trends, and bring unique perspectives to the Board. A number of our director nominees have extensive scientific and healthcare expertise relevant to our industry, including pioneering scientific research and experience leading important academic and healthcare institutions. The Board and the Governance Committee believe the skills, qualities, attributes, experience, and diversity of our director nominees provide us with a wide range of perspectives to address our Company’s evolving needs and represent the best interests of our stockholders.

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a leading global innovator in biotechnology. The following chart summarizes the competencies of each director nominee and the details of each nominee’s competencies are included in each nominee’s biography.

The lack of a “✓” for a particular item does not mean that the director nominee does not possess that qualification, characteristic, skill, or experience. Each of our Board members have experience and/or skills in the enumerated areas, however, the ✓ is designed to indicate that a director nominee has a particular strength in that area.

(1)	Includes Dr. Mary E. Klotman as a director nominee, who is standing for initial election at this Annual Meeting.

 ï 2024 Proxy Statement 29

Corporate Governance

In compliance with NASDAQ’s Board Diversity Rule, the table below provides certain highlights of the composition of our current Board members.

	As of January 20, 2023		As of January 20, 2024(1)

Total Number of Directors	13		13

	Female	Male	Female	Male

Part I: Gender Identity

Directors	3	10	3	10

Part II: Demographic Background

African American or Black	1	1	1	1

Asian	–	1	–	1

White	2	8	2	8

(1)

Given the timing of this disclosure, this table provides the current composition of our Board members and does not include Dr. Mary E. Klotman, who is standing for initial election at this Annual Meeting.

Process for Selecting Directors, Director Qualifications, and Board Diversity

Board Composition. Board composition is one of the most critical areas of focus for the Board. Reflecting our Board’s commitment to refreshment, the Board has appointed eight new directors since 2016.(2)

Our Governance Committee regularly screens and recommends candidates for nomination by the full Board and, among other things, considers feedback received during the annual Board and committee evaluation process, investor feedback, our qualification guidelines and skills matrix, director commitment levels (with consideration given to public company leadership roles and outside commitments) and diversity. The Governance Committee will consider recommendations for director candidates made by stockholders and evaluate them using the same criteria as for other candidates.

Director Qualifications and Board Diversity. Our Governance Committee is responsible for determining Board membership qualifications and for selecting, evaluating, and recommending to the Board nominees for annual election to the Board and to fill vacancies as they arise. The Governance Committee reviews regularly and reports to the Board on the composition and size of the Board, and makes recommendations, as necessary, so that the Board maintains at least the minimum number of independent directors required by applicable laws and regulations, composition requirements of the Audit and Compensation Committees, and reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity advisable and required by applicable laws and regulations for the Board as a whole.

The Governance Committee and Board view diversity as a priority, consider diversity in their determinations of director candidates, and seek representation across a range of attributes. To support the diversity of our Board, our Governance Committee actively seeks diverse candidates, including women and candidates from underrepresented ethnic and racial groups, as part of its search for new directors.

The Governance Committee determines and oversees guidelines for selecting nominees to serve on the Board and for considering stockholder recommendations for nominees. The Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as Appendix A.

(2)	Includes Dr. Mary E. Klotman as a director nominee, who is standing for initial election at this Annual Meeting.

30   ï 2024 Proxy Statement

Corporate Governance

Among other things, under the Board of Directors Guidelines for Director Qualifications and Evaluations, each Board member must possess:

•	A demonstrated breadth and depth of management and leadership experience;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to the Company’s business;

•	The ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders;

•	The ability to comply with the Amgen Board of Directors’ Code of Conduct; and

•	A demonstrated ability to think independently and work collaboratively.

Continuous Board Refreshment

Our Board is committed to strong refreshment practices to continuously align the composition of the Board and its leadership structure with our long-term strategic needs. The Board, led by the Governance Committee, has an ongoing process for identifying, evaluating, and selecting directors, and these decisions are also informed by the annual Board and committee evaluation process described below. Our Governance Committee uses a variety of methods to help identify potential Board candidates and considers an assessment of current Board skills, background, diversity, independence, experience, tenure, and anticipated retirements to identify gaps that may need to be filled through the Board refreshment process.

Board Nominee Composition: 8 new directors since 2016 4 women 3 ethnically/racially diverse directors Review by the full Board Independent Search Firms Stockholders Independent Directors Consider Guidelines for Director Qualifications and Evaluations (Appendix A) Consider skills matrix Include women and diverse director candidates in the list from which director nominees are recommended Review independent and potential conflicts Evaluate candidates Continuous Board Refreshment Candidate Pool Sourced, Maintained and Updated Governance Committee Review Recommend Candidates to the Board Select Directors

Director Education

Our Board believes that director education is important to the ability of directors to fulfill their roles and supports Board members in their continuous learning. The Board encourages directors to participate in continuing education programs, and we reimburse directors for their expenses associated with this participation. During Board and committee meetings, as well as sessions to discuss strategy, education and information sessions are provided on specific subjects by internal and external experts. New

(1)	The Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as Appendix A.

 ï 2024 Proxy Statement 31

Corporate Governance

directors also participate in our director orientation program. Additionally, at the director’s discretion, directors may attend any committee meetings,

including those committees for which he or she is not a member, and has access to all committee materials.

Regular Board and Committee Evaluations

Board and committee evaluations play a critical role in supporting the effective functioning of our Board. Through evaluations, our directors review where they believe our Board functions effectively and, importantly, areas where our Board thinks there may be opportunities for improvement, including through Board refreshment.

Annual Board and Committee Evaluation Process

Planning The Governance Committee oversees the Board evaluation process. In consultation with our lead independent director, and the committee Chairs, a framework for evaluation is established, including a review of topics for evaluation that are incorporated in the evaluation forms used by the Board and committees. Committee Evaluations and Assessment Formal annual anonymous evaluations of the Audit, Compensation, Compliance, and Governance Committees are collected, compiled, and distributed in advance of the scheduled discussion by each committee in executive session (typically in October). The evaluations include open-ended questions and space for candid commentary. All comments are unattributed, include verbatim, and shared with the full Board and each applicable committee. Each committee chair reports out to the full Board on these assessments for review and discussion. One-on-One Discussions Our lead independent director conduct one-on-one discussions with each independent director. These candid conversations allow for direct and honest feedback on varied aspects of our Boards operations. Board Evaluation and Assessment Annual anonymous evaluations of the Board are collected, complied, and distributed in advance of the scheduled discussion by the full Board in executive session (typically in December) and informed by the results of the committee-level evaluation discussions as well as the one-on-one discussions conducted by the lead independent director. Follow-up Policies, practices, and the composition of our Board and its committees are modified, as appropriate, based on evaluation findings, one-on-one discussions, are follow-up items are discussed at subsequent Boars and committee meetings. Ongoing Our directors are encouraged to convey ongoing feedback to our lead independent director or the Governance Committee during any executive session throughout the year.

Evaluation Results. The Audit, Compensation, Compliance, and Governance Committees each completed their committee evaluations and assessments in October 2023 and such evaluations were included as part of the total evaluation by the Governance Committee in December 2023. The Board completed its evaluation in December 2023. Each committee and the Board was considered to be operating effectively, and each committee and the Board was satisfied with its performance.

Ongoing Feedback. Our directors provide real-time feedback throughout the year outside of the formal evaluation process and have open access to management and third-party advisors. Additionally, executive sessions of directors (without management) are scheduled for every regular Board and committee meeting to identify any issues and assess whether meeting objectives were satisfied.

32   ï 2024 Proxy Statement

Corporate Governance

Changes Implemented. Based on the annual Board and committee evaluation process, ongoing feedback provided by directors, and one-on-one discussions between our lead independent director and each independent director, changes to Board practices have included enhancements to our committee structure and composition, additional presentations on various topics, including strategy, and the addition of new directors.

Director Independence

At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors: Wanda M. Austin; Michael V. Drake; Brian J. Druker; Robert A. Eckert; Greg C. Garland; Charles M. Holley, Jr.; S. Omar Ishrak; Tyler Jacks; Ellen J. Kullman; Amy E. Miles; Ronald D. Sugar; and R. Sanders Williams was independent during 2023 under The NASDAQ Stock Market listing standards and the requirements of the SEC. The Board has also determined that Mary E. Klotman, who is standing for initial election to the Board, is independent under these listing standards and SEC requirements. Mr. Bradway is not independent based on his service as our CEO and President. Mr. Bradway is the only director who also serves in a management capacity. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director or any member of his or her immediate family, and us or any of our subsidiaries or affiliates based on information provided by the director, our records, and/or publicly available information.

All of the reviewed transactions and arrangements were entered into in the ordinary course of business and none of the business transactions, donations, or grants involved an amount that (i) exceeded the greater of 5% of the recipient entity’s revenues or $200,000 with respect to transactions where a director or any member of his or her immediate family or spouse served as an employee, officer, partner, director, or controlling shareholder, or (ii) exceeded $10,000 with respect to professional or consulting services provided by entities at which directors serve as professors or employees.

The following types and categories of transactions, relationships, and arrangements were considered by our Board in making its independence determinations:

•

Each of the independent directors (or their immediate family members) currently serves or has previously served within the last three years as a professor, trustee, director, or member of a board, advisory board, council, or committee for one or more colleges, universities, or non-profit charitable organizations, including research or scientific institutions, to which the Amgen Foundation has made grants or matching donations under the Amgen matching gift program that is available to all of our employees and directors.

•

Each of the independent directors (or their immediate family members) currently serves, or has previously served within the last three years, as a member of the board of directors, the board of trustees, or an advisory board for an entity with which Amgen has business transactions or to which Amgen or the Amgen Foundation makes donations or grants. These business transactions include, among other things(1), purchasing of scientific, office and computing supplies and equipment, software licenses, payment of fees or memberships, and expenses relating to repair and maintenance, clinical trials, research and development and training, sponsorship of, healthcare programs, internship programs, and conferences, financial advisory, investment management, investment advisory and consulting services, and reimbursement of business-related expenses incurred by our staff (such as for transportation, gas, and food purchases).

•

Wanda M. Austin, Brian J. Druker, Tyler Jacks, and R. Sanders Williams currently serve as professors for universities, Mary E. Klotman currently serves as the Duke University Executive Vice President for Health Affairs and the Dean of Duke’s School of Medicine, and Michael V. Drake currently serves as the President of the University of California, to which Amgen has made payments for certain business transactions such as symposiums, conferences and exhibits, postdoctoral research programs, clinical trials, training and research and development, software licenses and maintenance, as well as for grants from the Amgen Foundation.

(1)	In connection with our acquisition of Horizon Therapeutics plc on October 6, 2023, we acquired pre-existing license agreements with academic institutions associated with certain of our directors.

 ï 2024 Proxy Statement 33

Corporate Governance

None of the directors, directly or indirectly, provides any professional or consulting services to us and none of the directors currently has or has had any direct or indirect material interest in any of the above transactions and arrangements. The Board determined that these transactions and arrangements did not warrant a determination that any of our directors were not independent.

Governance Committee Processes and Procedures for Considering and Determining Director Compensation

The Governance Committee has the authority to evaluate and make recommendations to our Board regarding director compensation.

•

The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the Governance Committee has the authority to retain consultants to advise on director compensation matters. No executive officer has any role in determining or recommending the form or amount of director compensation.

•

Based on the analysis provided by Frederic W. Cook and Co., or FW Cook, as consultant to the Governance Committee, the Governance Committee approved changes to director compensation effective for 2024, the first increase since 2021, to align with market practice and attract and retain high-quality director candidates in a competitive global marketplace. For more information regarding director compensation, see “Director Compensation—Changes to Director Compensation for 2024.”

Audit Committee

Current Members:

Charles M. Holley, Jr.* (Chair)

Wanda M. Austin

Ellen J. Kullman*

Amy E. Miles*

*Audit Committee financial expert

Number of Meetings Held in 2023: 10

Each member has been determined by the Board to be independent under The NASDAQ Stock Market listing standards and the requirements of the SEC, including the requirements regarding financial literacy and sophistication.

Description and Key Responsibilities:

•   Oversees our accounting and financial reporting process and the audits of the financial statements, as required by NASDAQ.

•   Assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of our financial accounting and reporting, the underlying internal controls and procedures over financial reporting, and the audits of the financial statements.

•   Has sole authority for the appointment, compensation, and oversight of the work of the independent registered public accountants.

•   Reviews and discusses, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements to be included in our Annual Report on Form 10-K and earnings press releases.

•   Approves related party transactions.

•   Reviews any violations or alleged violations of the Company’s Code of Ethics for the CEO and Senior Financial Officers.

Audit Committee Oversight of the Independent Registered Public Accountants

•   Auditor Selection. Evaluates the qualifications and performance of our independent registered public accountants each year and appoints the independent registered public accountants annually.

•   Audit Partner Selection. Participates directly in the selection of the lead engagement partner through an interview process.

•   Audit Firm Evaluation. Considers the quality and efficiency of the services provided, and the independent registered public accountants’ technical expertise and knowledge of our operations and industry.

•   Audit Firm Services. Pre-approves services.

34   ï 2024 Proxy Statement

Corporate Governance

Corporate Responsibility and Compliance Committee

Current Members:

Ronald D. Sugar (Chair)

Michael V. Drake

Brian J. Druker

S. Omar Ishrak

Tyler Jacks

R. Sanders Williams

Number of Meetings Held in 2023: 5

Each member has been determined by the Board to be independent under The NASDAQ Stock Market listing standards and the requirements of the SEC.

Description and Key Responsibilities:

•   Oversees our compliance program and reviews our programs in a number of areas governing ethical conduct including:

-  U.S. federal health care program requirements;

-  U.S. Food and Drug Administration requirements and other regulatory agency requirements, including good manufacturing, clinical and laboratory practices, drug safety and pharmacovigilance activities;

-  interactions with members of the healthcare community;

-  the Company’s Corporate Integrity Agreement;

-  anti-bribery/anti-corruption risks;

-  environmental sustainability and social responsibility;

-  employee health and safety;

-  information security, including cybersecurity and artificial intelligence; and

-  government and legislative affairs, including our Political Action Committee.

•   Receives regular updates on value (which includes pricing) and access, political, social, and environmental trends, and public policy issues that may affect our reputation, including our business or public image, and reviews elements of our corporate responsibility, and philanthropic activities.

About Our Compliance Program

Amgen’s Compliance Program is designed to promote ethical business conduct and compliance with applicable laws and regulations. The key objectives of our compliance program operations include:

•	Developing policies and procedures;

•	Providing ongoing compliance training and education;

•	Auditing and monitoring compliance risks;

•	Maintaining and promoting avenues for staff to raise concerns without fear of retaliation, including anonymously through a business conduct hotline;
•	Conducting investigations;

•	Responding appropriately to any compliance violations;

•	Taking appropriate steps to detect and prevent recurrence, including by implementing appropriate corrective and preventive actions; and

•	Promoting an ethical culture.

Our Chief Compliance Officer, who reports to the CEO and the Compliance Committee, oversees the ongoing operations of the compliance program.

 ï 2024 Proxy Statement 35

Corporate Governance

Our Approach to Environmental Sustainability, Social Responsibility, and Human Capital Management(1)

Our responsibility to operate as a good corporate citizen begins with our mission to serve patients and is supported by our long-standing focus on using resources responsibly to support the sustainability of our business and the global environment.

Oversight and Governance

Our environmental sustainability, social responsibility, and corporate governance, or ESG, efforts are governed at the highest levels and includes Board and committee oversight, executive-level leadership, and subject-matter experts who lead initiatives across our business.

Board Oversight. The Board and its applicable committees provide guidance and oversight to management with respect to ESG matters. The Compliance Committee assists the Board in overseeing our activities in areas that include environmental sustainability and access to medicines. The Compensation Committee provides oversight of our approach to human capital management, including diversity, inclusion, and belonging. The Governance Committee oversees the Company’s corporate governance activities and Board membership. The Audit Committee provides oversight of our disclosure controls and procedures, including those that support our sustainability reporting metrics.

Additionally, management shares feedback received from our stockholders with the Board, including in connection with our governance-focused engagement program. For additional information, please see “Feedback From our Stockholders and Responsive Actions Taken by Our Board” on page 61 of our Compensation Discussion and Analysis.

Management Leadership. A cross-functional, executive-level governance council sets our overall ESG strategy, provides guidance on program implementation, and oversees the continuing enhancement of our programs. This council regularly evaluates current and emerging sustainability-related risk topics that are relevant to our business, including those considered as part of our ERM program. For additional information, please see “The Board’s Role in Risk Oversight” previously discussed.

Our ESG framework currently includes four pillars—Healthy People, Healthy Society, Healthy Planet, and A Healthy Amgen—that serve as organizing principles to address these areas in a holistic way across our business.

Amgen’s ESG Framework

Program Implementation. Each pillar is supported by an initiative steering committee and, together with the oversight of our executive leadership, individual programmatic elements are managed at a business function level. Building on the successful execution of our 2022 ESG goal included as part of our Company performance goals for our annual cash incentive plans, our Compensation Committee approved an expanded ESG goal for 2023 designed to continue to hold management accountable for, and systematically advance towards, the timely achievement of our 2027 environmental sustainability targets, to drive measurable achievement of our Representation in Clinical Research (RISE) objectives (as discussed in the “Social Responsibility” section below), and to expand ownership and accountability for our culture of inclusion deeper into the organization by increasing the number of leaders accountable for action. For additional information, please see “Our Approach to Environmental Sustainability, Social Responsibility, and Corporate Governance” in our Compensation Discussion and Analysis.

(1)	On October 6, 2023, Amgen completed its acquisition of Horizon Therapeutics Limited (formerly known as Horizon Therapeutics plc, or “Horizon”) and this section excludes Horizon.

36   ï 2024 Proxy Statement

Corporate Governance

In addition to our history of strong corporate governance practices, examples of initiatives that support the sustainability of our business, the industry, and our planet described below include our endeavors to strengthen science education and inspire the next generation of scientists, expand access to our medicines and support efforts to strengthen healthcare systems to better serve patients in need worldwide, and pursue a more environmentally sustainable business model.

Environmental Sustainability

As a science-based company committed to advancing human health, Amgen has a long-standing objective to conduct environmentally responsible operations and we regularly set targets to challenge ourselves to deliver further improvements. Since 2007, we have successfully advanced our environmental sustainability program while substantially increasing our global production capacity and patient reach.

Building on the successful execution of our 2013-2020 conservation targets, our 2021-2027 environmental sustainability plan (our third since 2007) includes a target of achieving carbon neutrality in our operations by 2027, while also aiming to further reduce our water use (by 40%) and waste disposed (by 75%).(1)

Our 2027 carbon emissions targets have been approved by the Science Based Targets Initiative (SBTi), a global body enabling businesses to set emissions reductions targets in line with the goals of the Paris Agreement (to limit global warming to 1.5°C above pre-industrial levels).

Our 2027 Environmental Sustainability Plan. To achieve our 2027 goals, we are harnessing our innovative capabilities to become, not just more environmentally sustainable, but also more flexible and productive resulting in reductions in operating costs from such efficiencies over the same period.

Our 2027 plan is designed to drive specific environmental sustainability projects across our operations, including continued investment in highly resource efficient biomanufacturing, smart and integrated facility design, use of on-site solar and other renewable energy sources, electric vehicle fleet conversion, treatment and reuse of water, the reduction and recycling of single-use plastics, and the reduction of consumables packaging. This plan also includes activities designed to address the potential risks and integrate opportunities from climate change into our existing processes for strategic planning, analysis, and risk management.

To support the advancement of our 2027 goals, we issued $750 million of green bonds in 2022, the net proceeds of which have been fully allocated to finance eligible projects that met specific criteria to reduce our impact on the environment. (For more information, please see our Green Bond Allocation Report available at www.amgen.com.(2))

The Road to Net Zero. To help achieve our goal of carbon neutrality by 2027(1), Amgen is focusing on the use of innovative technologies and efficiency projects to reduce carbon emissions from our owned and operated facilities, in addition to sourcing renewable energy. Where renewable sources are not available, we expect to prioritize offsetting based on the quality of the credit or offset.

Sustainability by Design. Amgen helped to invent the processes and tools that created the global biotech industry. As we continue to grow and innovate, we are pioneering advanced technologies and implementing more environmentally responsible approaches throughout the Company that also reduce costs and increase operational efficiency. Amgen Ecovation™ is our approach to innovative and sustainable manufacturing, which we integrate into the upfront design, development, and execution of all new laboratory, manufacturing, and administrative buildings.

(1)

Carbon neutrality goal refers to Scope 1 and 2. Reductions take into account only verified reduction projections, do not take into account changes associated with the contraction or expansion of the Company and are measured against a 2019 baseline.

(2)	Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

 ï 2024 Proxy Statement 37

Corporate Governance

Our innovative approach to biomanufacturing dramatically reduces the scale and costs of making biologic medicines, and vastly reduces water and energy use, while maintaining a reliable, high-quality, compliant supply of medicines.

We are expanding capacity and applying innovation to our facilities with multiple ongoing projects, including in connection with the expansion of our U.S. plants. For example, Amgen Ecovation has guided the design and construction of our new state-of-the-art facilities in Ohio (recently licensed by the FDA) and North Carolina, both of which contain many examples of environmental innovation. These new sites are expected to support our ability to meet the demand for our medicines and bring hundreds of full-time jobs to these regions while expanding our access to diverse talent.

Sustainable Value Chain. Our footprint and focus on sustainability extend beyond our own employees and facilities. As part of our 2027 environmental sustainability plan, in 2022, we established a Scope 3 supplier engagement target to engage with 73%(1) of our suppliers in key categories to support their adoption of science-based carbon emission reduction targets.

Sustainability Reporting. Supported by feedback from our investors, we pursued and received SBTi approval of our 2027 Scope 1 and 2 carbon emissions and Scope 3 supplier engagement targets. Additionally, in response to investor interest, we have expanded and enhanced our sustainability reporting, including by mapping the disclosures in our annual ESG Report to the Sustainability Accounting Standards Board (SASB) standards for our industry, disclosing our annual Consolidated EEO-1 Report, and providing additional information on our approach to political engagement and the patent portfolio for our five top selling products.

Since 2010, Amgen has reported on its alignment with the recommendations of the Task Force on Climate-related Financial Disclosures, or TCFD, through the CDP (formally the Carbon Disclosure Project) disclosure platform. We continue to report to the CDP and, in 2023, performed an initial TCFD-aligned climate scenario analysis and a risk assessment of key facilities to improve our understanding of the physical and transitional effects of climate change as well as inform our future reporting.

United Nations Global Compact. We are a signatory to the United Nations Global Compact, a voluntary initiative based on commitments to implement universal sustainability principles and take steps to support the United Nations Sustainable Development Goals.

Social Responsibility

Improving Patient Access to Medicines. Through patient assistance programs, expanded access to investigational therapies, donations, and other initiatives, Amgen has developed support programs for eligible patients around the world as they seek to obtain the medicines they need.

Amgen Safety Net Foundation (ASNF), a separate legal entity entirely funded by Amgen, supports eligible patients in the U.S. who might go without important medicines because of financial limitations, by providing qualifying Amgen medicines at no cost. In 2023, the commercial value of Amgen’s medicines provided at no cost to uninsured or underinsured patients by ASNF was approximately $2.25 billion.(2)

Over the last five years, Amgen has also donated approximately $278 million worth of Amgen medicines(1) for distribution via leading non-governmental organizations to patients in 24 low- and middle-income countries. These medicines supplement local healthcare system needs and are also supplied to countries in response to humanitarian crises.

(1)	By spend.
(2)	Valued at wholesale acquisition cost.

38   ï 2024 Proxy Statement

Corporate Governance

We continue to offer and implement value-based contracts in an effort to help improve patient access to medicines and offer stakeholders greater budget predictability.

Advancing Health Equity. As part of our mission to serve patients, Amgen is working to improve the diversity and representation of racial and ethnic minority populations in our clinical trial research and to advance dialogue regarding this area across the industry. By addressing some of the barriers to achieving representative patient enrollment in clinical trials, our Representation in Clinical Research (RISE) team is helping Amgen develop medicines studied in participants who better reflect the diverse patient populations impacted by serious illness.

In support of our strategic priority of innovation, RISE has advanced our approach to diverse clinical trial design, site selection, and patient enrollment so that our clinical study participants are more characteristic of the broader patient population. Outside of Amgen, RISE is working with partners to connect more patients from under-represented groups to clinical trials, including through a pilot program with the American Cancer Society Cancer Action Network to screen potential patients at smaller, community-based sites and a project with the Digital Medicine Society to develop digital tools enabling clinical trial participation from home. Further, in 2023, we initiated a cardiovascular study, in collaboration with the Association of Black Cardiologists and the Morehouse School of Medicine, to evaluate the disproportionate association between lipoprotein(a) and cardiovascular risk in African Americans.

We also continue building relationships with leaders and organizations in diverse communities to help address healthcare disparities and increase patient, caregiver, and healthcare provider access to health education.

Supplier Diversity and Responsible Sourcing. Through our U.S. Supplier Diversity Program, we actively engage with small and diverse suppliers, including businesses owned by minorities, service-disabled veterans, and women, as well as disadvantaged suppliers located in historically underutilized business zones. By providing mentorship and education, we are supporting economic development efforts to add jobs, advance entrepreneurship, and procure goods and services at competitive prices, while creating a broader pool of eligible suppliers for Amgen and other large companies. All our employees are guided by the Amgen Values and global Code of Conduct and, similarly, we request our suppliers to conduct their businesses in alignment with our mission and values.

Our supplier sustainability program focuses not only on quality, cost, and reliability but also on ethical, environmental, and social considerations. Our Supplier Code of Conduct formalizes the expectations that we have of our suppliers, and we routinely monitor and measure the sustainability performance of select suppliers.

Science Education. The Amgen Foundation seeks to advance excellence in science education to inspire the next generation of innovators and invest in strengthening communities where our employees live and work.

Since its inception over 30 years ago, the Amgen Foundation has committed over $450 million to non-profit organizations around the world that reflect our core values and complement Amgen’s dedication to impacting lives in inspiring and innovative ways.

•

LabXchange, developed at Harvard University with the financial support of the Amgen Foundation, is a free online science education platform that provides students around the world with access to personalized instruction, virtual lab simulations, and networking opportunities across the global scientific community. By making high-quality, digital science content available to learners and educators everywhere, at no cost, and across multiple disciplines, LabXchange is seeking to create authentic opportunities for young people to increase their access to and, and engagement with, science. Since its launch in 2020, over 40 million users accessed LabXchange, including more than 85% in low- or lower middle-income countries.

In 2022, the Amgen Foundation more than doubled its previous funding to LabXchange with a commitment of $30 million through 2025 to expand the platform’s interactive content offerings, deepen collaborations with STEM organizations worldwide, and pursue opportunities to engage more learners in science, particularly in communities that are underserved.

•

The Amgen Foundation is a biology content partner of Khan Academy, a leading online learning platform. Through new funding from the Amgen Foundation, Khan Academy is working to expand its biology content to include new life science content at the middle school level. Khan Academy’s biology resources reached nearly 11 million learners and educators worldwide in 2023.

•	Additionally, the Amgen Foundation continued to expand the Amgen Biotech Experience (ABE), an innovative science education program that

 ï 2024 Proxy Statement 39

Corporate Governance

empowers high school teachers to bring biotechnology education into their classrooms across Amgen communities. Supported by a new $12.4 million commitment announced by the Amgen Foundation in 2023, ABE will execute on a strategy to reach more students across communities around the world, including through new pilot programming in Brazil, Mexico, and South Africa.

•

The Amgen Scholars Program makes it possible for undergraduate students around the globe to engage in cutting-edge research experiences at some of the world’s premier research universities and institutions and learn more about biotechnology and drug discovery. In 2023, the Amgen Foundation announced an over $8 million commitment to support Amgen Scholars at 25 host institutions, including new programs at Howard University and The University of North Carolina at Chapel Hill.

Our Community. In addition to science education, the Amgen Foundation supports local organizations where employees live and work and provides programs and resources to empower individual Amgen staff in their charitable activities in our community, including (for staff in the U.S. and Puerto Rico) through a matching gifts program and by providing service grants to non-profit organizations where our employees volunteer. Additionally, the Amgen Foundation and Amgen’s local affiliates provide disaster relief grants to non-profit organizations providing humanitarian assistance in response to catastrophic events and natural disasters.

Human Capital Management

Our Board has a key role in the oversight of our culture, setting the tone at the top, and holding management accountable for maintaining high ethical standards. The Board believes that human capital management, including our diversity, inclusion, and belonging initiatives, are important to our success. The Compensation Committee assists the Board in providing oversight of human capital management, including labor and employment and diversity, inclusion, and belonging matters. We conduct regular employee engagement assessments that gather feedback on a wide range of topics (including flexible work environments, career development, and maintaining a culture of compliance), and the results of these surveys are discussed with our workforce and the Board. Reflecting our staff’s desire to retain a flexible approach to work, we offer a flexible workspace initiative that enables many employees to work together with their manager to determine the location that best enables their work at hand, supporting virtual work as well as working in person.

Amgen places significant value on fostering and enabling growth of staff, both personally and professionally, and we aim to provide a safe, healthy, innovative, and diverse work environment for our staff.

Our Social Architecture. Since Amgen’s founding in 1980, our employees have directed their intelligence and enthusiasm toward our mission to serve patients. Our mission, our aspiration to be the world’s best human therapeutics company, our strategy, our well-defined set of Amgen Values, and our clear leadership attributes form the “social architecture” that defines our unique culture. This social architecture has been a key enabler of Amgen’s worldwide growth from an early pioneer in the biotech industry to a leading innovator.

The Amgen Values were formalized in 1996 and continue to serve as the principles that guide the way we conduct business.

Amgen Values

Be Science-Based	Trust and Respect Each Other
Compete Intensely and Win	Ensure Quality
Create Value for Patients, Staff, and Stockholders	Work in Teams
Be Ethical	Collaborate, Communicate, and Be Accountable

Our Culture. Consistent with the Amgen Values, we are working to bring the diversity of the world community into the Amgen community. We believe that a diverse and inclusive culture fosters innovation, supporting our ability to serve patients. It is with these beliefs that we have strengthened our culture of diversity, inclusion, and belonging in support of our mission to serve patients.(1)

(1)	Amgen is an equal opportunity employer and does not make employment decisions based on race, gender, ethnicity, or any other protected characteristic.

40   ï 2024 Proxy Statement

Corporate Governance

Our executive leadership is responsible for overseeing our workforce strategy. In our effort to attract and retain the best talent, we seek out and support talent across the globe, including in underrepresented populations, consistent with our commitment to equal opportunity. We continue to incorporate equal opportunity and inclusion considerations into our business operations, including clinical trial design and procurement, to broaden our access to patients and suppliers to the benefit of our business.

Each of our twelve Employee Resource Groups, dedicated to representing, supporting, and celebrating the diversity of our staff, are supported by an executive sponsor and open to all employees.

Amgen Employee Resource Groups

Amgen Asian Association (AAA)	Amgen Black Employee Network (ABEN)

Ability Bettered through Leadership and Education (ABLE), a resource group for those with disabilities, visible and invisible

Amgen Early Career Professionals (AECP)	Amgen International Network (AIN)

Amgen Latin Employee Network (ALEN)	Amgen PRIDE– LGBTQ and Allies Network (PRIDE)

Amgen South Asian Network (ASAN)	Amgen Veterans Employee Network (AVEN)

Recognition of Indigenous Peoples, Values and Environmental Resources (RIVER)

Women Empowered to be Exceptional (WE2)	Women in STEM Enrichment (WISE)

Our inclusive hiring practices also consider, as appropriate, a skills-based hiring approach. For example, in 2023, we launched an in-house apprenticeship program, beginning with our Manufacturing and Digital, Technology & Innovation (DTI) functions in the U.S., designed with the goal of hiring and upskilling talent without a four-year college degree by combining formal learning with classroom-based and on-the-job training as well as mentorship opportunities. After successful completion of the program, apprentices are provided opportunities to transition to full-time roles at Amgen. Through our apprenticeship program and other skills-based approaches to hiring, we seek to access a larger pool of highly motivated and productive talent and invest in our future workforce, while also providing individuals from nontraditional backgrounds with greater access to innovation economy careers.

Attracting and Developing Talent. We recognize the importance of attracting, motivating, developing, and retaining top global talent and skilled staff. We compensate our employees based on their roles, experience, and performance, provide wellness and work-life resources, as well as support employees in giving back and volunteering in their local communities. To support the development of our staff, we provide a variety of programs, including leadership development programs, classroom-based and virtual instructor-led courses, and self-paced learning options as well as mentoring, networking, and coaching opportunities.

Our benefit programs are generally broad-based, promote health and overall well-being, and emphasize saving for retirement. Amgen offers top-tier benefits for full- and part-time employees, including, in the U.S. and Puerto Rico, on-site childcare at certain of our facilities, adoption assistance, resources for elder care and behavioral health, and paid parental leave for all Amgen employees who have or adopt, or become a foster parent or legal guardian for a child. Globally, comparable benefit programs are offered with the same health and well-being goals, while also designed to comply with local statutory requirements. (For more information regarding our approach to human capital resource management, please see our Form 10-K for the year ended December 31, 2023.)

 ï 2024 Proxy Statement 41

Corporate Governance

Compensation and Management Development Committee

Current Members:

Robert A. Eckert (Chair)

Wanda M. Austin

Brian J. Druker

Greg C. Garland

S. Omar Ishrak

Tyler Jacks

Number of Meetings Held in 2023: 5

Independent Compensation Consultant: FW Cook

Each member has been determined by the Board to be independent under The NASDAQ Stock Market listing standards and the requirements of the SEC.

  Description and Key Responsibilities:

•   Assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s compensation plans, policies, and programs with a focus on encouraging high performance, promoting accountability and adherence to Company values, and aligning with the interests of the Company’s stockholders.

•   Approves all executive officer compensation.

•   Oversees human capital management, including labor and employment and diversity, inclusion, and belonging activities, and succession planning for senior management, including that our approaches to management development are effective in attracting, developing, and retaining talented leadership.

•   Oversees the Board’s relationship with stockholders on executive compensation matters, including stockholder outreach efforts, stockholder proposals, advisory votes, communications with proxy advisory firms, and related matters.

•   Oversees staff member relations, including information obtained from regular staff member survey results.

Executive Compensation Website

We maintain a website accessible throughout the year at www.amgen.com/executive compensation(1) which provides a link to our most recent proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices.

Equity Award Committee

The Equity Award Committee assists the Board by determining equity-based awards to non-Section 16 officers and employees at the level of vice president or below, consistent with the equity grant guidelines established by the Compensation Committee, and acted four times in 2023.

Compensation Committee Processes and Procedures for Considering and Determining Executive Compensation in 2023

Compensation Committee Determination of Compensation. Generally, by the first calendar quarter of each year, the Compensation Committee reviews and approves Company performance goals and objectives for the current year and evaluates the CEO’s performance for the previous year in light of the Company performance goals and objectives established for the prior year. The Compensation Committee evaluates the performance of the CEO within the context of the financial and operational performance of the Company, considers competitive market data, and establishes the CEO’s compensation based on this evaluation as well as the compensation for each executive officer.

Values and Components. The values of each component of total compensation (base salary, target annual cash incentive awards, and equity awards) for the current year, as well as total annual compensation for the prior year (including the value of equity holdings, potential change of control payments, and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan, and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year) are considered at this time. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee

(1)	Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

42   ï 2024 Proxy Statement

Corporate Governance

and are reported to and reviewed by the Board in an independent directors’ session.

Executive Officers. Our Compensation Committee determines compensation for the executive officers (other than the CEO) based, in part, on the recommendations of our CEO regarding base salary, annual cash incentive awards, and equity awards. In determining compensation recommendations for each Named Executive Officer, or NEO, our CEO reviews comparative peer group data, as well as the performance of the executive. The Compensation Committee has typically followed these recommendations.

Executive Sessions. Each Compensation Committee meeting includes adequate time for executive session and the Compensation Committee meets in executive session on a regular basis with no members of management present (unless otherwise requested by the Compensation Committee).

Delegation of Authority. The Compensation Committee has authority to delegate any of its functions to a subcommittee of its members. No delegation of authority was made in 2023.

Independent Compensation Consultant. The Compensation Committee engaged FW Cook, an independent compensation consultant, to provide advice regarding executive compensation and executive compensation trends and developments, compensation designs, and equity compensation practices, market data as requested, and opinions on the appropriateness and competitiveness of our executive compensation programs relative to market practice. In 2023, FW Cook’s services included providing the Compensation Committee with reports and analysis regarding CEO Compensation, Peer Group Company Review, Compensation Risk Assessment and CEO Real Earned Compensation, and advice on the Equity Incentive Plan, in addition to the services FW Cook provided to the Governance Committee regarding director compensation. FW

Cook reported directly to the Compensation Committee and attended regularly scheduled meetings of the Compensation Committee (including meeting in executive session with the Compensation Committee, as requested). Each year the Compensation Committee reviews the independence of FW Cook and whether any conflicts of interest exist. After review and consultation with FW Cook, the Compensation Committee has determined that FW Cook is independent and there is no conflict of interest resulting from retaining FW Cook currently or during the year ended December 31, 2023. In performing its analysis, the Compensation Committee considers the factors set forth in the SEC rules and The NASDAQ Stock Market listing standards.

Peer Group Review. In setting executive compensation, the Compensation Committee compares the Company’s pay levels and programs to those available for the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation. Our Compensation Committee annually considers and selects an appropriate peer group (consisting of biotechnology and pharmaceutical companies), based, in part, on the recommendations of FW Cook, and, for each NEO, the Compensation Committee reviews the compensation levels and practices of our peer group, which for our NEOs, other than the CEO, are based on reports prepared by management from information contained in compensation surveys and proxy statements as available. FW Cook provides the Compensation Committee with market data, an annual report on the compensation levels and practices of our peer group, and compensation recommendations for the CEO position.

Compensation Risk Management. In cooperation with management, FW Cook assesses the potential risks arising from our compensation policies and practices as discussed more fully below.

 ï 2024 Proxy Statement 43

Corporate Governance

Compensation Risk Management

Annual Risk Management Assessment. On an annual basis, management, working with the Compensation Committee’s independent compensation consultant, conducts an assessment of the Company’s compensation policies and practices for all staff members generally, and for our staff members who participate in our sales incentive compensation program, for material risk to the Company.

Results of Risk Management Assessment. The results of this assessment are reviewed and discussed with the Compensation Committee. Based on this assessment, review and discussion, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and our Company performance goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on us.

Factors That Discourage Excessive Risk-Taking. In evaluating our compensation policies and practices, a number of factors were identified which the Company, the Compensation Committee, and its independent consultant believe discourage excessive risk-taking, including:

•

Mix of Incentives and Metrics. Our compensation programs consist of a mix of incentives and metrics (financial and operational) that are tied to varying performance periods and are designed to balance our need to drive our current performance with the need to position the Company for long-term success.

•	Company-wide Results. Company-wide results are the most important factor in determining the amount of an annual cash incentive award for each of our staff members.

•

Emphasis on Long-Term Performance. We cap short-term incentives and performance unit payouts and make LTI equity awards a component of compensation for nearly all of our full-time staff members. In particular, the CEO and the other named executive officers’ compensation is designed so that the largest component of their compensation is in LTI equity awards to ensure that a significant portion of their compensation is associated with long-term, rather than short-term, outcomes, which aligns these individuals’ interests with those of our stockholders.

•

Equity Award Grant Practices. We employ appropriate practices with respect to equity awards: we do not award mega-grants, discounted stock options, or immediately vested equity to staff members; and we have grant guidelines that generally limit the grant date for our equity grants to the date which is two business days after the date of release of our quarterly or annual earnings.

•

Stock Ownership and Retention Guidelines. We have stock ownership guidelines for vice presidents and above that require significant investment by these individuals in our Common Stock. We require that each officer who has not met his or her required ownership guidelines hold shares of our Common Stock acquired through the vesting of restricted stock units, the payout of performance units, and the exercise of stock options (net of shares retained by us to satisfy associated tax withholding requirements and exercise price amounts) until such officer has reached his or her required stock ownership level.

•

Comprehensive Performance Evaluations. Our Company values and leadership behaviors are an integral part of the performance assessments of our staff members and are particularly emphasized in our assessment tools at higher positions. These evaluations serve as an important information tool and basis for compensation decisions.

•

Clawback Policy. Effective October 2, 2023, to comply with the new NASDAQ Stock Market listing standards approved by the Securities and Exchange Commission, we adopted a new recovery of erroneously awarded compensation policy that replaced our prior clawback policy. This new clawback policy(1) requires the Company, subject to the limited impracticability exceptions permitted by the new listing standards, to recapture from our Section 16 officers, including our NEOs, incentive-based compensation, including cash bonuses and performance units, granted, earned, or vested wholly, or in part, upon the attainment of any financial reporting measure that is subject of a financial restatement with such clawback to occur without regard to fraud or misconduct on the part of the executive.

(1)

Our clawback policy is available on our website at https://wwwext.amgen.com/about/how-we-operate/corporate-governance/amgen-policy-on-recovery-of-erroneously-awarded-compensation and filed in our Form 10-K for the year ended December 31, 2023. Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

44   ï 2024 Proxy Statement

Corporate Governance

•

Recoupment. We have recoupment provisions that expressly allow the Compensation Committee or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award.

The Compensation Committee has adopted an executive officer equity recoupment policy that provides the Compensation Committee with the ability to cause the forfeiture and cancellation of unvested equity awards and any unexercised portion of any stock options (granted after December 31, 2020) if an executive officer, including our NEOs, is terminated for engaging in misconduct that caused serious financial or reputational damage to the Company (including, but not limited to, a financial restatement).

•	Disclosure. Subject to our clawback and recoupment policies and provisions, we intend to disclose the general circumstances of any application of our clawback or recoupment policies and provisions against any executive officer (current or former) and the aggregate amount of compensation recovered.

•	No Hedging or Pledging. Our Insider Trading Policy prohibits pledging or purchasing of our Common Stock on margin(1) and hedging the economic risk of our Common Stock (as discussed more fully below).

•

Pricing Policies and Controls. Our approach to pricing includes training, standard operating procedures, policies, approval mechanisms for price increases and price policy exceptions, and other controls that balance regional and country autonomy with centrally managed price discipline. Our Board, with the assistance of the Compliance Committee, has a key role in the oversight of pricing risk and regularly receives presentations from management on drug pricing practices and trends.

•

Mandatory Global Code of Conduct Compliance Training. We require training on our global Code of Conduct and other policies that educate our staff members on appropriate behaviors, the consequences of taking inappropriate actions, and where to escalate concerns, including providing the option of doing so anonymously.

Prohibition on Hedging

Under our global Insider Trading Policy, all of our Board members and staff members, including our NEOs, consultants, contract workers, secondees, and temporary staff worldwide are considered “Covered Persons.” It is against the Insider Trading Policy for Covered Persons to directly or indirectly participate in transactions involving trading activities in our securities that, by their nature, are aggressive or speculative, or may give rise to an appearance of impropriety. Covered Persons may not:

•	Engage in short sales (sales of stock that the seller does not own or a sale that is completed by delivery of borrowed stock) with respect to our securities;

•	Engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Amgen stock;
•	Purchase or pledge Amgen stock on margin or as collateral to secure a loan or other obligation(1); or

•	Enter into any derivative or similar transactions with respect to our securities.

Examples of prohibited derivative transactions include, but are not limited to, purchases or sales of puts and calls (whether written or purchased or sold), options (whether “covered” or not), forward contracts, including, but not limited to, prepaid variable forward contracts; put and call “collars” (“European” or “American”), “equity” or “performance” swap or exchange agreements, or any similar agreements or arrangements however denominated, in our securities.

(1)	With the exception of the use of a margin account to purchase our common stock in connection with the exercise of Amgen-granted stock options (i.e., “cashless exercises”).

 ï 2024 Proxy Statement 45

Corporate Governance

Pay Ratio

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other staff members, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The Company determined our median employee based on target total direct compensation paid to all of our staff members worldwide and recorded in our global human resources systems as of December 31, 2023. Target total direct compensation included base salary, target annual cash incentive award opportunity for the period, and the target annual grant value of LTI equity awards during 2023. Earnings of our staff members outside of the U.S. were converted to U.S. dollars using currency exchange rates as of December 31, 2023. No cost-of-living adjustments were made. We then determined the annual total compensation of our median employee for 2023 which was $166,322. As disclosed in the “Summary Compensation Table” appearing on page 83, our CEO’s annual total compensation for 2023 was $22,643,650. Based on the foregoing, the ratio of the annual total compensation of our CEO to that of the median staff member was 136 to 1. For information on the determination of executive compensation, please see “Compensation Committee Processes and Procedures for Considering and Determining Executive Compensation in 2023” above and our Compensation Discussion and Analysis beginning on page 48.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2024 Annual Meeting proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Committee of the Board of Directors

Robert A. Eckert, Chair

Wanda M. Austin

Brian J. Druker

Greg C. Garland

S. Omar Ishrak

Tyler Jacks

46   ï 2024 Proxy Statement

Item 2 — Advisory Vote to Approve Our Executive Compensation

Item 2

Advisory Vote to Approve Our Executive Compensation

This advisory stockholder vote, commonly known as “Say on Pay,” gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program and policies. Accordingly, as required by Section 14A of the Securities and Exchange Act of 1934, as amended, you are being asked to cast an advisory vote on the compensation of our Named Executive Officers, or NEOs, as disclosed in the Compensation Discussion and Analysis (pages 48 through 82) and related compensation tables and the narrative in this proxy statement (pages 83 through 99). We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, as well as the related tables and disclosures for a more complete understanding of how our executive compensation program operates.

Our Board of Directors, or Board, believes that the 2023 compensation of our NEOs was appropriate, our current executive compensation program aligns the interests of our executives with those of our stockholders, and compensation outcomes are primarily based on the performance of our Company. We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company, advance our strategy, and are aligned with the creation of long-term stockholder value.

For these reasons and as discussed more fully in the Compensation Discussion and Analysis, the Board recommends that stockholders vote “FOR” the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure of this proxy statement.”

Although this vote is advisory and is not binding on the Board, our Compensation and Management Development Committee values the opinions expressed by our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2025 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

 ï 2024 Proxy Statement 47

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs, and practices for our Named Executive Officers, or NEOs, and the executive positions they held in 2023 as set forth below.

Our Named Executive Officers

Name	Title

Robert A. Bradway	Chief Executive Officer and President

Murdo Gordon	Executive Vice President, Global Commercial Operations

David M. Reese	Executive Vice President and Chief Technology Officer(1)

Peter H. Griffith	Executive Vice President and Chief Financial Officer

Esteban Santos	Executive Vice President, Operations

(1)	Dr. Reese was appointed as our Executive Vice President and Chief Technology Officer effective December 2023. Prior to this, he served as our Executive Vice President, Research and Development.

48   ï 2024 Proxy Statement

Compensation Discussion and Analysis

Our Strategy

Our strategy is the integrated set of actions we take to improve our competitive position in the industry. The focus is inherently long-term in nature. Successful strategy is iterative and requires constant resource reallocation across the short-, medium-, and long-term.

How Our Board Oversees Our Strategy

Our Board of Directors, or Board, possesses a deep and broad set of skills and experiences that facilitate strong oversight of our strategic direction. Our Board engages in regular reviews of our strategy throughout the year and dedicates one meeting per year to a comprehensive review of our strategy and goals for the business for the short-, medium-, and long-term. It also engages in review and discussion of longer-term trends to align on the developments and trends that are expected to inform nearer-term decisions. The Company’s management is then charged with implementing the business strategy as informed by the Board’s review.

Our Mission and Therapeutic Pillars

Our mission is to serve patients and we do so by developing innovative medicines that have a significant impact on serious illness. Our business is organized across four therapeutic pillars: general medicine; oncology; inflammation; and rare disease. Our biosimilars business is integrated into these pillars.

 ï 2024 Proxy Statement 49

Compensation Discussion and Analysis

2023 Activities Supporting Execution of Our Strategy

Select 2023 activities that support the execution of our strategic priorities and delivery of performance are summarized below and discussed further in the following pages.

Strategic Priorities	Importance	Select 2023 Activities

Internal and External Innovation

Innovation is at the core of our strategy. Our focus on developing innovative medicines to address important unmet needs guides how we allocate resources across internal and external programs. This results in a productive balance of internal and external programs and collaborations reflected in our current product portfolio and pipeline.

•  Executed key clinical studies and advanced an innovative first-in-class pipeline delivering positive results:

–  In our oncology therapeutic area we were granted three Breakthrough Therapy Designations(1) by the U.S. Food and Drug Administration (FDA) while advancing our pipeline (as discussed further on page 56):

–  For tarlatamab for the treatment of patients with advanced small cell lung cancer (SCLC);

–  For BLINCYTO® for the treatment of patients with B-cell precursor acute lymphoblastic leukemia (B-ALL); and

–  For LUMAKRAS® in combination with Vectibix® for the treatment of patients with KRAS G12C mutated metastatic colorectal cancer (CRC).

–  In our general medicine therapeutic area, we advanced:

–  For obesity, maridebart cafraglutide, following our positive Phase 1 study results, we are actively conducting a Phase 2 study in overweight or obese adults with or without type 2 diabetes mellitus; and

–  For cardiovascular disease, olpasiran, a Phase 3 cardiovascular outcomes study in patients with atherosclerotic cardiovascular disease (ASCVD) and elevated Lp(a) is in progress.

–  In our inflammation therapeutic area:

–  For rocatinlimab(2), based on positive Phase 2 study results that demonstrated improvement in patients with moderate to severe atopic dermatitis, the Phase 3 ROCKET program composed of eight studies is in progress; and

–  For TEZSPIRE®(3), Phase 3 studies investigating TEZSPIRE as a treatment in patients with eosinophilic esophagitis and in patients with chronic rhinosinusitis with nasal polyps and a Phase 2 study investigating TEZSPIRE in chronic obstructive pulmonary disease are in progress.

–  In our rare disease therapeutic area:

    In October 2023, we completed our $27.8 billion acquisition of Horizon Therapeutics plc. This significant acquisition brings first-in-class or best-in-class innovative medicines that address rare autoimmune diseases, including TEPEZZA® (for thyroid eye disease), KRYSTEXXA® (for uncontrolled gout), and UPLIZNA® (for neuromyelitis optica spectrum disorder) as well as a pipeline of rare disease product candidates. The acquisition of the Horizon business with its important rare disease products and pipeline, coupled with TAVNEOS® (our first-in-class treatment for adult patients with severe active anti-neutrophil cytoplasmic autoantibody (ANCA)-associated vasculitis acquired from ChemoCentryx, Inc.), comprise our new rare disease therapeutic area and fit well with our broad innovative portfolio, our experience in inflammatory diseases, our global infrastructure, and our capabilities in biologic process development and manufacturing.

(1)

Breakthrough Therapy Designation is a process designed to expedite the development and review of drugs that are intended to treat a serious condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapy on a clinically significant endpoint.

(2)	Rocatinlimab is being developed in collaboration with Kyowa Kirin Co., Ltd.
(3)	TEZSPIRE is being developed in collaboration with AstraZeneca.

50   ï 2024 Proxy Statement

Compensation Discussion and Analysis

Strategic Priorities	Importance	Select 2023 Activities

Branded Biosimilars

Our branded biosimilars build on our existing business capabilities and increase the efficient use of our existing resources by being fully integrated with, and supported by, our biologic development, manufacturing, and global commercial operations capabilities.

•  We continued development of our biosimilars portfolio, including the following advancements:

–  The FDA accepted the Biologics License Applications (BLA) for:

–  ABP 938 (biosimilar candidate to EYLEA®(1) (aflibercept)) in patients with neovascular age-related macular degeneration; and

–  ABP 959 (biosimilar candidate to Soliris®(2) (eculizumab)) in adult patients with paroxysmal nocturnal hemoglobinuria.

– We received FDA approval for WEZLANA™ (biosimilar candidate to STELARA®(3) (ustekinumab)).

Global Impact

We established a global presence to capture the full value of our innovative capabilities globally. International expansion is an important part of our growth strategy. Amgen has a presence in more than 100 countries around the world.

•  We expanded our international footprint. This international footprint allows us to deliver our medicines to more patients globally, a capability that we are leveraging to bring the innovative rare disease products and pipeline products from the Horizon acquisition to more patients around the world.

Manufacturing Excellence

We are pioneering advanced technologies and implementing more environmentally responsible approaches throughout the Company to increase operational efficiency and reduce our environmental impact. Amgen EcovationTM is our proprietary approach to innovative manufacturing that is integrated into the upfront design, development, and execution of our new laboratory, manufacturing, and administrative buildings. This results in smaller footprint and highly resource efficient biomanufacturing plants that reduce our environmental impact. These facilities have been built in less time than conventional plants and have reduced operating costs.

•  Amgen Ecovation has guided the design and construction of our two new state-of-the-art U.S. facilities in Ohio (recently licensed by the FDA) and North Carolina. In addition to helping to advance our 2027 environmental goals, these new facilities are expected to support our ability to meet the demand for our medicines and bring hundreds of full-time jobs to these regions while expanding our access to diverse talent.

Continuous Improvement

We prioritize continuous operating improvements to fund innovation. In addition to our ongoing digital transformation journey to achieve maximum efficiencies and drive innovation, we are focusing on integration of our acquisitions and collaborations to accelerate our realization of benefits from these investments.

•  As part of our focus on the successful integration of our acquisitions and collaborations, we established a Company-wide goal with targets focused on ChemoCentryx integration metrics. We exceeded these targets to increase new prescribers of TAVNEOS and to retain key ChemoCentryx commercial field and medical staff members. Our learnings from the successful integration of ChemoCentryx have prepared us to effectively integrate the larger Horizon acquisition.

•  We continue to invest in information technology platforms and Company-wide process simplification and automation to further enable speed and efficiencies throughout our Company.

Return of Capital

Our strong cash flows and balance sheet allow us to make substantial investments for long-term growth. We also recognize that stockholders who support investment in developing innovative medicines require an appropriate return on the capital they commit to Amgen. We returned excess capital through dividends.

•  Invested $33.7 billion for long-term growth:

–  $27.8 billion in acquisitions;

–  $4.8 billion in research and development; and

–  $1.1 billion in capital expenditures, including investments in manufacturing sites that support our environmental goals.

•  Returned capital to investors in $4.6 billion of dividends paid ($2.13 per share per quarter, a 10% per share dividend increase over 2022).

(1)	EYLEA is a registered trademark of Regeneron Pharmaceuticals, Inc.
(2)	Soliris is a registered trademark of Alexion Pharmaceuticals, Inc.
(3)	STELARA is a registered trademark of Johnson & Johnson.

 ï 2024 Proxy Statement 51

Compensation Discussion and Analysis

Our Approach to Environmental Sustainability, Social Responsibility, and Corporate Governance

Consistent with our commitment to the long-term and our mission to serve patients, we are focused on building a sustainable business. To that end, our environmental sustainability, social responsibility, and corporate governance (ESG) activities are integrated into our business pursuits and overseen by our Board.

Our 2027 environmental sustainability plan features ambitious targets on carbon emissions, water conservation, and waste reductions. The plan, our third since 2007, includes a goal of achieving carbon neutrality(1) in our operations by 2027. The plan also includes goals to reduce water use by 40% and waste disposed by 75%.(1) After our successful delivery on the ESG goals under our 2022 annual cash incentive plan, our Compensation and Management Development Committee, or Compensation Committee, approved an expanded ESG goal for our 2023 Company performance goals designed to continue to hold ourselves accountable for, and systematically advance towards, our 2027 environmental sustainability goals, to drive measurable achievement of our Representation in Clinical Research (RISE) objectives (in support of our strategic priority of innovation), and to expand ownership and accountability for our culture of inclusion deeper into the organization by increasing the number of leaders accountable for action (in support of our strategic priority of continuous improvement) and of our diversity, inclusion, and belonging program. This 2023 ESG goal focused on these areas by requiring:

•	Timely achievement of cumulative conservation targets for carbon, water, and waste disposed in
2023, measured as a percentage of our 2027 environmental plan goals;

•

Measurable achievement of Representation in Clinical Research (RISE) program objectives by defining our success criteria for improvement in representative enrollment in clinical trials as well as key performance indicators to measure incorporation of diversity considerations in design and operational plans of interventional Phase 3 studies being conducted in the U.S., and developing a tracking system to monitor these key performance indicators; and

•

Establishment and completion of diversity, inclusion, and belonging action plans in 2023 by an expanded group of leaders, including eligible directors and senior managers, to drive ownership and accountability for these activities deeper into the organization with a target goal of 90% participation.

For additional discussion, please see “Aligning Pay With Performance” and “Implementation of Our Strategic Priorities—2023 Annual Cash Incentive Plan,” and “Elements of Compensation and Specific Compensation Decisions—Annual Cash Incentive Awards—2023 Company Performance Goals” below. A description of our ESG efforts can be found in the “Corporate Governance” section, including the subsection “—Our Approach to Environmental Sustainability, Social Responsibility, and Human Capital Management.”

(1)

Carbon neutrality goal refers to Scope 1 and 2. Reductions take into account only verified reduction projections, do not take into account changes associated with the contraction or expansion of the Company and are measured against a 2019 baseline.

52   ï 2024 Proxy Statement

Compensation Discussion and Analysis

Our Compensation Best Practices

What we do

✓	Majority of compensation is performance based: A substantial majority of NEO compensation is performance based and at risk.

✓	Performance-based equity: Our LTI equity award grants are primarily (80%) performance-based, with 50% in three-year performance units.

✓

Minimum vesting periods: Our equity incentive plan provides that our equity awards are subject to a minimum vesting period of no less than one year for 95% of equity awards granted. Our grants generally vest over four years, with no vesting in the first year and vesting in three approximately equal annual installments on the second, third, and fourth anniversaries of the grant date to promote retention.

✓

Stock ownership and retention guidelines: We have a six times base salary stock ownership requirement for our Chief Executive Officer. Our Executive Vice Presidents and Senior Vice Presidents have three times and two times base salary stock ownership requirements, respectively. Officers are required to hold shares of our Common Stock acquired through the vesting of restricted stock units, or RSUs, the payout of performance units, or the exercise of stock options until they have reached the required stock ownership level. Compliance with this policy is assessed annually and all executive officers, including our NEOs, who were expected to meet such guidelines by December 31, 2023, were in compliance.

✓

Clawback Policy: Our Compensation Committee has adopted an updated clawback policy(1) which is compliant with the NASDAQ Stock Market listing standards providing for the mandatory recovery from our Section 16 officers, including our NEOs, of erroneously awarded incentive-based executive compensation, including past cash bonuses and performance units payouts received by our executive officers, granted, earned, or vested, wholly or in part, upon the attainment of any financial reporting measure that is the subject of a financial restatement. The clawback policy is a no-fault policy as it is applicable to all Section 16 officers regardless of any misconduct or negligence.

✓	Recoupment Provisions for Misconduct: Our recoupment mechanisms include:

✓

Cash Incentive Compensation Plan Recoupment Provisions: Recoupment provisions applicable to all staff members that expressly allow the Compensation Committee to determine that annual cash incentive awards are not earned fully, or in part, where such employee has engaged in misconduct that causes serious financial or reputational damage to the Company.

✓

Equity Recoupment Policy: The Compensation Committee has adopted a policy that provides the Compensation Committee with the ability to cause the forfeiture and cancellation of unvested equity awards and any unexercised portion of any stock options (granted after December 31, 2020) should an executive officer be terminated for engaging in misconduct that caused serious financial or reputational damage to the Company.

✓

Independent compensation consultant: The Compensation Committee retained and sought advice from Frederic W. Cook & Co., Inc., or FW Cook, to assist the Compensation Committee in its review and determination of executive compensation.

✓

Amgen Values: The Amgen Values(2) overlay our Company performance goals and the Compensation Committee assesses each NEO’s annual compensation, including the annual incentive award, based on compliance with these internal standards.

✓

EEO-1 Disclosure: To enhance transparency around the composition of our workforce, we disclose our annual Consolidated EEO-1 Report after our submission of the report to the U.S. Equal Employment Opportunity Commission.

What we don’t do

×

No alterations to our established goals to respond to changing business conditions (for example, we did not make any changes to established goals in response to the occurrence or challenges of the pandemic).

×

No hedging or pledging: With respect to our Common Stock, all of our staff members and Board members are prohibited from engaging in short sales, purchasing or pledging our Common Stock on margin(3), or entering into any hedging, derivative, or similar transactions.

×	No re-pricing or backdating: We have strong LTI equity award plans and policies that prohibit re-pricing or backdating of equity awards.
×

No tax gross-ups: We do not provide tax gross-ups, except for business-related payments such as reimbursement of certain relocation expenses on behalf of newly hired and current executives who agree to relocate to work on the Company’s behalf.

×

No single-trigger and no gross-ups in the event of a change of control: We do not have “single-trigger” equity vesting acceleration upon a change of control for RSUs and stock options and do not provide tax gross-ups on change of control payments.

×	No excessive perks: Our perquisites are limited to those with a clear business-related rationale.
×	No employment agreements: We do not have employment contracts or guaranteed bonuses, other than in countries where they are required by law.
×

No dividends paid on unvested equity: Dividends equivalents accrue on our performance units and RSUs, but are paid out in shares of our Common Stock only when, and to the extent that, the underlying award is earned and vested. Stock options do not have dividend equivalent rights.

(1)

Our clawback policy is available on our website at https://wwwext.amgen.com/about/how-we-operate/corporate-governance/amgen-policy-on-recovery-of-erroneously-awarded-compensation and filed in our Form 10-K for the year ended December 31, 2023. Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

(2)	For additional discussion, please see “Our Values” in this Compensation Discussion and Analysis.
(3)	With the exception of the use of a margin account to purchase our common stock in connection with the exercise of Amgen-granted stock options (i.e., “cashless exercises”).

 ï 2024 Proxy Statement 53

Compensation Discussion and Analysis

Aligning Pay With Performance

A substantial majority of each NEO’s compensation is at risk and earned based on our execution of our strategy and performance. Our annual cash and long-term equity incentive programs promote focus on activities supporting the execution of our strategic priorities as well as near- and long-term stockholder value creation with compensation earned based on our financial, operating, and stock price performance.

Our Executive Compensation Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Pay for performance in a manner that strongly aligns with stockholder interests by rewarding both our short- and long-term performance.
•	Drive our business strategy by positioning our staff to execute on our strategic priorities in the near- and longer-term.

•	Attract, motivate, and retain the highest level of talent by providing competitive compensation, consistent with their roles and responsibilities, our success, and their contributions to this success.

•	Mitigate compensation risk by maintaining pay practices that reward actions and outcomes consistent with the sound operation of our Company and with the creation of long-term stockholder value.

•	Consider all Amgen staff members in the design of our executive compensation program, to ensure a consistent approach that encourages and rewards all staff members who contribute to our success.

Implementation of Our Strategic Priorities

Our 2023 Performance

We delivered strong performance and attractive financial results in 2023 and executed well on our strategic priority of internal and external innovation, including by completing our October 2023 acquisition of Horizon Therapeutics that strengthens our portfolio of first-in-class and best-in-class innovative therapeutics by adding complementary medicines addressing the needs of patients suffering from rare diseases. We executed on our capital allocation priorities and accomplished these objectives while advancing our other strategic priorities and our ESG efforts.

Our strong cash flows and balance sheet allowed us to make significant investments for long-term growth, Including in strategic business acquisitions (such as our October 2023 $27.8 billion acquisition of Horizon Therapeutics), in our internal research and development projects, and in our capital projects (such as our Ohio facility recently licensed by the FDA and our North Carolina facility), while simultaneously growing our dividend.

In 2023, while investing $27.8 billion in a strategic business acquisition, $4.8 billion in research and development, and $1.1 billion in capital projects, we also returned capital to our stockholders in $4.6 billion of dividends.

We increased our quarterly dividend per share 10% over 2022 (to $2.13 per share per quarter for 2023). Our annualized dividend per share has increased 661% since the inception of our dividend in 2011.

Annual Dividend Increases

661% dividend per share increase since inception

Depicted below is our one-year, three-year, five-year, and 10-year total shareholder return, or TSR, for the period ending December 31, 2023. As shown, we delivered long-term shareholder value and returns with a ten-year TSR of 232%, outperforming our peer group and the Standard & Poor’s 500 Index, or S&P 500, for this period. In 2023, we achieved a one-year TSR of 13%, outperforming our peer group and at the 70.9th percentile of the S&P 500. A three-year TSR modifier relative to the TSR of the companies in the S&P 500 is utilized in our performance award program.

Total Shareholder Return

*	Represents annualized dividend after September 2011 initiation.

54   ï 2024 Proxy Statement

Compensation Discussion and Analysis

2023 Annual Cash Incentive Plan

Earned amounts from our 2023 annual cash incentive plan are tied directly to our performance based on pre-established financial and operating performance goals designed to drive execution of our strategic priorities.

Goal	Weighting	% of Target Achieved	Resulting Weighted Score

1. Financial Performance			109.8%

a. Revenues Target $26.483B Results $28.190B	30%	213.7%	64.1%

b. Non-GAAP Net Income(1) Target $9.570B Results $10.034B	30%	152.4%	45.7%

2. Progress Innovative Pipeline			28.3%

a. Advance Early Pipeline	10%	100.0%	10.0%

b. Execute Key Clinical Studies and Regulatory Filings	20%	91.6%	18.3%

3. Deliver Annual Priorities			21.2%

a. Environmental, Social, and Governance	5%	197.3%	9.9%

b. Successful Integrations and Collaborations	5%	225.0%	11.3%

Final Score			159.3%

1. We delivered strong performance.

(a) Revenues and (b) non-GAAP net income

In January 2023, we provided investors initial guidance for the year for revenues (between $26.0 and $27.2 billion) and non-GAAP earnings per share, or EPS(1) (between $17.40 and $18.60). In March 2023, our Compensation Committee established 2023 financial performance goals with targets derived for the revenue goal from the midpoint of our initial 2023 revenue guidance, which is above our 2022 revenues ($26.3 billion) and above our 2022 target, and, for the non-GAAP net income goal, correlated to the midpoint of our initial 2023 non-GAAP EPS guidance and equal to our 2022 non-GAAP net income ($9.57 billion) and above our 2022 target ($9.32 billion).

As a result of the focus of and execution by our executive leaders and the efforts of our entire Company, including the contributions from our new rare disease therapeutic area, our financial performance exceeded targets, resulting in 213.7% of target achieved for our revenue goal and 152.4% of target achieved for our non-GAAP net income goal.

2. We progressed our pipeline.(2)

In 2023, we progressed our strong and broad pipeline.

a. Early pipeline

We advanced our early pipeline in 2023:

•

We generated four new product teams (formed when a molecule has been judged to possess many of the attributes of a clinical candidate), including in oncology (for the treatment of solid tumors) and in inflammation (for the treatment of irritable bowel disease (IBD)), and two investigational new drug (IND) approvals, for product candidates being studied in oncology (for the treatment of solid tumors).

•

We initiated five first-in-human studies in unique indications, including for product candidates being studied in oncology (including for the treatment of solid tumors, prostate cancer, small cell lung cancer, and colorectal cancer) and rare disease (for the treatment of idiopathic inflammatory myositis).

•

We determined to advance five programs into the clinic – xaluritamig (for prostate cancer), tarlatamab (in both first line and late-stage for small cell lung cancer), AMG 193 (for solid tumors), and rocatinlimab (for prurigo nodularis).

(1)

Non-Generally Accepted Accounting Principles, or non-GAAP, net income for purposes of the 2023 Company performance goals of our annual cash incentive plan and non-GAAP EPS are reported and reconciled in Appendix B.

(2)	For information regarding our significant pipeline advancements, please refer to our Form 10-K for the year ended December 31, 2023.

 ï 2024 Proxy Statement 55

Compensation Discussion and Analysis

b. Key clinical studies and regulatory filings

We made significant progress on our key clinical studies and regulatory filings in 2023:

Oncology:

In our oncology therapeutic area we were granted three Breakthrough Therapy Designations in 2023 by the FDA while advancing our pipeline:

•

For tarlatamab (our first-in-class half-life extended anti-delta-like ligand 3 (DLL3) x anti-CD3 BiTE® molecule), we presented positive potentially registrational Phase 2 data demonstrating an objective response rate of 40% and median overall survival of 14.3 months in patients with advanced-stage small cell lung cancer (SCLC) at the European Society for Medical Oncology (ESMO) and simultaneously published in the New England Journal of Medicine (NEJM). The FDA has granted tarlatamab Breakthrough Therapy Designation for this indication.(1) The FDA granted Priority Review(2) for our Biologics License Application for advanced SCLC. We initiated a Phase 3 study of tarlatamab versus chemotherapy in second-line SCLC.

•

For BLINCYTO (our first-in-class anti-CD19 x anti-CD3 BiTE molecule), the FDA has granted Breakthrough Therapy Designation for the treatment of adult and pediatric patients with CD19-positive Philadelphia chromosome-negative B-cell precursor acute lymphoblastic leukemia during the consolidation phase of multiphase therapy and the FDA granted full approval for BLINCYTO to treat minimal residual disease-positive B-cell precursor acute lymphoblastic leukemia.

•

For LUMAKRAS (our first-in-class small molecule approved for patients with KRAS G12C-mutated locally advanced or metastatic non-small cell lung cancer), we presented the positive results of the global Phase 3 CodeBreaK 300 trial in combination with Vectibix in third-line KRAS G12C mutated metastatic colorectal cancer. Additionally, the FDA has granted Breakthrough Therapy Designation to LUMAKRAS for this indication. We have also initiated a Phase 3 study of LUMAKRAS plus chemotherapy versus pembrolizumab plus chemotherapy in first-line KRAS G12C-mutated and programmed cell death protein ligand-1 (PD-L1) negative advanced non-small cell lung cancer. In December 2023, the FDA completed its review of our supplemental New Drug Application seeking full approval of LUMAKRAS and concluded that we had successfully fulfilled the dose comparison post marketing requirement of LUMAKRAS’ 960 mg daily dose and an additional confirmatory study was required to support full approval of LUMAKRAS.

•

For bemarituzumab (our first-in-class monoclonal antibody that inhibits fibroblast growth factor receptor 2b (FGFR2b)), a Phase 3 study for the treatment of patients with human epidermal growth factor receptor 2 negative FGFR2b-positive advanced gastric and gastroesophageal junction cancers is in progress.

•

For xaluritamig (our first-in-class bispecific molecule targeting STEAP1(3)), initial data from a Phase 1b study demonstrating encouraging anti-tumor activity in heavily pretreated patients with metastatic castrate-resistant prostate cancer were presented at ESMO and simultaneously published in Cancer Discovery.

•

For ABP 206 (biosimilar candidate to OPDIVO®(4) (nivolumab)), we initiated a Phase 3 randomized, double-blind pivotal study to determine biosimilarity of ABP 206 compared with OPDIVO in resected stage III or stage IV melanoma patients in the adjuvant setting.

•	The FDA accepted the Biologics License Application for ABP 959 (biosimilar candidate to Soliris®(5) (eculizumab)).

General Medicine:

Obesity

•

For maridebart cafraglutide (our potentially best-in-class multispecific that inhibits the GIPR and activates the GLP-1 receptor), following our positive Phase 1 study results that demonstrated up to a 14.5% reduction in body weight at the highest dose after 12 weeks, we are actively conducting a Phase 2 study in overweight or obese adults with or without type 2 diabetes mellitus.

Cardiovascular

•

For olpasiran (our potentially best-in-class Lp(a) targeting siRNA molecule), based on the positive data from our Phase 2 study that subsequently showed that patients sustained an approximately 40-50% placebo-adjusted percent reduction in Lp(a) nearly a year after their last dose, a Phase 3 cardiovascular outcomes study evaluating olpasiran in patients with ASCVD and elevated Lp(a) is in progress.

•

For Repatha® (our monoclonal antibody that inhibits PCSK9 that is approved to help patients reduce low-density lipoprotein (bad) cholesterol and lower their risks of heart attack and stroke), our Phase 3 cardiovascular outcomes study in patients at high cardiovascular risk without prior myocardial infarction or stroke is in progress. Additionally, we initiated a Phase 4 study of Repatha administered shortly after an acute myocardial infarction and designed to reduce the risk of cardiovascular events in hospitalized acute coronary syndrome patients.

(1)	The treatment of adult patients with extensive-stage SCLC with disease progression on or after platinum-based chemotherapy.
(2)

The FDA grants Priority Review to applications for medicines that offer, if approved, significant improvements over available options or may provide a treatment option where no adequate therapy currently exists.

(3)	Six-transmembrane Epithelial antigen of prostrate 1.
(4)	OPDIVO is a registered trademark of Bristol-Myers Squibb Company.
(5)	Soliris is a registered trademark of Alexion Pharmaceuticals, Inc.

56   ï 2024 Proxy Statement

Compensation Discussion and Analysis

Inflammation:

•

For rocatinlimab(1) (our first-in-class monoclonal antibody that inhibits OX40), based on the positive Phase 2 study results that demonstrated improvement in patients with moderate to severe atopic dermatitis, the eight-study Phase 3 ROCKET program is in progress.

•

For TEZSPIRE(2) (a first-in-class monoclonal antibody that inhibits the action of TSLP), Phase 3 studies investigating TEZSPIRE as a treatment in patients with eosinophilic esophagitis and as a treatment in patients with chronic rhinosinusitis with nasal polyps are in progress. A Phase 2 study investigating TEZSPIRE in chronic obstructive pulmonary disease is in progress.

•

For Otezla® (our medicine to treat plaque psoriasis, psoriatic arthritis, and oral ulcers in Behçet’s disease), two Phase 3 studies demonstrated statistically significant improvement in patients with genital psoriasis and genital itch and with palmoplantar pustulosis, respectively.

•	We launched AMJEVITA® (biosimilar to Humira®(3) (adalimumab)) in the U.S.

•	We received FDA approval for WEZLANA (biosimilar candidate to STELARA®(4) (ustekinumab)).

•	The FDA accepted the Biologics License Applications for ABP 938 (biosimilar candidate to EYLEA®(5) (aflibercept)) in patients with neovascular age-related macular degeneration.

Rare Disease:

In addition to our investment in internal innovation and advancement of our pipeline, we made a significant investment in 2023 in external innovation with our October 2023 acquisition of Horizon Therapeutics and its first-in-class or best-in-class innovative medicines that address rare autoimmune diseases, including TEPEZZA (for the treatment of patients with thyroid eye disease), KRYSTEXXA (for the treatment of patients with uncontrolled gout), and UPLIZNA (for the treatment of patients with neuromyelitis optica spectrum disorder), as well as its pipeline of product candidates, including dazodalibep (for Sjögren’s disease) in Phase 3 and daxdilimab (for discoid lupus erythematosus and dermatomyositis and anti-synthetase inflammatory myositis) and fipaxalparant (in systemic sclerosis and idiopathic pulmonary fibrosis) in Phase 2 trials. The products and product candidates from the Horizon acquisition, as well as TAVNEOS acquired from ChemoCentryx), comprise our new rare disease therapeutic area that strengthens our broad innovative portfolio and leverages our decades of established leadership in inflammation.

3. We delivered on our annual priorities.

a. Environmental, social, and governance

•

To challenge our execution on our environmental sustainability 2027 goals, we established a Company environmental goal to achieve cumulative conservation targets that meet specific pre-specified percentage reductions for each of the three goal components (total carbon reduction, total water reduction, and total waste reduction) in 2023 that continue to hold ourselves accountable for, and systematically advance towards, our 2027 environmental sustainability goals.

Our above-target achievement of the pre-specified percentage reductions for each of the carbon, water, and waste components in 2023 that advances the Company towards achievement of our 2027 goals resulted in a corresponding score 25% above-target for this goal.

Our 2027 Environmental Sustainability Goals(6) • Achieve carbon neutrality in our operations; • Reduce water consumed by 40%; and • Reduce waste disposed by 75%.

•

To drive measurable achievement of Representation in Clinical Research (RISE) program objectives, we established a goal requiring the definition of our success criteria for improvement in representative enrollment in clinical trials, as well as key performance indicators to measure incorporation of diversity considerations in the design and operational plans of interventional Phase 3 studies being conducted in the U.S., and the development of a tracking system to monitor these key performance indicators.

–	Attainment of all elements of this goal resulted in a maximum achievement score for this goal.

•

In support of our continuous improvement strategic priority and our diversity, inclusion, and belonging program, this goal expanded the group of leaders responsible for engagement in inclusive leadership to drive ownership and accountability for these activities that support a cohesive Company culture deeper into the organization. Leaders at the director and senior managers levels were required to establish, document, and execute diversity, inclusion, and belonging action plans in 2023 with a target goal of 90% participation.

–	We achieved 98% participation with these leaders establishing, documenting, and executing on their diversity, inclusion, and belonging action plans in 2023.

(1)	Rocatinlimab is being developed in collaboration with Kyowa Kirin Co., Ltd.
(2)	TEZSPIRE is being developed in collaboration with AstraZeneca.
(3)	Humira is a registered trademark of AbbVie Biotechnology Ltd.
(4)	STELARA is a registered trademark of Johnson & Johnson.
(5)	EYLEA is a registered trademark of Regeneron Pharmaceuticals, Inc.
(6)

Carbon neutrality goal refers to Scope 1 and 2 emissions. Reductions take into account only verified reduction projections, and do not take into account changes associated with the contraction or expansion of the Company and are measured against a 2019 baseline.

 ï 2024 Proxy Statement 57

Compensation Discussion and Analysis

b. Successful Integrations and Collaborations

To drive the successful integration of our October 2022 acquisition of ChemoCentryx, we established a goal to challenge our employees to implement a new go-to-market model to improve patient access to TAVNEOs by increasing its new prescribers and to retain key ChemoCentryx commercial field and medical staff members to maximize our opportunities to advance the knowledge and adoption of TAVNEOS with external stakeholders.

•	We substantially exceeded the new TAVNEOS prescribers target and ChemoCentryx commercial field and medical staff retention target such that we achieved a maximum achievement score for this goal.

We delivered on our other strategic priorities.

• Amgen Ecovation is our proprietary biomanufacturing approach with flexible, modular designs that enhance production, use less space, can be built in less time, and cost less to operate than traditional plants and have a reduced environmental impact, including reduced consumption of water and energy and lower levels of carbon emissions. Our Rhode Island facility has also created a substantial number of additional highly skilled manufacturing positions in the U.S.

•	Investment in Our Two Additional U.S. Facilities. Amgen Ecovation has guided the design and construction of our two new environmentally-friendly U.S. plants built to meet the demand for our medicines.

–	A drug product plant in Ohio that was recently licensed by the FDA.

–	A drug substance manufacturing plant that is under construction in North Carolina.

–

Both state-of-the-art facilities utilize many examples of environmental innovation, supporting our continuous improvement objective as well as our 2027 carbon neutrality goal.(1) Additionally, these new plants are expected to bring hundreds of full-time jobs to these regions while expanding our access to diverse talent.

• Our high quality branded biosimilars provide expanded access to important medicines for patients by offering more affordable treatment options. We have 11 biosimilars in our current portfolio, six that have been approved in the U.S. and four that have been approved in the EU (including two biosimilars that were also approved in the U.S.), one that has been submitted for approval, and three in Phase 3 development.

•

Our branded biosimilars build on our existing business capabilities and increase the efficient use of our existing resources by being fully integrated with our biologic development, manufacturing, and global commercial operations and use. Specifically, we use:

–	The same development and manufacturing processes, scientific standards, quality systems, and supply chain for our biosimilars as we do for our innovative biologics; and

–

The same global commercial team members who interact with providers on our proprietary branded portfolio to represent our branded biosimilars and to help providers and patients with the transition from a branded product to a biosimilar. Given the integration of our branded biosimilars into our existing innovative business infrastructure, discussion of the progress of our biosimilars portfolio for 2023 is incorporated by therapeutic areas in the discussion above.

Performance Under Our Long-Term Incentive Program

Our LTI compensation plan is tied directly to our stock performance and key annual operational metrics and aligns with long-term value creation for our stockholders.

80% of our annual LTI equity award grants are performance-based, aligning compensation with long-term value creation for our stockholders. Performance units comprise 50% of our annual LTI equity award grants. The goal design and all measurement targets are established at the beginning of each three-year performance period and, for the 2021-2023 performance period, were earned based on our performance as measured against pre-established annual targets for the equally weighted non-GAAP(2) operating measures of EPS growth and return on invested capital, or ROIC, with a three-year TSR modifier of +/-30 percentage points relative to the TSR of the companies in the S&P 500. ROIC was included as a measure and rigorous targets were set to reflect our ongoing focus on remaining operationally disciplined in our management of our capital. Consistent with our capital allocation priority, in 2023, we acquired Horizon and its rare disease portfolio that fits squarely within our overall strategy for long-term growth and is additive to our base business. However, the additional capital required to be deployed for this acquisition substantially reduced our three-year average ROIC operating measure score to 75.3% for the 2021-2023 performance period. Still, as we delivered strong three-year average EPS growth (resulting in a 115.4% operating measure score for this performance period), when both operating measures were averaged for the performance period, our total operating measures score is just below target (95.3%).

Target TSR performance over the three-year performance period was set at the 50th percentile relative to the TSRs of the companies in the S&P 500. For relative TSR performance below the 50th percentile, there is a reduction in the total percentage of performance units earned for the performance period. For the 2021-2023 performance period, our TSR performance ranking relative to the TSRs of the companies in the S&P 500 for the three-year performance period was at the 70.9th percentile of S&P 500 companies and resulted in a 25.1 percentage points TSR modifier for a total payout of 120.4% of performance units granted. A detailed depiction of our performance under these operating measures and the resulting calculation is on the next page.

(1)

Carbon neutrality goal refers to Scope 1 and 2 emissions. Reductions take into account only verified reduction projections, and do not take into account changes associated with the contraction or expansion of the Company and are measured against a 2019 baseline.

(2)

The non-GAAP operating measures (EPS growth and return on invested capital, or ROIC) with respect to the 2021–2023 performance period are as reported and reconciled in Appendix B, except that operating measures for 2023 performance were further adjusted to exclude the impact of direct on-going revenues and expenses, including interest expense from acquisition-related debt, from the acquisitions of TeneoBio, Inc., ChemoCentryx, Inc. and Horizon Therapeutics plc, as prescribed by the 2021-2023 performance goals document when it was established in March 2021. For this purpose, non-GAAP net income was increased by $96 million, or $0.18 per share, and ROIC was decreased by 0.5%.

58   ï 2024 Proxy Statement

Compensation Discussion and Analysis

2021-2023 Performance Period Goal Design and Award Calculation

All operating measures and goals were established at the beginning of the three-year performance period.

The Compensation Committee constructed the goal design for the 2021-2023 performance period (January 1, 2021 to December 31, 2023) with the same two operating measures as the 2019-2021 and 2020-2022 performance periods of non-GAAP EPS growth and ROIC weighted equally in each year (one-half per measure) and relative TSR modifier (+/-30 percentage points). The TSR modifier cannot exceed target (100%) regardless of our relative TSR performance if our absolute TSR over the performance period is less than zero.

2023 Operating Measures, Targets, and Performance for the 2021-2023 Performance Period

Non-GAAP(1) Operating Measures	Minimum (30%)	Low (80%)	Target (100%)	High (120%)	Maximum (170%)	2023 Performance Scores
EPS Growth ($)						102.7%
	≤$13.00	$15.00	$18.49	$21.00	≥$23.00
			($18.83 actual)
ROIC(2) (%)						30.0%
	≤17%	19%	25.7%	30%	≥32%
	(15.2% actual)
						66.4%

(1)

The non-GAAP operating measures (EPS growth and return on invested capital, or ROIC) with respect to the 2021–2023 performance period are as reported and reconciled in Appendix B, except that operating measures for 2023 performance were further adjusted to exclude the impact of direct on-going revenues and expenses, including interest expense from acquisition-related debt, from the acquisitions of TeneoBio, Inc., ChemoCentryx, Inc. and Horizon Therapeutics plc, as prescribed by the 2021-2023 performance goals document when it was established in March 2021. For this purpose, non-GAAP net income was increased by $96 million, or $0.18 per share, and ROIC was decreased by 0.5%.

(2)

Our targets for 2021 and 2022 performance were disclosed under the 2021–2023 Performance Goals in our 2022 Proxy Statement filed with the SEC on April 5, 2022 and our 2023 Proxy Statement filed with the SEC on April 6, 2023, respectively.

(3)

ROIC includes cash in invested capital to better align with our strategic priority of “Innovative Medicines” (which contemplates pursuit of innovation both internally and externally) by removing certain potential disincentives for acquisitions that could yield innovative medicines and drive shareholder value. For 2023, our ROIC score was negatively impacted by the additional debt required to acquire Horizon Therapeutics.

(4)	TSR Measurement Points = average daily closing price of stock for the first 20 trading days beginning on the grant date and the last 20 trading days of the performance period.

 ï 2024 Proxy Statement 59

Compensation Discussion and Analysis

Long-Term Incentive Equity Award Design in 2023

In December 2022 and March 2023, the Compensation Committee reviewed, evaluated, and established a performance award goal design for the 2023-2025 performance period (January 1, 2023 to December 31, 2025) with input from management and FW Cook, to reflect stockholder discussions and continue to drive operating performance and financial discipline. For the 2023-2025 performance period, the Compensation Committee retained the same performance award goal design as that of the 2022-2024 performance period with the non-GAAP operating measures of EPS and ROIC weighted equally in each year measured against targets and goals pre-established at the beginning of the three-year performance period for each year of the performance period. The Compensation Committee selected non-GAAP EPS to drive delivery of value to stockholders and ROIC to reflect our ongoing focus on remaining operationally disciplined in our management of our capital. The Compensation Committee also retained the TSR modifier of +/-30 percentage points and the requirement that the TSR modifier cannot exceed target (100%) regardless of our relative TSR performance if our absolute TSR over the performance period is less than zero. This requirement ensures a stronger tie to stockholders’ interests and investment experience in a challenging market. A detailed depiction of the 2023-2025 performance period goal design can be found in “Elements of Compensation and Specific Compensation Decisions—2023-2025 Performance Period Goal Design and Award Calculation.”

Positive 2023 Say on Pay Vote Outcome and Responses to 2023 Stockholder Input

In 2023, we received 93% stockholder support on our say on pay advisory vote. Our directors and management recognize the benefits of robust dialogue with our stockholders and we have engaged consistently in broad, direct, governance-focused stockholder outreach since 2011. Consistent with prior years’ practices, since our 2023 annual meeting of stockholders, we have engaged in governance-focused outreach activities and discussions with stockholders comprising approximately 51% of our outstanding shares.

We will continue to solicit the perspectives of our investors and share such perspectives with our Board. Among other topics, we invite dialogue with our stockholders regarding compensation best practices and policies to help inform our compensation program review process.

(1)	Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

60   ï 2024 Proxy Statement

Compensation Discussion and Analysis

Feedback From Our Stockholders and Responsive Actions Taken by Our Board

In 2023, stockholder engagement included discussion of questions related to our ESG and patenting activities. The predominant feedback from investors with respect to our compensation and governance practices was that they are satisfied with our compensation program and governance practices. Stockholder feedback is shared with our Board. We will continue to engage with our stockholders to be sure we understand and address any concerns.

Expanded and Enhanced Disclosures in Response to Stockholder Feedback

In response to discussions with our stockholders, we have expanded and enhanced a number of our disclosures in our SEC filings and on our website, including with respect to our:

– – –

Board gender and racial/ethnic diversity;

Data from our annual Consolidated EEO-1 Report;(1) Reporting to several environmental standards and guidelines, including the SASB(2) standards for our industry;

Drug pricing practices;

	– –	Alignment of compensation program with strategic priorities; Oversight of political contributions, memberships in trade and industry associations, and lobbying;
–	–	Patents for our five top selling products.

(1)	Beginning with our Consolidated EEO-1 Report filed in 2021.
(2)	Sustainability Accounting Standards Board.

 ï 2024 Proxy Statement 61

Compensation Discussion and Analysis

Our 2023 Compensation Program Highlights and Objectives

Total Target Direct Compensation Focuses on At Risk Compensation (91% for our CEO and 83% for our other NEOs)

62   ï 2024 Proxy Statement

Compensation Discussion and Analysis

How Compensation Decisions Are Made For Our Named Executive Officers

 Roles and Responsibilities

Compensation Committee Board Committee composed solely of independent directors

•   Oversees the development and effective succession planning of our CEO and other members of Senior Management.

•   Evaluates the performance of our CEO within the context of the financial and operational performance of the Company.

•   Determines and approves compensation for our CEO, other NEOs, Executive Vice Presidents, Senior Vice Presidents, Section 16 officers, and the Chief Audit Executive (collectively, “Senior Management”).

•   Reviews and approves compensation programs in which our NEOs participate.

•   Oversees the Board’s relationship with, and response to, stockholders on executive compensation matters.

•   Exercises the sole authority to select, retain, replace, and/or obtain advice from independent compensation consultants.

Consultant to the Compensation Committee Frederic W. Cook & Co., Inc., Independent consultant to, and retained directly by, the Compensation Committee

•   Regularly attends Compensation Committee meetings, including meeting in executive session with the Compensation Committee.

•   Provides advice and studies on the appropriateness and competitiveness of:

–  our compensation program relative to market practice for our NEO compensation;

–  our equity programs; and

–  the selection of our peer group.

•   Consults, advises, and makes recommendations, when requested, on executive compensation trends and developments, various compensation matters and compensation program designs and practices to support our business strategy and objectives.

•   Coordinates and reviews the appropriateness of market data compiled by management.

•   At the direction of the Compensation Committee, works with management to assess the potential risks arising from our compensation policies and practices.

CEO Assisted by the Senior Vice President, Human Resources and other Company staff members

•   Conducts performance reviews of the other NEOs and makes recommendations to the Compensation Committee with respect to compensation of other members of Senior Management.

•   Provides recommendations on the development of, and succession planning, for the other members of Senior Management.

 ï 2024 Proxy Statement 63

Compensation Discussion and Analysis

Our Values

The Amgen Values, formalized in 1996, guide how we execute on our strategy, conduct our business, and what we reward:

• Be science-based;	• Trust and respect each other;
• Compete intensely and win;	• Ensure quality;
• Create value for patients, staff, and stockholders;	• Work in teams; and
• Be ethical;	• Collaborate, communicate, and be accountable.

Annual performance reviews for all staff members are designed to weight equally what was accomplished as well as how it was accomplished in accordance with the Amgen Values

Retaining and Attracting Executive Talent

The Compensation Committee recognizes the unique demands of our industry, including its complex regulatory and reimbursement environment, and the challenges of running an enterprise focused on the discovery, development, manufacture, and commercialization of biologic medicines to address serious illness. The Compensation Committee believes that these unique demands require executive talent that has significant industry experience as well as, for certain key functions, specific scientific expertise to oversee research and development activities and the complex manufacturing requirements of biologic products. Further, the Compensation Committee believes that these very particular skills and capabilities limit the pool of talent from which we can recruit and also cause our employees to be highly valued and sought after in our industry. These factors inform the compensation decisions of the Compensation Committee.

Use of Independent Compensation Committee Consultant

For 2023, to assist the Compensation Committee in its review and determination of executive compensation, the Compensation Committee retained and directed the nature of the activity between FW Cook, an independent consultant, and management undertaking the responsibilities previously described in

“How Compensation Decisions Are Made For Our Named Executive Officers” and, for 2023, including providing advice and consultation regarding regulatory updates, selection of our peer group, market competitiveness of our executive compensation programs, and our Equity Incentive Plan. The Governance and Nominating Committee also engaged FW Cook to assist in its 2023 review of director compensation. For more information regarding the 2023 review of director compensation, see “Director Compensation—Changes to Director Compensation for 2024.” The Company did not engage FW Cook for any other services at the Company in 2023.

On an annual basis, FW Cook reviews our peer group with the Compensation Committee to determine whether the peer group remains appropriate. In July 2023, FW Cook recommended the continued use of the previously established objective criteria for consideration when developing the peer group pool, that no changes to the peer group be made, and that continued focus on U.S. peers was appropriate, recognizing that the non-U.S. peers reflect differences in law, stockholder influences, and governance practices. Based, in part, on these recommendations from FW Cook, as well as a review of the objective criteria, the Compensation Committee determined that this peer group, composed of 14 companies (nine of which are based in the U.S.) remains appropriate.

64   ï 2024 Proxy Statement

Compensation Discussion and Analysis

How We Establish Our Peer Group

2023 Peer Group Companies We focus on biotechnology and pharmaceutical companies with which we compete for executive talent.
Objective Criteria Considered	2023 Peer Group

•   GICS codes of biotechnology (352010) and pharmaceuticals (352020);

•   12-month average market capitalization between 0.25 and 4.0x that of Amgen’s average market capitalization for the same period;(1)

•   Trailing four-quarter revenues between 0.25 and 4.0x that of Amgen’s revenues;(1)

•   Non-U.S. peers limited to those commonly identified as a “peer of peers”;‡

•   Competitors for executive talent;

•   Companies of comparable scope and complexity;

•   Competitors for equity investor capital;

•   Companies that identify us as their direct peer;‡ and

•   Companies with similar pay practices.

•   AbbVie Inc.*

•   AstraZeneca plc

•   Biogen Inc.*

•   Bristol-Myers Squibb Company*

•   Eli Lilly and Company*

•   Gilead Sciences, Inc.*

•   GlaxoSmithKline plc

•   Johnson & Johnson*

•   Merck & Co., Inc.*

•   Novartis AG

•   Pfizer Inc.*

•   Regeneron Pharmaceuticals, Inc.*

•   Roche Holding AG

•   Sanofi S.A.

‡	All companies in 2023 peer group list Amgen as a peer.
*	U.S.-based
(1)	For purposes of the 2023 peer group analyses:

	Market Capitalization(a)	Revenues(b)
Amgen	$133 billion	$26 billion
Relative Peer Group Position	2nd quartile	1st quartile

(a)	Represents the 12-month average market capitalization as of May 31, 2023.
(b)

Represents revenues for the trailing four quarters ending on or about March 31, 2023, except Sanofi S.A., which is for the trailing four quarters ending 12/31/2022, as provided by the Standard and Poor’s Capital IQ database.

Peer Group Data Sources

Our primary data sources for evaluating all elements of compensation for our CEO is data compiled by FW Cook from the SEC filings of our peer group, including for the 25th, 50th, and 75th percentiles of the specific compensation elements paid to peer group CEOs. For 2023 compensation decisions for our executives, other than the CEO, additional survey sources were utilized to provide a more robust and comprehensive data set that is less skewed by the data anomalies of any one data source. Our primary data sources for evaluating all elements of compensation included the Willis Tower Watson Pharmaceutical Human Resources Association Survey, the Willis Towers Watson Pharmaceutical and Health Sciences, or PHS Survey, the Radford Life Sciences Global Compensation Database, and available data from peer group proxy statement filings. From time to time, our Compensation Committee, with advice from FW Cook, may depart from the benchmarking data to account for structural differences in our organization versus those of our peer group, the strategic importance of certain roles to our business, and internal equity. Factors such as experience level, performance, size, scope, complexity and impact of the role, and market demand for the role can also come into consideration.

For example, our Executive Vice President, Global Commercial Operations role held by Mr. Gordon is well-matched in the PHS Survey. However, this role is not consistently well-represented in the peer group proxy statements and, as a result, to reflect the scope and criticality of this role, it is instead compared to the second highest paid named executive officer in such filings. Further, as a result of our single business unit structure, our Executive Vice President, Operations role held by Mr. Santos is not well-matched in either the PHS Survey or the peer group proxy statements as this role at our Company oversees a significantly broader scope of responsibilities. Due to this lack of comparability, the compensation for our Executive Vice President, Operations is determined in relation to the compensation decisions made for our other Executive Vice President roles. Based on this data (to the extent applicable), the Compensation Committee is presented with a comparison of each NEO on a position or pay rank basis, with information of each element of compensation for such NEO at the 50th and 75th percentile of the peer group. Consistent with generally accepted practice and because base pay survey data is only available for the previous calendar year, base pay survey data is aged forward to the current year based on expected salary movement.

 ï 2024 Proxy Statement 65

Compensation Discussion and Analysis

The “Market Median,” as applicable, is determined for our CEO and our other NEOs based on the prior year’s compensation and is reviewed by the Compensation Committee to inform compensation decisions made in March of each year as follows:

Market Median

CEO (compiled by FW Cook)	Other NEOs

• 50th percentile of each compensation element paid to CEOs in our peer group in the previous year as reported in applicable proxy statements.

•   Average of the 50th percentile of each compensation element of our peer group from the survey data and proxy statements for the previous year modified for the Executive Vice President, Global Commercial Operations and Executive Vice President, Operations roles as described above.

Elements of Compensation and Specific Compensation Decisions

Described below are our three primary elements of executive compensation in order of magnitude: LTI equity awards; annual cash incentive awards; and base salaries.

Long-Term Incentive Equity Awards

Our compensation program aims to achieve the appropriate balance of compensation elements relative to the responsibilities of our staff members, with the result that the largest proportion of compensation for our CEO and the other NEOs is in LTI equity awards that are risk-based and closely aligned with the creation of long-term stockholder value. For 2023, equity-based compensation represents 78% of our CEO’s target compensation and 67% of target compensation for our other NEOs, and 50% of annual equity awards are in long-term performance units. In addition, while being mindful of stockholder dilution (see below), we also grant LTI equity awards each year to nearly all of our staff members worldwide to increase staff awareness of how our performance impacts stockholder value. We believe that our practice of granting equity-based compensation broadly has been a significant factor in advancing our strategic priorities by aligning all of our staff members’ (including our NEOs’) interests with those of our stockholders, rewarding execution of our strategy, fostering long-term focus, and enhancing retention.

We Continue to Exercise Discipline in the Grant of Long-Term Incentive Equity Awards—Monitoring Dilution and Annual Equity Usage

Our Compensation Committee balances the use of equity to align staff members with our stockholders while striving to limit stockholder dilution to that amount which investors would expect to experience with members of our peer group. Annually, LTI equity award grant guidelines are established for each Company job level targeting the 50th percentile of our peer group for levels for which equity data is broadly available, setting an annual LTI equity award budget at approximately the 50th percentile of our peer group, and reviewing the Shareholder Value Transfer (SVT)

associated with the proposed aggregate LTI equity award grants to ensure that our SVT is aligned with our peer group practices. (For certain lower job levels where data is not as comprehensive, we have developed guidelines that trend in-line with available data and consider internal equity.) As illustrated below, the resulting dilutive effect has been maintained at a generally consistent level over the past six years.

We are asking our stockholders to approve an amended Equity Incentive Plan that, in part, increases the number of shares reserved for issuance thereunder by 31,297,000 shares. There has not been an increase in the share reserve under our equity incentive plan since 2013. Additional information regarding our burn rate, share reserve, and terms of the proposed amendment and restatement of equity incentive plan can be found in “Item 3 – Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan.”

66   ï 2024 Proxy Statement

Compensation Discussion and Analysis

Long-Term Incentive Equity Award Mix

As part of its annual evaluation of our LTI equity award practices, the Compensation Committee reviewed our LTI equity award mix with FW Cook and elected to maintain the previous year’s LTI equity award allocation for 2023 given its pay-for-performance alignment. As such, 80% of our annual equity award value continued to be delivered as performance-based LTI equity awards consisting of performance units (50%) and stock options (30%). Time-vested RSUs, designed to foster retention, comprise the remaining 20% of equity value. Both our stock options and RSUs generally vest over four years (with no vesting in the first year and vesting in three approximately equal annual installments on the second, third, and fourth anniversaries of the grant date). The delay in the commencement of vesting furthers the longer-term performance emphasis of our LTI equity award program and enhances retention.

LTI Equity Award Allocation

Value of 2023 Annual Long-Term Incentive Equity Awards

Based on a review of Company and executive performance, market data, and FW Cook and management’s recommendations, the Compensation Committee determined to grant the following annual LTI equity award grant values to our CEO and the other NEOs in March 2023, with an effective grant date of May 2, 2023, the date which is two business days after the date of release of our first quarter 2023 earnings results in accordance with our equity grant policy.

Named Executive Officer	Performance Units(1) ($)	Stock Options ($)	Restricted Stock Units ($)	Total Equity Value Granted ($)	2022 Market Median(2) ($)	Difference vs. Market Median Over/(Under) (%)

Robert A. Bradway	7,956,250	4,773,750	3,182,500	15,912,500	13,966,000	13.9

Murdo Gordon	2,500,000	1,500,000	1,000,000	5,000,000	5,014,000	(0.3)

David M. Reese(3)	2,250,000	1,350,000	900,000	4,500,000	4,747,000	(5.2)

Peter H. Griffith	2,250,000	1,350,000	900,000	4,500,000	4,178,000	7.7

Esteban Santos(4)	2,100,000	1,260,000	840,000	4,200,000	n/a	n/a

(1)	The 2023-2025 performance period runs from January 1, 2023 through December 31, 2025.
(2)	For more information regarding the determination of the Market Median, see “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data Sources” previously discussed.
(3)

Dr. Reese was appointed as our Executive Vice President and Chief Technology Officer effective December 2023 and no changes were made to his compensation. Prior to this, he served as our Executive Vice President, Research and Development. The Market Median data reflects comparison to other head of research and development roles.

(4)

As previously discussed under “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data Sources,” no comparable market data is available for Mr. Santos and his LTI equity award value was established using comparisons to the values granted to our other Executive Vice President roles.

Based on the Compensation Committee’s March 2023 review of market data, the committee approved a LTI equity award for Mr. Bradway at the same value ($15.9 million) as that of 2022 to recognize his successful leadership and execution of the Company’s strategic priorities as well as his experience and tenure in his role. The Compensation Committee also approved LTI equity award grants for each of the other NEOs at the same value as those of 2022 in recognition of their successful leadership of their respective functions, scope of responsibilities across their respective roles, and experience. As such, the Compensation Committee approved LTI equity award grant values of $5 million for Mr. Gordon, $4.5 million for each of Dr. Reese and Mr. Griffith, and $4.2 million for Mr. Santos. The Compensation Committee concluded that these LTI equity award values were appropriate because they recognize and reward strong execution by our NEOs with compensation that is substantially at risk, performance-based, and focused on the longer-term.

 ï 2024 Proxy Statement 67

Compensation Discussion and Analysis

Performance Award Program 2021-2023 Performance Period Performance Units Earned

For the last operating year of our 2021-2023 performance period, our 2023 EPS performance earned 102.7% of target and 2023 ROIC performance earned 30.0% of target, resulting in 2023 performance of 66.4% of target for these non-GAAP operating measures. Our performance with respect to our non-GAAP operating measures resulted in 111.6% for 2021, 108.0% for 2022, and 66.4% for 2023. These annual operating measure percentage calculations were then averaged for a total operating measures score of 95.3% for this three-year performance period. Based on our TSR ranking of the 70.9th percentile relative to the TSRs of the companies in the S&P 500, the total operating measures score of 95.3% was increased by 25.1 percentage points, resulting in a payout of 120.4% of target performance units granted. Each earned performance unit converted to one share of Common Stock upon the payout date of March 18, 2024. For the 2021-2023 performance period, this payout percentage resulted in the following number of shares of Common Stock being earned. For additional information on the specific targets and actual performance and calculation of amounts earned, see the detailed description of the 2021-2023 performance period previously discussed on pages 58-59.

Named Executive Officer	Performance Units Value Granted (Target) ($)	Number of Performance Units Granted (#)	Number of Shares of our Common Stock Earned(1) (#)

Robert A. Bradway	7,956,250	31,240	41,467

Murdo Gordon	2,500,000	9,816	13,029

David M. Reese	2,400,000	9,423	12,508

Peter H. Griffith	2,000,000	7,852	10,422

Esteban Santos	2,375,000	9,325	12,377

(1)	Includes dividend equivalents earned on these amounts rounded down to the nearest whole number of shares (excluding fractional shares paid in cash).

68   ï 2024 Proxy Statement

Compensation Discussion and Analysis

2022-2024 Performance Period Goal Design, Targets, and Award Calculation

All operating measures and goals were established at the beginning of the three-year performance period.

The Compensation Committee constructed the goal design for the 2022-2024 performance period (January 1, 2022 to December 31, 2024) with the same two operating measures as the 2020-2022 and 2021-2023 performance periods of non-GAAP EPS growth and ROIC weighted equally in each year (one-half per measure) and relative TSR modifier (+/-30 percentage points). The TSR modifier cannot exceed target (100%) regardless of our relative TSR performance if our absolute TSR over the performance period is less than zero.

2023 Operating Measures and Performance for the 2022-2024 Performance Period

Non-GAAP(1) Operating Measures	Minimum (30%)	Low (80%)	Target (100%)	High (120%)	Maximum (170%)	2023 Performance Scores
EPS Growth ($)						99.4%
	≤$14.00	$16.00	$18.90	$21.00	≥$23.00
		($18.82 actual)
ROIC(2) (%)						30.0%
	≤19%	21%	25.1%	28%	≥30%
	(15.2% actual)
						64.7%

2022-2024 Operating Measures Score (Operating Measure Percentages 30 – 170% with linear interpolation along the payout curve)
Operating Measure Percentages are Equally Weighted for Each of the Three Years
Non-GAAP(1)(2) Operating Measures	2022(2)	2023	2024	2022-2024 Average Operating Measures
EPS Growth ($)	114.1% ($17.78)	99.4% ($18.82)	Pre-established and to be disclosed(4)	TBD
ROIC(3) (%)	105.3% (23.0%)	30.0% (15.2%)		TBD
	109.7%	64.7%	TBD	TBD

2022-2024 S&P 500 Relative TSR(5) Modifier
Payout for Performance Relative to S&P 500 TSR Percentage

Amgen TSR ≥ 75th percentile = 30% (Maximum)

Amgen TSR = 50th percentile‡ = 0% (Target)

Amgen TSR ≤ 25th percentile = -30% (Minimum)

‡	If Amgen’s TSR is less than 0, the relative TSR modifier can be no greater than 0% (target).

(1)

The 2023 non-GAAP operating measures (EPS growth and ROIC) with respect to the 2022-2024 performance period are as reported and reconciled in Appendix B, except that operating measures for 2023 performance were further adjusted to exclude the impact of direct on-going revenues and expenses, including interest expense from acquisition-related debt, from the acquisitions of ChemoCentryx, Inc. and Horizon Therapeutics plc, as prescribed by the 2022-2024 performance goals document when it was established in March 2022. For this purpose, non-GAAP net income was increased by $90 million, or $0.17 per share, and ROIC was decreased by 0.5%.

(2)	Our targets for 2022 performance were disclosed under the 2022–2024 Performance Goals in our 2023 Proxy Statement filed with the SEC on April 6, 2023.
(3)

ROIC includes cash in invested capital to better align with our strategic priority of “Innovative Medicines” (which contemplates pursuit of innovation both internally and externally) by removing certain potential disincentives for acquisitions that could yield innovative medicines and drive shareholder value.

(4)	2024 targets are pre-established, but are not being disclosed at this time as they are competitively sensitive.
(5)	TSR Measurement Points = average daily closing price of stock for the first 20 trading days beginning on the grant date and the last 20 trading days of the performance period.

 ï 2024 Proxy Statement 69

Compensation Discussion and Analysis

2023-2025 Performance Period Goal Design, Targets, and Award Calculation

All operating measures and goals were established at the beginning of the three-year performance period.

The Compensation Committee constructed the goal design for the 2023-2025 performance period (January 1, 2023 to December 31, 2025) with the same two operating measures as the 2021-2023 and 2022-2024 performance periods of non-GAAP EPS growth and ROIC weighted equally in each year (one-half per measure) and relative TSR modifier (+/-30 percentage points). The TSR modifier cannot exceed target (100%) regardless of our relative TSR performance if our absolute TSR over the performance period is less than zero.

2023 Operating Measures and Performance for the 2023-2025 Performance Period

Non-GAAP(1) Operating Measures	Minimum (30%)	Low (80%)	Target (100%)	High (120%)	Maximum (170%)	2023 Performance Scores
EPS Growth ($)						127.5%
	≤$15.50	$17.00	$17.70	$18.50	≥$19.50
				($18.65 actual)
ROIC(2) (%)						100.0%
	≤10%	12.5%	15-20%(3)	22.5%	≥30%
			(15.7% actual)
						113.8%

2023-2025 Operating Measures Score (Operating Measure Percentages 30 – 170% with linear interpolation along the payout curve)
Operating Measure Percentages are Equally Weighted for Each of the Three Years
Non-GAAP(1)(2) Operating Measures	2023	2024	2025	2023-2025 Average Operating Measures
EPS Growth ($)	127.5% ($18.65)	Pre-established and to be disclosed(4)		TBD
ROIC(2) (%)	100.0% (15.7%)			TBD
	113.8%	TBD	TBD	TBD

2023-2025 S&P 500 Relative TSR(5) Modifier
Payout for Performance Relative to S&P 500 TSR Percentage

Amgen TSR ≥ 75th percentile = 30% (Maximum)

Amgen TSR = 50th percentile‡ = 0% (Target)

Amgen TSR ≤ 25th percentile = -30% (Minimum)

‡ If Amgen’s TSR is less than 0, the relative TSR modifier can be no greater than 0% (target).

(1)	The 2023 non-GAAP operating measures (EPS growth and ROIC) with respect to the 2023-2025 performance period are as reported and reconciled in Appendix B.
(2)

ROIC includes cash in invested capital to better align with our strategic priority of “Innovative Medicines” (which contemplates pursuit of innovation both internally and externally) by removing certain potential disincentives for acquisitions that could yield innovative medicines and drive shareholder value.

(3)	We introduced a “flat zone” within which a target score is appropriate.
(4)	2024 and 2025 targets are pre-established, but are not being disclosed at this time as they are competitively sensitive.
(5)	TSR Measurement Points = average daily closing price of stock for the first 20 trading days beginning on the grant date and the last 20 trading days of the performance period.

70   ï 2024 Proxy Statement

Compensation Discussion and Analysis

Performance Award Goal Design for the 2024–2026 Performance Period

As part of its regular review and consideration of the performance award program, the Compensation Committee evaluated potential performance award goal designs for the 2024-2026 performance period (January 1, 2024 to December 31, 2026) with input from management and FW Cook at its December 2023 and February 2024 meetings. Based on such evaluations, the Compensation Committee retained the 2023-2025 performance period goal design for the 2024-2026 performance period, including the requirement that the TSR modifier could not effect a payout greater than target if our absolute TSR over the performance period was less than zero.

Dividend Equivalents

RSUs and performance units have dividend equivalent rights. Such dividend equivalents are payable only when, and to the extent that, the underlying RSUs and performance units are vested, earned, and converted to shares of Common Stock. The dividend equivalents may be paid in stock (with cash paid for fractional shares) or in cash at the Compensation Committee’s election. Stock options do not have dividend equivalent rights.

Plan Minimum Vesting Period of One Year; Actual Minimum Generally Two Years

Mindful of stockholder concerns and best practices, our equity incentive plan, and our proposed Second Amended and Restated 2009 Equity Incentive Plan, requires that at least 95% of all equity awards, including RSUs, restricted stock, stock options, performance awards, and dividend equivalents granted to staff members (including NEOs) will be subject to a minimum vesting period of no less than one year. Our annual stock option and RSU grants generally vest over four years in three approximately equal annual installments on the second, third, and fourth anniversaries of the grant date. This delayed vesting schedule further underscores the long-term focus of our LTI equity award program and enhances retention of staff members.

Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2024

The Compensation Committee reviewed the LTI equity award grant values proposed to be granted to NEOs in 2024. The Compensation Committee approved an increase in Mr. Bradway’s LTI equity award value in March 2024 from $15.9 million to $18 million to recognize his successful leadership of the Company, tenure in the CEO role, and successful execution of the Horizon acquisition and other activities in support of the long-term growth of the Company. In recognition of the successful leadership of their respective functions, scope of responsibilities across roles, and execution of activities in support of the long-term growth of the Company, including the Horizon acquisition, the Compensation Committee approved an increase of $300,000 in LTI equity award value for Mr. Gordon (from $5 to $5.3 million), Mr. Griffith and Dr. Reese (from $4.5 to $4.8 million), and Mr. Santos (from $4.2 to $4.5 million). The Compensation Committee concluded that the LTI equity award values granted were appropriate because they recognize and reward strong execution by our executives with compensation that is substantially at risk, performance-based, and focused on the longer-term.

 ï 2024 Proxy Statement 71

Compensation Discussion and Analysis

Annual Cash Incentive Awards

Executive Incentive Plan

Annual cash incentive awards to our NEOs are generally made under our stockholder-approved Executive Incentive Plan, or EIP, which employs a formula that establishes a maximum award possible for each participant based on our non-GAAP net income.(1) For 2023, each of our NEOs was a participant in the EIP. This year, as in the past, actual awards under the EIP are determined by the Compensation Committee using its negative discretion under the EIP, with award determinations based on Company performance against the composite final score of the pre-established 2023 Company performance goals. In evaluating and confirming this approach, the Compensation Committee also considers the contributions of each participant’s role to our success during the year.

In March 2023, the Compensation Committee determined for the EIP participants, the definition of non-GAAP net income,(1) the maximum award payable for each participant, and the target annual cash incentive award opportunities. In addition, the Compensation Committee determined the plan design for the Global Management Incentive Plan, or GMIP, and Global Performance Incentive Plan, or GPIP, and the 2023 Company performance goals and weightings, and the percentages payable for threshold, target, and maximum performance.

The maximum award under the EIP continued to be expressed as the EIP non-GAAP net income(1) definition and, consistent with past years, was 0.125% for our CEO and 0.075% for each of the other NEOs. As discussed previously, both historically and in 2023, the Compensation Committee has paid well below the maximum award permitted under the EIP based on a practice of exercising negative discretion by using the Company performance goals composite final score under our GMIP as applied to the participant’s target annual cash incentive award opportunity to determine actual awards.

Target Annual Cash Incentive Award Opportunity

After review of market data and consultation with FW Cook, the Compensation Committee determined that the target annual cash incentive award opportunities for our NEOs would remain the same as those of 2022 (150% of base salary for our CEO and 100% for each of the other NEOs).

2023 Company Performance Goals

While all of the goals measure single-year performance, taken as a whole, they are intended to positively position us for both near- and long-term success, support our strategic priorities, and create stockholder value. The 2023 Company performance goals approved by the Compensation Committee were based on our 2023 budget and forecast at the time of such approval and are discussed on the following page.

For the 2023 Company performance goals, in March 2023, management recommended, and the Compensation Committee reviewed and concurred with, replacing the “Process Simplification and Automation” goal with the new annual priority of “Successful Integrations and Collaborations” to focus our entire Company on maximizing opportunities from acquisitions, including integrating and advancing products. Additionally, after the successful adoption and delivery of our 2022 ESG goals, our Compensation Committee approved an expanded ESG goal for our 2023 Company performance goals designed to continue to hold ourselves accountable for, and systematically advance towards, our 2027 environmental sustainability goals, to drive measurable achievement of our Representation in Clinical Research (RISE) objectives (in support of our strategic priority of innovation), and to drive ownership and accountability for our culture of inclusion by increasing the number of leaders accountable for action (in support of our strategic priority of continuous improvement) and of our diversity, inclusion, and belonging program.

(1)	Non-GAAP net income for purposes of the EIP is as reported and reconciled in Appendix B.

72   ï 2024 Proxy Statement

Compensation Discussion and Analysis

2023 Company Performance Goals and Results

The table below sets forth the goals established, the weighting of each goal, and our actual performance for 2023. Payouts can range from 0% to a maximum of 225% of target annual cash incentive award opportunity for each metric and the final Company Performance Goals Score cannot exceed 225%. For additional discussion regarding our performance, please see “Aligning Pay With Performance” and “Implementation of Our Strategic Priorities.”

Deliver Results (60% weighting)		Weighted Score Achieved 109.8%

($ In Millions)

These goals are consistent with the fundamental importance of financial performance to us and our stockholders in both the near- and long-term, equally focused on top- and bottom-line growth, and assigned the largest percentage. No amounts can be earned for below-threshold performance for our financial metrics.

Goals	Weighting	Threshold (0%)	Target (100%)	Maximum (225%)	Achieved
Revenues	30%	$24,629	$26,483	$28,337	$28,190 213.7%

Our revenue goal target was derived from the midpoint of our initial January 2023 revenue guidance (between $26.0 and $27.2 billion) and above our 2022 revenues ($26.3 billion). As a result of the focus of and execution by our executive leaders and the efforts of our entire Company, including the contributions from our new rare disease therapeutic area, our financial performance exceeded targets.

Non-GAAP Net Income(1)	30%	$8,154	$9,570	$10,678	$10,034 152.4%

Our non-GAAP net income target was correlated to the midpoint of our initial January 2023 non-GAAP EPS guidance (between $17.40 and $18.60) and equal to our 2022 non-GAAP net income ($9.57 billion).

Due to the focus of and execution by our executive leaders and the efforts of our entire Company, our financial performance exceeded targets, resulting in performance above target for revenues and non-GAAP net income.

Progress Innovative Pipeline (30% weighting)		Weighted Score Achieved 28.3%

Measures progress on both early- and later-stage programs and product candidates to focus us on executing key clinical studies and delivering a robust product pipeline at all stages of the development continuum, which we believe is critical to our continued success over both the near- and long-term.

Goals	Weighting	Results	Achieved

Advance Early Pipeline— Focused on incentivizing early-stage innovation discovery activities important to our long-term success	10%

•  We generated four new product teams (formed when a molecule has been judged to possess many of the attributes of a clinical candidate), including in oncology (for the treatment of solid tumors) and in inflammation (for the treatment of irritable bowel disease (IBD)), and two investigational new drug (IND) approvals for product candidates being studied in oncology (for the treatment of solid tumors).

•  We initiated five first-in-human studies in unique indications, including for product candidates being studied in oncology (including for the treatment of solid tumors, prostate cancer, small cell lung cancer, and colorectal cancer) and rare disease (for the treatment of idiopathic inflammatory myositis).

•  We determined to advance five programs into the clinic – xaluritamig (for prostate cancer), tarlatamab (in both first line and late-stage for small cell lung cancer), AMG 193 (for solid tumors), and rocatinlimab (for prurigo nodularis).

			100.0%

Execute Key Clinical Studies and Regulatory Filings— Designed to reward speed and effectiveness to maximize the value of our assets and deliver on our mission to serve patients	20%

•  We executed on key clinical study milestones for tarlatamab (small cell lung cancer), olpasiran (ASCVD), maridebart cafraglutide (obesity), and rocatinlimab (atopic dermatitis).

•  We completed key regulatory milestones, including:

-  LUMAKRAS/LUMYKRAS™ U.S. and EU submissions;

-  Otezla pediatric Supplemental New Drug Application (SNDA) submission;

-  Tarlatamab Biologics License Application (BLA) submission;

-  ABP 938 (biosimilar candidate to EYLEA (aflibercept)) BLA submission;

-  WEZLANA (biosimilar candidate to STELARA (ustekinumab)) EU original application submission and U.S. approval; and

-  ABP 959 (biosimilar candidate to SOLIRIS (eculizumab) EU approval.

			91.6%

(1)	Non-GAAP net income for purposes of the 2023 Company performance goals of our annual cash incentive plan and non-GAAP EPS are reported and reconciled in Appendix B.

 ï 2024 Proxy Statement 73

Compensation Discussion and Analysis

Deliver Annual Priorities (10% weighting)		Weighted Score Achieved 21.2%
Goals	Weighting	Results	Achieved

Environmental, Social, and Governance— After the successful delivery on our 2022 ESG goal, our 2023 goal was expanded: • to challenge ourselves to continue to advance towards our 2027 environmental sustainability goals; • to establish a measurement infrastructure for our Representation in Clinical Research (RISE) objectives; and • to increase the number of leaders accountable for action in support of our diversity, inclusion, and belonging program	5%

•  To challenge ourselves by advancing our execution on our environmental sustainability 2027 goals, we established a Company environmental goal at the enterprise-wide level, with the following requirements:

-  Timely achievement of conservation targets that meet specific percentage reductions for each of the three goal components (total carbon reduction, total water reduction, and total waste reduction) in 2023 that systematically advance towards our 2027 environmental sustainability goals.

   Our performance was ~25% above target in the aggregate for the specific percentage reductions for the three goal components (total carbon reduction, total water reduction, and total waste reduction) and resulted in performance that was above-target (but less than maximum) achievement under this goal.

•  To drive achievement of Representation in Clinical Research (RISE) objectives in support of our innovation strategic priority, we established a measurement infrastructure, including by:

-  Defining our success criteria for improvement in representative enrollment in clinical trials as compared to historical baseline;

-  Defining key performance indicators to measure incorporation of diversity considerations in design and operational plans of interventional Phase 3 studies being conducted in the U.S.; and

-  Developing a tracking system to monitor these key performance indicators.

    Achievement of all three elements of the infrastructure resulted in the maximum achievement under this goal.

•  To drive ownership and accountability deeper into the organization in support of our continuous improvement strategic priority, our diversity, inclusion, and belonging goal by increasing the number of leaders accountable for action to actively communicate our culture of belonging to all staff. Leaders at the senior manager and above levels were required to establish, document, and execute diversity, inclusion, and belonging action plans in 2023 with a target goal of 90% participation.

-  We achieved 98% participation with leaders establishing, documenting, and executing on their diversity, inclusion, and belonging action plans in 2023.

			197.3%

Successful Integrations and Collaborations — Focused on integrating acquisitions and collaborations	5%

•  To drive the successful integration of our October 2022 acquisition of ChemoCentryx, we established goals:

-  To challenge our employees to implement a new go-to-market model to improve patient access to TAVNEOS (a first-in-class treatment for active ANCA-associated vasculitis, a rare autoimmune disease) by increasing new prescribers; and

-  To seek to substantially retain key ChemoCentryx commercial field and medical staff members to maximize our opportunities to advance the knowledge and adoption of TAVNEOS with external stakeholders.

    A target of 500 new TAVNEOS prescribers and retention of 80% of ChemoCentryx’s commercial field and medical staff were set. We substantially exceeded the new TAVNEOS prescribers target (with 945 new prescribers) and ChemoCentryx commercial field and medical staff retention target (with retention of 95%) such that we achieved the maximum performance for this goal.

   Learnings from this goal and successful integration of the rare disease portfolio acquired from ChemoCentryx also prepared us to effectively integrate our larger Horizon acquisition and its first-in-class or best-in-class innovative medicines that address rare autoimmune diseases.

			225.0%

Certain measurements of performance for the non-financial metrics are subjective in nature and could result in a very small payout percentage (less than 1% of an annual cash incentive award).

2023 Company Performance Goals Final Score	Achieved 159.3%

74   ï 2024 Proxy Statement

Compensation Discussion and Analysis

2023 Annual Cash Incentive Awards

As shown in the table above, our performance against the 2023 Company performance goals yielded a composite final score of 159.3% and the Compensation Committee awarded actual annual cash incentive awards under the EIP to our NEOs based on this composite final score. No further discretion was employed.

Named Executive Officer	Target Opportunity (% of Base Salary)	Target 2023 Award($)	Actual 2023 Award($)(1)
Robert A. Bradway	150	2,676,669	4,264,000
Murdo Gordon	100	1,143,004	1,821,000
David M. Reese	100	1,211,104	1,929,000
Peter H. Griffith	100	1,082,227	1,724,000
Esteban Santos	100	1,059,881	1,688,000

(1)	Calculated in accordance with the 2023 Company performance goals composite final score based on actual 2023 earned base salary.

2024 Company Performance Goals

In February 2024, the Compensation Committee established Company performance goals for 2024 performance under our GMIP as follows:

2024 Company Performance Goals

60%	Deliver Results

• Revenues (30%) • Non-GAAP Net Income (30%)

30%	Progress Innovative Pipeline

• Advance Early Pipeline (10%) • Executive Key Clinical Studies and Regulatory Filings (20%)

10%	Deliver Annual Priorities

• Successful Integrations and Collaborations (5%) • Environmental, Social, and Governance (5%)

The Compensation Committee also reviewed the target incentive award opportunity for each NEO and determined that the previously established target incentive award opportunities remain appropriate and no changes were made to the target incentive award opportunity for any NEO.

Base Salaries

Generally, in March of each year, the Compensation Committee reviews the peer group data compared with the available Market Median, considers our performance, market conditions, retention, and other relevant factors, and receives management’s, including our CEO’s, assessment of the performance of each of the other NEOs, and recommendations regarding any base salary adjustments for them. The Compensation Committee uses our CEO’s evaluation of the performance of the NEOs (other than himself), the Compensation Committee’s own evaluation of our CEO’s performance, information with respect to each NEO’s experience and other qualifications, the Market Median for each available position and market conditions to determine each NEO’s base salary. No increase in base salary is automatic or guaranteed. For more information regarding the determination of Market Median, the peer group data reviewed, and the Executive Vice President, Operations role, see “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data Sources” previously described.

In March 2023, the Compensation Committee considered each NEO’s base salary against the available Market Median data, while taking into account the Company’s and each NEO’s performance, as well as current market conditions. In alignment with the base salary increases made to staff members generally, the Compensation Committee increased each NEO’s base salary by 3.8%.

 ï 2024 Proxy Statement 75

Compensation Discussion and Analysis

2023 Base Salary Market Position

The 2023 base salaries as in effect at the end of 2023 (a 3.8% increase over 2022 in alignment with the base salary increases made to our staff members generally for 2023) and the difference between the 2022 Market Median position are shown in the table below:

Named Executive Officer	2022 Base Salary ($)	Increase (%)	2023 Base Salary ($)	2022 Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	1,731,300	3.8	1,797,100	1,650,000	8.9
Murdo Gordon	1,109,000	3.8	1,151,100	1,031,000	11.6
David M. Reese(1)	1,175,000	3.8	1,219,700	1,166,000	4.6
Peter H. Griffith	1,050,000	3.8	1,089,900	1,033,000	5.5
Esteban Santos(2)	1,028,300	3.8	1,067,400	n/a	n/a

(1)

Dr. Reese was appointed as our Executive Vice President and Chief Technology Officer effective December 2023 and no changes were made to his compensation. Prior to this, he served as our Executive Vice President, Research and Development. The Market Median data reflects comparison to other head of research and development roles.

(2)	As previously discussed under “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data Sources,” no comparable market data is available for Mr. Santos.

2024 Base Salary Adjustments

In March 2024, the Compensation Committee considered each NEO’s base salary against the available Market Median data, while taking into account the Company’s and each NEO’s performance, as well as current market conditions. In alignment with the base salary increases made to staff members generally, the Compensation Committee increased Messrs. Bradway’s, Gordon’s, Griffith’s, and Santos’ and Dr. Reese’s base salaries by 3.8%.

Total Target Annual Cash Compensation

Total target annual cash is the sum of the NEO’s base salary and target annual cash incentive award, which is a multiple of base salary. The Compensation Committee believes that reviewing our NEOs’ total target annual cash compensation, in addition to the available Market Median, provides a useful check in making compensation decisions. In March 2023, the Compensation Committee reviewed total target annual cash compensation for each NEO compared to the available market data and 2022 total target annual cash compensation figures as depicted below. The Compensation Committee found such target annual cash compensation to be appropriate and supportive of the base salary and target annual cash incentive award compensation decisions for Mr. Bradway given his sustained strong leadership in the CEO role. The Compensation Committee determined that the target annual cash compensation for the other NEOs also was appropriate and supportive of the respective base salaries and target annual incentive awards compensation decisions, given each NEO’s successful leadership of their respective functions, scope of responsibilities in their respective roles, and experience. For more information regarding the determination of Market Median, the peer group data reviewed, and the Executive Vice President, Operations role, see “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data Sources” previously described.

Total Target Annual Cash Compensation

Total target annual cash compensation as proposed for 2023 and the difference between the 2022 Market Median position are shown in the table below:

Named Executive Officer	2023 Amgen Target Total Annual Cash ($)	2022 Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	4,492,750	4,125,000	8.9
Murdo Gordon	2,302,200	2,053,000	12.1
David M. Reese(1)	2,439,400	2,332,000	4.6
Peter H. Griffith	2,179,800	2,112,000	3.2
Esteban Santos(2)	2,134,800	n/a	n/a

(1)

Dr. Reese was appointed as our Executive Vice President and Chief Technology Officer effective December 2023 and no changes were made to his compensation. Prior to this, he served as our Executive Vice President, Research and Development. The Market Median data reflects comparison to other head of research and development roles.

(2)	As previously discussed under “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data Sources,” no comparable market data is available for Mr. Santos.

76   ï 2024 Proxy Statement

Compensation Discussion and Analysis

Perquisites

Perquisites are limited in both type and monetary value. The Compensation Committee believes, however, that certain perquisites facilitate the efficient operation of our business, allowing our NEOs to better focus their time, attention, and capabilities on our Company, permit them to be accessible to the business as required, alleviate safety and security concerns, and assist us in recruiting and retaining key executives. The perquisites provided to our NEOs generally include an allowance for personal financial planning services, including tax preparation services (not to exceed $15,000 annually in aggregate), annual physical examinations, Company-paid moving and relocation expenses paid on behalf of newly hired and current executives who agree to relocate to work on the Company’s behalf and, in limited instances, personal expenses when on business travel such as guests accompanying NEOs. Certain of our NEOs also have access to a Company car and driver and, subject to the approval of our CEO, the Company aircraft for personal use. Our CEO is encouraged to use our Company aircraft for all of his travel (business and personal) because the Compensation Committee believes that the value to us of making the aircraft available to our CEO, in terms of safety, security, accessibility, and efficiency, is greater than the incremental cost that we incur. No tax gross-up reimbursements are provided to NEOs, except in connection with reimbursement of moving and relocation expenses consistent with our other staff members and our general relocation policy.

We believe that providing tax gross-up reimbursements on the applicable moving and relocation expenses paid on behalf of newly hired and current executives who agree to relocate on the Company’s behalf is appropriate because it treats these executives in a similar manner as non-executives under our Company-wide policy which is designed to incentivize optimal deployment of our human resources in support of the Company’s strategy. It also assists in the attraction and retention of the executive talent necessary to compete successfully.

We provide limited home sale loss assistance for Senior Vice Presidents and above in connection with relocations that benefit us and are at our request, and in certain new hire situations. We do not provide tax gross-ups for assistance with loss on sale of a home. Our limited home sale loss assistance serves as an important tool in inducing senior management to fully commit to their new role and relocation.

Repayment Provision. Our Company-wide policy includes a repayment provision applicable to all staff members (including our NEOs) that requires a new staff member hired from outside the Company or staff members who accept an assignment and relocate, to repay us for moving and relocation expenses and any home loss assistance incurred by us in the event that the staff member does not complete the move, resigns, or is discharged for cause within two years of the employment start date or relocation date, as applicable (with a pro-rata repayment in the second year).

Compensation Policies and Practices

Recoupment

Clawback Policy. Effective October 2, 2023, to comply with the new NASDAQ Stock Market listing standards approved by the Securities and Exchange Commission, we adopted a new recovery of erroneously awarded compensation policy(1) that replaced our prior clawback policy. This new clawback policy requires that the Company, subject to the limited impracticability exceptions permitted by the new listing standards, recapture from our Section 16 officers, including our NEOs incentive-based compensation, including cash bonuses and performance units payouts, that was granted, earned, or vested, wholly or in part, upon the attainment of any financial reporting measure that is the subject of a financial restatement,(2) without regard to fraud or misconduct on the part of the executive. Compensation subject to this clawback policy is the gross amount received in excess of that which would have been received based on the restated financials.

Equity Recoupment Policy. In the course of our engagement activities, we explored with certain stockholders additional recoupment mechanisms. In December 2020, after discussions of recoupment

(1)

Our clawback policy is available on our website at https://wwwext.amgen.com/about/how-we-operate/corporate-governance/amgen-policy-on-recovery-of-erroneously-awarded-compensation and filed in our Form 10-K for the year ended December 31, 2023. Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

(2)

Includes accounting restatement correcting error (a) due to material noncompliance with financial reporting requirements that is material to previously issued financial restatements, or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected.

 ï 2024 Proxy Statement 77

Compensation Discussion and Analysis

mechanisms, the Compensation Committee adopted an executive officer equity recoupment policy that provides the Compensation Committee with the ability to cause the forfeiture and cancellation of unvested equity awards and any unexercised portion of stock options (granted after December 31, 2020) in the event an executive officer is terminated for engaging in misconduct that caused serious financial or reputational damage to the Company (including, but not limited to, a financial restatement). If an executive officer is subject to an investigation potentially implicating conduct that could result, or may have resulted, in serious financial or reputational damage to the Company, the Company may freeze access to any unvested equity awards regardless of grant date and any vested but unexercised stock options granted after December 31, 2020, during the investigation, and such unvested equity awards and unexercised stock options may ultimately be subject to forfeiture and cancellation.

Cash Incentive Award Recoupment. Our cash incentive award programs (EIP, GMIP, and GPIP) expressly allow the Compensation Committee, or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award.

Disclosure. Subject to our clawback and recoupment policies and provisions, we intend to disclose the general circumstances of any application of our clawback or recoupment policies and provisions against any executive officer (current or former) and the aggregate amount of compensation recovered. These provisions and policies do not limit any other action that the Company could take against an employee, including other disciplinary actions (including termination), ordinary course performance considerations, disclosure of wrongdoing to the government, and pursuit of any other legal claims against such employees.

Stock Ownership and Retention Guidelines

Our stock ownership guidelines require our executives to hold a meaningful amount of our Common Stock which promotes a long-term perspective in managing the Company, further aligning the interests of our executives and stockholders and mitigating potential compensation-related risk. Our guidelines require that each officer who has not met their ownership requirements must retain shares of our Common Stock acquired through the vesting of RSUs, the payout of performance units, and the exercise of stock options awarded (net of shares retained by us to satisfy associated tax withholding requirements and exercise price amounts) until such officer has reached his or her required stock ownership level.

Stock Ownership Guidelines Requirements

Our stock ownership guidelines are set forth in the table below. All executives currently employed by the Company and subject to stock ownership requirements were in compliance with their respective stock ownership requirement in 2023.(1)

Position	Stock Ownership Requirement	Compliance
Chief Executive Officer(2)	6x base salary	✓
Executive Vice President	3x base salary	✓
Senior Vice President	2x base salary	✓
Vice President	1x base salary	✓

(1)	As of October 13, 2023 (the effective date of executive certifications).
(2)	Mr. Bradway holds more than 96 times his base salary, or more than 16 times his stock ownership requirement as of December 31, 2023.

The following holdings count towards satisfying these stock ownership requirements:

•	Shares of our Common Stock beneficially held that are not subject to forfeiture restrictions;

•	Shares of our Common Stock held through a 401(k) plan or other qualified pension or profit-sharing plan; and

•	Shares purchasable with funds then allocated under our Employee Stock Purchase Plan.

Executives are generally given until December 31 of the fifth year following their placement into a given job level to comply with these guidelines. Executives who are promoted to a status with a stock ownership level higher than the executive was previously required to satisfy, have until December 31 of the third year to comply with the new ownership level if the executive has been subject to the stock ownership guidelines for five or more years. Once these ownership guidelines are met, executives are required to maintain such ownership until they change job

78   ï 2024 Proxy Statement

Compensation Discussion and Analysis

levels or are no longer employed by us. As of October 13, 2023, the effective date of our executive certifications, all NEOs who were expected to meet such guidelines, were in compliance.

Insider Trading Policy and Practices

All staff members and our Board are prohibited from: (i) buying or selling our Common Stock while aware of any material nonpublic information; (ii) engaging in short sales with respect to our Common Stock; (iii) pledging or purchasing our Common Stock on margin(1); or (iv) entering into any derivative, hedging, or similar transactions with respect to our Common Stock, including any transactions that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of Amgen stock. Examples of prohibited derivative transactions include, but are not limited to, purchases or sales of puts and calls (whether written or purchased or sold), options (whether “covered” or not), forward contracts, including but not limited to prepaid variable forward contracts; put and call “collars” (“European” or “American”), “equity” or “performance” swap or exchange agreements or any similar agreements or arrangements, however denominated, in our securities.

Policies for Grants of Long-Term Incentive Equity Awards

In accordance with our equity awards policy, our regular annual LTI equity award grants are typically approved by the Compensation Committee (for grants of equity awards to Senior Management, including our NEOs) or the Equity Award Committee (for grants to all other staff members) with a grant date that is the date that is two business days after the date of release of our first fiscal quarter earnings. Our NEOs may also receive special equity awards as determined by the Compensation Committee as new hires or for recognition and retention, promotions, or other purposes, but the effective date of such grants is generally also only on the date that is two business days after the date of release of our quarterly or annual earnings after the date of determination by our Compensation Committee.

Tally Sheets

The Compensation Committee annually reviews tally sheets for each NEO, setting forth all components of compensation, including compensation payable at termination, retirement, or a change of control. These tally sheets summarize the number of shares and the value at a given price of the LTI equity awards held by each NEO, as well as each NEO’s individual cumulative account balances in our benefit plans. These tools are employed by the Compensation Committee as a useful check on total annual compensation and the cumulative impact of our long-term programs and are considered important to understand both the overall and longer-term impact of compensation decisions.

The Compensation Committee may increase or decrease certain individual elements of compensation to align total compensation with peer group market data and to promote internal equity among our NEOs, other than our CEO, and use the information provided by these tally sheets to make such determination. No material adjustments to total compensation for any of our NEOs were made as a result of the review of these tally sheets by the Compensation Committee in 2023.

Stockholder Outreach—Executive Compensation Website

We maintain a website accessible throughout the year at www.amgen.com/executivecompensation(2) which provides a link to our most recent proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices. All input from our stockholders is valuable and the Compensation Committee reviews your input and appreciates your time and effort in completing the survey.

Approach to Pricing Our Products

We are committed to pricing our products according to the value they deliver and employ flexible pricing approaches to help promote patient access. Our drug pricing governance framework is designed to help ensure that our pricing actions around the globe are legally compliant, financially sound, and aligned with our values and corporate objectives. We have internal processes and controls in place to help ensure that pricing decisions are thoroughly and appropriately vetted prior to implementation with involvement from senior management. This process includes routine presentations to our Corporate

(1)	With the exception of the use of a margin account to purchase our common stock in connection with the exercise of Amgen-granted stock options (i.e., “cashless exercises”).
(2)	Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

 ï 2024 Proxy Statement 79

Compensation Discussion and Analysis

Responsibility and Compliance Committee and our Board on drug pricing practices. Our strategy includes a focus on innovative drugs and biosimilars that can deliver volume-driven unit growth. In 2023, the average net price for Amgen medicines declined while our revenues benefited from volume-based growth at a portfolio level. We continue to disclose in our annual report on Form 10-K and our quarterly reports on Form 10-Q, the pricing trends significant to our business. We believe that we have the appropriate governance mechanisms, oversight and processes in place to ensure that pricing decisions are made in-line with our values and our mission to serve patients. In addition, our Compensation Committee annually completes a thoughtful and rigorous evaluation of our executive compensation program for alignment with our mission to serve patients and deliver stockholder value without encouraging excessive or inappropriate risk-taking by our executives. A full description of compensation risk management by our Compensation Committee and our ESG efforts can be found in the “Corporate Governance” section, including the subsections “—Compensation Committee Risk Management” and “—Our Approach to Environmental Sustainability, Social Responsibility, and Human Capital Management.”

Non-Direct Compensation and Payouts in Certain Circumstances

Change of Control Benefits and Offer Letter With Limited Severance Benefits

Our CEO and other NEOs are participants in our double-trigger Change of Control Severance Plan discussed below. In connection with new hires, we typically enter into offer letters detailing their initial compensation and requirements to pay back certain elements of compensation. To attract talented executives from outside the Company, our offer letters generally include severance terms that apply to terminations initiated by us and occur for reasons other than for “cause” within three years from the date of hire. These benefits are generally provided to officer-level candidates to provide an incentive for them to join us by reducing the risks and costs associated with making such a job change. Other than the foregoing, our CEO and NEOs are not covered by contractual arrangements that provide for severance or other benefits in the event of termination.

Change of Control and Severance Benefits

Double Trigger Change of Control Severance Plan

In the event of a change of control and a qualifying termination, our Change of Control Severance Plan provides severance payments to 1,879 U.S. staff members (as of December 31, 2023), including each NEO. There are no tax gross-up payments provided under the plan. The plan is structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or “disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a change of control bonus. The cash severance multiple for our CEO and all other NEOs is two times annual cash compensation. The payments and benefit levels under the Change of Control Severance Plan do not influence and were not influenced by other elements of compensation. The Change of Control Severance Plan was adopted, and is continued by the Compensation Committee:

•	To reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control;

•

To enable and encourage management to focus their attention on obtaining the best possible deal for our stockholders and making an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits; and

•

To provide severance benefits to any participant who incurs a termination of employment under the circumstances described within a certain period following a change of control in recognition of their contributions to the Company.

80   ï 2024 Proxy Statement

Compensation Discussion and Analysis

Change of Control and Severance Treatment of Long-Term Incentive Equity Awards

Restricted Stock Units and Stock Options

All unvested RSUs and stock options have “double-trigger” acceleration of vesting that requires a qualifying termination in connection with a change of control. All RSUs and stock options vest in full only if the grantee’s employment is involuntarily terminated (other than for “cause” or “disability”), or for staff members subject to the Change of Control Severance Plan, is voluntarily terminated with “good reason,” in each case within two years following a change of control. All RSUs and stock options also vest in the event of a termination of employment due to death or “disability” as follows: full vesting for grants made before the year of death or disability; and pro-rata vesting (based on months worked) for grants made during the year of death or disability. In the event of “retirement,” RSUs and stock options granted before the year of retirement continue vesting following retirement on their original vesting schedule, and for those awards granted in the year of retirement, they continue to vest pro-rata based on months worked.

Performance Units

The Compensation Committee has maintained change of control features for each of the performance periods under our performance award programs to ensure that these programs reward participants for our performance until the successful closing of any change of control. In general, the performance units are earned based on a truncated performance period ending on the quarter end immediately prior to any change of control (or target performance for the operating measures if the change of control occurs in the first year of a performance period). If the change of control occurs within the first six months of a performance period, the amount earned is pro-rated based on the number of months of the performance period prior to the change of control. In the event of a termination of employment due to death, disability, or retirement, our performance units provide for potential earn-out at the end of the performance period based on actual results with the amount earned pro-rated based on the termination date. For additional information on the levels of payout, see “Potential Payments Upon Termination or Change of Control—Long-Term Incentive Equity Awards—Performance Units” in our Executive Compensation Tables.

Limited Retirement Benefits and Deferred Compensation Plan

Health, retirement, and other benefits programs are generally available to our U.S.-based staff members, including our NEOs, with the overall benefit programs typically targeted to align in value with those programs offered by our peer group. The primary survey used to make this comparison is the Aon Benefit Index®, last updated as of May 2022, using a comparator group of 14 companies chosen by Amgen as representative of its peer group. The data generated from this survey is used by both the Compensation Committee and Company management in evaluating the competitive positioning and program design of these health, retirement, and other benefit programs.

Retirement and Savings Plan, Supplemental Retirement Plan, and Nonqualified Deferred Compensation Plan

Our Retirement and Savings Plan, or 401(k) Plan, is available to U.S.-based staff members of the Company and participating subsidiaries (except Puerto Rico). All 401(k) Plan participants are eligible to receive the same proportionate level of matching and core contributions from us. Under the 401(k) Plan, we provide to each staff member a 5% contribution on eligible compensation and up to a 5% matching contribution on voluntary deferrals. The Retirement and Savings Plan for Amgen Manufacturing Limited is available to staff members in Puerto Rico.

Our Supplemental Retirement Plan, or SRP, is available to all 401(k) Plan participants and is designed to provide a “make whole” benefit to 401(k) Plan participants with eligible compensation in excess of the Internal Revenue Code’s qualified plan compensation limit. The Company credits to the SRP a 10% contribution on eligible compensation in excess of the qualified plan compensation limit to represent the equivalent percentage of Company contributions that would have been made to the 401(k) Plan if the compensation had been eligible for deferral into the 401(k) Plan. Company contributions to the SRP are subject to a three-year cliff vesting requirement, with vesting accelerated under certain circumstances. Company contributions to the SRP are fully vested on amounts voluntarily deferred by a participant into the Nonqualified Deferred Compensation Plan, or NDCP.

The SRP enables us to provide the same percentage of base salary and annual cash incentive award as a retirement contribution to U.S.-based staff members at all levels.

 ï 2024 Proxy Statement 81

Compensation Discussion and Analysis

Earnings under the SRP and NDCP are market-based – there are no “above market” or guaranteed rates of returns offered in these plans. SRP and NDCP participants can direct notional account investments using the 401(k) Plan investing structure (excluding the self-direct brokerage and our Company stock) plus a variety of target date funds. Unlike a traditional pension plan, which generally provides a lifetime annuity that replaces a portion of a participant’s final pay, benefits from our 401(k) Plan and SRP are based on the investment return on the staff member’s own investment elections, with the participant bearing the risk of investment gains and losses.

The NDCP offers all U.S.-based staff members (including Puerto Rico) at director level and above the opportunity to defer eligible base salary and/or annual cash incentive awards, up to maximum amounts typically permitted in similar plans sponsored by our peer group. We also have the discretion to make contributions to this plan, and we do not make such contributions on a regular basis. In 2023, no Company contributions were made to the NDCP accounts of any NEOs. We believe that offering the NDCP is appropriate because it provides participants the opportunity to save for retirement in a tax-effective fashion not readily available without our sponsorship.

Health Savings Account and Retiree Medical Savings Account Plan for all U.S.-based Staff Members

We offer a high deductible health plan and an associated health savings account that is generally available to U.S.-based (excluding Puerto Rico) staff members. We also maintain a Retiree Medical Savings Account Plan, or RMSA, available to U.S.-based (excluding Puerto Rico) staff members that allows all staff members to make after-tax deferrals to be used post-termination for reimbursement of eligible medical expenses. Under the RMSA, the Company credits all eligible staff members with an annual contribution ($1,000) and makes a matching contribution equal to 50% of a staff member’s own voluntary deferrals to the RMSA (to a maximum match of $1,500 per year). Company credits can be accessed to reimburse eligible medical expenses of staff members who terminate after having met the Company’s retirement criteria. We do not offer a traditional Company-paid retiree medical plan to our NEOs or other U.S.-based staff members.

Accounting Standards

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, RSUs, and performance units under our LTI equity award program are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our LTI equity award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

82   ï 2024 Proxy Statement

Executive Compensation Tables

Executive Compensation Tables

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by each of our Named Executive Officers, or NEOs.

	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert A. Bradway Chief Executive Officer and President	2023 2022 2021	1,786,977 1,722,300 1,674,061	0 0 0	11,138,503 11,138,544 11,138,622	4,773,714 4,773,714 4,773,710	4,264,000 3,122,000 3,420,000	680,456 643,175 714,761	22,643,650 21,399,733 21,721,154
Murdo Gordon EVP, Global Commercial Operations	2023 2022 2021	1,144,623 1,103,277 1,072,595	0 0 0	3,499,708 3,499,679 3,499,717	1,499,969 1,499,985 1,499,963	1,821,000 1,333,000 1,461,000	277,511 281,285 286,909	8,242,811 7,717,226 7,820,184
David M. Reese EVP and Chief Technology Officer	2023 2022 2021	1,212,823 1,158,846 1,065,127	0 0 0	3,149,928 3,149,736 3,359,848	1,349,985 1,349,995 1,439,975	1,929,000 1,397,000 1,449,000	260,919 277,547 271,734	7,902,655 7,333,124 7,585,684
Peter H. Griffith EVP and Chief Financial Officer	2023 2022 2021	1,083,762 1,044,492 1,014,963	0 0 0	3,149,928 3,149,736 2,799,665	1,349,985 1,349,995 1,199,979	1,724,000 1,262,000 1,382,000	261,623 267,512 267,427	7,569,298 7,073,735 6,664,034
Esteban Santos EVP, Operations	2023 2022 2021	1,061,385 1,022,946 994,246	0 0 0	2,939,776 2,939,724 3,324,824	1,259,986 1,259,959 1,424,988	1,688,000 1,236,000 1,354,000	256,689 262,995 264,575	7,205,836 6,721,624 7,362,633

(1)

Reflects base salary earned in each bi-weekly pay period (or portion thereof) during each fiscal year before pre-tax contributions and, therefore, includes compensation deferred under our nonqualified deferred compensation plan, or NDCP. Under payroll practices for salaried staff members of our U.S. entities, including our NEOs, base salary earned in a pay period is computed by dividing the annual base salary then in effect by 26, which is the number of full bi-weekly pay periods in a year.

(2)

For 2023, reflects the grant date fair values of performance units for the 2023-2025 performance period and restricted stock units, or RSUs, granted during 2023 determined in accordance with Accounting Standards Codification, or ASC, Topic 718 (see footnotes 6 and 7 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

 ï 2024 Proxy Statement 83

Executive Compensation Tables

The number of units to be earned for the performance units granted during 2023 is based on the average of our performance against two annual non-GAAP financial operating performance measures established at the commencement of the three year performance period, with the payout from performance against such measures modified up or down by our total shareholder return, or TSR, relative to the TSRs of the companies in the Standard & Poor’s 500 Index, or S&P 500, all computed over the three-year performance period. These operating performance measures are performance conditions, as defined under ASC 718, while the relative TSR measure is a market condition under ASC 718. The values shown in this table and the “Grants of Plan-Based Awards” table are based on probable outcomes of these performance conditions as of the grant date, and target performance of the TSR market condition. The table below shows the grant date fair values under ASC 718 of these performance unit awards: (1) if the maximum is achieved with regard to all of the operating performance measures which would result in an earnout of 170% based on the operating performance measures with the TSR market condition at target, with no increase or decrease based on the market condition; and (2) if the maximum is achieved with regard to all of the operating performance measures and maximum performance occurs under the TSR market condition which results in an additional 30% earnout, for total earned payout of 200% of performance units granted.

Value of Performance Units for the 2023-2025 Performance Period

Name	Maximum Performance of Operating Metrics and Target TSR Performance ($)	Maximum Performance of Operating Metrics and TSR Metrics ($)
Robert A. Bradway	13,525,384	15,912,425
Murdo Gordon	4,249,659	4,999,807
David M. Reese	3,824,719	4,499,877
Peter H. Griffith	3,824,719	4,499,877
Esteban Santos	3,569,704	4,199,919

(3)

For 2023, reflects the grant date fair values of non-qualified stock options granted during 2023 determined in accordance with ASC 718 (see footnote 8 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

(4)

Reflects amounts that were earned under our Executive Incentive Plan, or EIP, for 2023 performance which were determined and paid in March 2024 (see footnote 2 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined). For a description of our EIP, see “Elements of Compensation and Specific Compensation Decisions—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

(5)	See the subsection “All Other Compensation—Perquisites and Other Compensation” immediately following these footnotes.

All Other Compensation—Perquisites and Other Compensation

Perquisites. The amounts reported reflect the aggregate incremental cost of perquisites and other personal benefits provided to our NEOs and are included in the “All Other Compensation” column of the “Summary Compensation Table.” The following table sets forth the perquisites provided to our NEOs in 2023.

	Personal Use of Company Aircraft(1)	Personal Use of Company Car and Driver(2)	Personal Financial Planning Services	Other(3)

Name	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Total($)
Robert A. Bradway	56,692	6,155	15,000	111,964	189,811
Murdo Gordon	3,211	0	15,000	11,700	29,911
David M. Reese	0	109	0	0	109
Peter H. Griffith	0	0	15,000	12,200	27,200
Esteban Santos	0	0	15,000	12,101	27,101

(1)

The aggregate incremental cost of use of our aircraft for personal travel by our NEOs is allocated entirely to the highest ranking NEO present on the flight (except for on-board catering costs which are allocated equally to each NEO present). If each NEO present on the flight is the same level, the aggregate incremental costs of use of our aircraft for personal travel is allocated equally to each NEO present. The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip-related maintenance, and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied an estimate derived from our average costs, consistent with prior years. We believe that the use of this

84   ï 2024 Proxy Statement

Executive Compensation Tables

methodology for 2023 is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilot salaries, our aircraft purchase costs, and the cost of maintenance not related to trips.

(2)

The aggregate incremental cost for personal use of the car and driver provided by us is determined as the sum of the cost of fuel, driver overtime costs allocable to personal usage, and maintenance costs for the total number of personal miles driven. Personal miles include travel to and from work from home. As the cars are used primarily for business travel, fixed costs that would be incurred by us to operate the Company’s cars for business use such as car lease or rental costs and driver salaries are not included.

(3)	Other expenses include:
(a)

Other expenses for Mr. Bradway reflect our payment of the required filing fee of $100,000 incurred by Mr. Bradway under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, as approved by the Compensation and Management Development Committee, or Compensation Committee. During 2023, Mr. Bradway submitted filings under the HSR Act based on his then-current and anticipated future holdings of Amgen Common Stock approaching the reporting threshold under the HSR Act. The Compensation Committee reviewed the legal requirements under the HSR Act. Based on this review, the Compensation Committee approved that the payment of the HSR Act filing fee be made by the Company on Mr. Bradway’s behalf because the stock giving rise to the reporting requirements was granted as part of Mr. Bradway’s compensation for services to the Company and such requirements were triggered because of Mr. Bradway’s election to continue to hold such stock. Mr. Bradway was responsible for any taxes due as a result of the Company paying the HSR Act filing fee and was not provided a tax gross-up payment.

(b)	Company contributions to non-profit charities designated by the executive in the amount of $10,000 for Messrs. Bradway, Gordon, Griffith, and Santos.
(c)	Executive physicals.

Other Compensation. The following table sets forth compensation for our NEOs in 2023 incurred in connection with our 401(k) Retirement and Savings Plan, or 401(k) Plan, our NDCP, and our Supplemental Retirement Plan, or SRP. These amounts, along with the perquisites and other compensation discussed above, are included in the “All Other Compensation” column of the “Summary Compensation Table.” See “Nonqualified Deferred Compensation” below for a description of these plans.

Name	Company Contributions to 401(k) and Savings Plan($)	Company Credits to Non-Qualified Deferred Compensation Plan	Company Credits to Supplemental Retirement Plan($)	Total($)
Robert A. Bradway	33,000	0	457,645	490,645
Murdo Gordon	33,000	0	214,600	247,600
David M. Reese	33,000	0	227,810	260,810
Peter H. Griffith	33,000	0	201,423	234,423
Esteban Santos	33,000	0	196,588	229,588

 ï 2024 Proxy Statement 85

Executive Compensation Tables

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2023. All of our equity based awards were granted under the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of units)(3)			Stock Awards: Number of Shares of Stock or Units(#)(4)	Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Approval Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum

			EIP/GMIP			Performance Units			RSUs	Stock Options
Robert A. Bradway	3/6/2023	3/6/2023	(2)	(2)	12,542,500
	5/2/2023	3/6/2023				(3)	31,511	63,022				7,956,212	(6)
	5/2/2023	3/6/2023							13,486			3,182,291	(7)
	5/2/2023	3/6/2023								114,040	235.97	4,773,714	(8)
Murdo Gordon	3/6/2023	3/6/2023	(2)	(2)	7,525,500
	5/2/2023	3/6/2023				(3)	9,901	19,802				2,499,903	(6)
	5/2/2023	3/6/2023							4,237			999,805	(7)
	5/2/2023	3/6/2023								35,833	235.97	1,499,969	(8)
David M. Reese	3/6/2023	3/6/2023	(2)	(2)	7,525,500
	5/2/2023	3/6/2023				(3)	8,911	17,822				2,249,938	(6)
	5/2/2023	3/6/2023							3,814			899,990	(7)
	5/2/2023	3/6/2023								32,250	235.97	1,349,985	(8)
Peter H. Griffith	3/6/2023	3/6/2023	(2)	(2)	7,525,500
	5/2/2023	3/6/2023				(3)	8,911	17,822				2,249,938	(6)
	5/2/2023	3/6/2023							3,814			899,990	(7)
	5/2/2023	3/6/2023								32,250	235.97	1,349,985	(8)
Esteban Santos	3/6/2023	3/6/2023	(2)	(2)	7,525,500
	5/2/2023	3/6/2023				(3)	8,317	16,634				2,099,959	(6)
	5/2/2023	3/6/2023							3,559			839,817	(7)
	5/2/2023	3/6/2023								30,100	235.97	1,259,986	(8)

(1)	Reflects the date on which the grants were approved by the Compensation Committee.

(2)

Represents awards to our NEOs made under our EIP. For our EIP participants, the “maximum” amounts shown in the table above reflect the largest possible payments under our EIP for the 2023 performance period, based on non-Generally Accepted Accounting Principles, or non-GAAP, net income, as defined for the EIP and reported and reconciled in Appendix B. There are no thresholds or targets under the EIP. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. Consistent with its practice since the EIP was approved by our stockholders, the Compensation Committee employed the pre-established Company performance goals under our Global Management Incentive Plan, or GMIP, as illustrated in the table below, in determining the actual amounts awarded under the EIP in 2023.

Our 2023 Company performance goals under the GMIP were financial and operating performance goals weighted as follows: (1) Deliver Results (60%)—30% Revenues and 30% Non-GAAP Net Income (as reported and reconciled in Appendix B); (2) Progress Innovative Pipeline (30%); and (3) Deliver Annual Priorities (10%). There are no payouts for below-threshold performance on any of our Company financial performance goals. Threshold performance on our “Deliver Results” and “Progress Innovative Pipeline” goals results in 50% earned for those metrics. Certain measurements of performance for the non-financial metrics are more subjective in nature and could result in a very small payout percentage (less than 1% of an annual cash incentive award) and, as such, no threshold amounts are shown in the tables. The 2023 Company performance goals under the GMIP at target and maximum payout levels, which are based on a multiple of salary, are shown in the table below. Maximum performance under all of the performance metrics results in 225% of target payout opportunity being earned. The actual amounts awarded under our Company operating performance goals for 2023 were based on achievement of 159.3% performance against target and are reported as “Non-Equity Incentive Plan Compensation” in our “Summary Compensation Table” and are shown in the table below. For a description of our pre-established Company performance goals and the use of the GMIP in the Compensation Committee’s exercise of negative discretion see “Elements of Compensation and Specific Compensation Decisions—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

86   ï 2024 Proxy Statement

Executive Compensation Tables

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)			Non-Equity Incentive Plan Compensation($)

Name	Threshold	Target	Maximum	Actual
Robert A. Bradway	—	2,676,669	6,022,505	4,264,000
Murdo Gordon	—	1,143,004	2,571,759	1,821,000
David M. Reese	—	1,211,104	2,724,984	1,929,000
Peter H. Griffith	—	1,082,227	2,435,011	1,724,000
Esteban Santos	—	1,059,881	2,384,732	1,688,000

(3)

Reflects estimated payouts regarding performance units granted during 2023 for the 2023-2025 performance period for NEOs. The number of units granted (which equals the target number of units of the award) will be multiplied by a payout percentage, which can range from 0% to 200%, to determine the number of units earned by the participant at the end of the performance period. Shares of our Common Stock will be issued on a one-for-one basis for each performance unit earned.

For all the NEOs, the payout percentage for the 2023-2025 performance period is earned based on two non-GAAP annual operating measures, with the total that can be earned under such operating measures ranging from 30% to 170%, which is then modified up or down by up to 30 percentage points based on our relative TSR performance ranking over the three-year performance period. The non-GAAP operating measures are: (1) earnings per share; and (2) return on invested capital, or ROIC. Each of the operating measures are measured against pre-established goals for every year in the 2023-2025 performance period, which runs from January 1, 2023 through December 31, 2025. All goals are set at the commencement of the three-year performance period. Each applicable operating measure is weighted equally (one-half per measure) to determine the total operating measure percentage for that year. At the end of the performance period, the final annual operating performance percentages for each of the three years are averaged to determine the score for the three-year performance period. The TSR modifier is based on how the TSR of our Common Stock ranks relative to the TSRs of the companies that are listed in the S&P 500, as defined (the Reference Group), over the period from the date of grant through the end of the performance period. If the rank of the TSR of our Common Stock equals or exceeds the 75th percentile or equals or is less than the 25th percentile, the TSR modifier increases or decreases the payout by 30 percentage points, respectively. If the TSR of our Common Stock is at the 50th percentile, the TSR modifier is zero. Linear interpolation is used to determine the TSR modifier if the rank of the TSR of our Common Stock falls between these percentiles. If our absolute TSR over the performance period is less than 0, however, then the modifier cannot be greater than 0. The Compensation Committee certifies the number of performance units earned and payable following completion of the performance period.

All performance units accrue dividend equivalents deemed reinvested in shares and that are payable in shares only to the extent and when the underlying performance units are earned. For more information, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

(4)

Reflects the RSUs granted during 2023 to our NEOs. RSUs accrue dividend equivalents that are deemed reinvested in shares and payable only to the extent and when the underlying RSUs vest and are issued to the recipient. Our RSUs generally vest over four years with no vesting in the first year and vesting in three approximately equal annual installments on the second, third, and fourth anniversaries of the grant date, subject to continued service through the vesting date.

(5)

Reflects the 2023 annual grant of non-qualified stock options to our NEOs. Our stock options generally vest over four years with no vesting in the first year and vesting in three approximately equal annual installments on the second, third, and fourth anniversaries of the grant date, subject to continued service through the vesting date.

(6)

Reflects the grant date fair values of performance units granted to our NEOs for the 2023-2025 performance period determined in accordance with ASC 718, based on the number of performance units granted multiplied by: (i) 100% which is the operating measure percentage earnout based on the probable outcomes of financial performance measures over the three-year performance period as of the grant date; and (ii) the grant date fair value per unit of $252.49 which reflects the impact of the TSR modifier of $16.52 per share, which is a market condition. The grant date fair value per unit was calculated using a payout simulation model with the following key assumptions: risk-free interest rate of 3.7%; volatility of the price of our Common Stock of 21.6%; the closing price of our Common Stock on the grant date of $235.97 per share; volatilities of the prices of the stocks of the Reference Group; and the correlations of returns of our Common Stock and the stocks of the Reference Group to simulate TSRs and their resulting impact on the payout percentages based on the contractual terms of the performance units.

(7)

Reflects the grant date fair values of RSUs granted during 2023 determined in accordance with ASC 718 based on the number of RSUs granted multiplied by the grant date fair value per unit of $235.97. The grant date fair value per unit equals the closing price of our Common Stock on the grant date. RSUs accrue dividends that are deemed reinvested in shares and payable only when, and to the extent that, the underlying RSUs vest and are issued to the participant.

(8)

Reflects the grant date fair values of stock options granted during 2023 determined in accordance with ASC 718 based on the number of options granted multiplied by the grant date fair value per option of $41.86. The grant date fair value of an option was determined using a Black-Scholes option valuation model with the following key assumptions: risk-free interest rate of 3.4%; expected life of 5.7 years; expected volatility of the price of our Common Stock of 23.3%; expected dividend yield of 3.5%; and the exercise price of $235.97.

 ï 2024 Proxy Statement 87

Executive Compensation Tables

The estimated payouts of the performance units described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs at December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exerciseable (#)	Number of Securities Underlying Unexercised Options Unexerciseable (#)	Option Exercise Price ($/Option)	Option Expiration Date(1)	Number of Shares of Units of Stock That Have Not Yet Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
	Stock Options(1)				Restricted Stock Units and Dividend Equivalents		Performance Units and Dividend Equivalents

Robert A. Bradway	0	114,040	235.97	5/2/2033	42,825	12,334,457	64,666	(4)	18,625,101
	0	112,508	230.92	5/2/2032			34,053	(5)	9,807,945
	38,051	77,256	239.64	4/30/2031			41,133	(6)	11,847,127
	67,340	34,691	236.36	5/5/2030
	137,840	0	177.31	5/3/2029
	108,444	0	177.46	4/27/2028
	130,718	0	162.60	5/1/2027
	119,782	0	156.35	5/3/2026

Murdo Gordon	0	35,833	235.97	5/2/2033	13,317	3,835,562	20,318	(4)	5,851,990
	0	35,352	230.92	5/2/2032			10,699	(5)	3,081,526
	11,956	24,275	239.64	4/30/2031			12,924	(6)	3,722,370
	19,173	9,877	236.36	5/5/2030
	39,382	0	177.31	5/3/2029

David M. Reese	0	32,250	235.97	5/2/2033	12,303	3,543,510	18,287	(4)	5,267,022
	0	31,817	230.92	5/2/2032			9,629	(5)	2,773,345
	11,478	23,304	239.64	4/30/2031			12,407	(6)	3,573,464
	19,173	9,877	236.36	5/5/2030
	39,382	0	177.31	5/3/2029
	7,807	0	177.46	4/27/2028
	8,714	0	162.60	5/1/2027
	8,711	0	156.35	5/3/2026

Peter H. Griffith	0	32,250	235.97	5/2/2033	11,780	3,392,876	18,287	(4)	5,267,022

	0	31,817	230.92	5/2/2032			9,629	(5)	2,773,345

	9,565	19,420	239.64	4/30/2031			10,338	(6)	2,977,551

	18,705	9,636	236.36	5/5/2030

Esteban Santos	0	30,100	235.97	5/2/2033	11,701	3,370,122	17,068	(4)	4,915,925
	0	29,695	230.92	5/2/2032			8,987	(5)	2,588,436
	11,358	23,062	239.64	4/30/2031			12,278	(6)	3,536,310
	18,705	9,636	236.36	5/5/2030
	34,460	0	177.31	5/3/2029
	24,291	0	177.46	4/27/2028
	30,501	0	162.60	5/1/2027
	8,711	0	156.35	5/3/2026

88   ï 2024 Proxy Statement

Executive Compensation Tables

(1)

In general, stock options expire on the tenth anniversary of their grant date. If a retirement-eligible staff member retires, their stock options continue to vest and expire on the earlier of: (i) the fifth anniversary of their retirement date; or (ii) the end of the option term. Stock options vest at a rate of approximately 33%, 33%, and 34% on the second, third, and fourth anniversaries of the grant date, respectively. The grant date is 10 years preceding the expiration date in the table.

(2)

The following table shows the vesting of RSUs and related accrued dividend equivalents (rounded down to the nearest whole number of units) outstanding as of December 31, 2023. RSUs accrue dividends that are deemed reinvested in shares and payable only when, and to the extent that, the underlying RSUs vest and are issued to the participant.

	Granted on

Name	May 2, 2023(a)	May 2, 2022(a)	April 30, 2021(b)	May 5, 2020(c)
Robert A. Bradway	13,837	14,597	9,730	4,661
Murdo Gordon	4,347	4,586	3,057	1,327
David M. Reese	3,913	4,127	2,936	1,327
Peter H. Griffith	3,913	4,127	2,446	1,294
Esteban Santos	3,651	3,852	2,904	1,294

(a)	Scheduled to vest at a rate of approximately 33%, 33%, and 34% on the second, third, and fourth anniversaries of the grant date, respectively.
(b)	Scheduled to vest in approximately equal amounts on each of the third and fourth anniversaries of the grant date.
(c)	Scheduled to vest on the fourth anniversary of the grant date.

(3)

The market values of RSUs and performance units (and related dividend equivalents) were calculated by multiplying the number of RSUs outstanding or the number of performance units as determined in accordance with the SEC, rules and footnotes 4 through 6 below, as applicable, by the closing price of our Common Stock on December 31, 2023 ($288.02).

(4)

Reflects the sum of the number of performance units granted for the 2023–2025 performance period (January 1, 2023 to December 31, 2025) and the related dividend equivalents accrued through December 31, 2023, multiplied by the maximum payout percentage of 200%. As required by SEC rules, the maximum payout percentage is disclosed in the table because the estimated payout percentage as of December 31, 2023 is greater than a target level of performance of the performance units granted (based on the sum of: (1) the estimated outcomes of our operating measures to be achieved; and (2) the TSR modifier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the May 2, 2023 grant date to December 31, 2023). The number of dividend equivalents multiplied by the 200% payout percentage (rounded down to the nearest whole number of units) included in the table above are as follows: 1,644 units for Mr. Bradway; 516 units for Mr. Gordon; 465 units for Dr. Reese and Mr. Griffith; and 434 units for Mr. Santos. Dividend equivalents are only paid when and to the extent the underlying performance units are earned.

(5)

Reflects the sum of the number of performance units granted for the 2022–2024 performance period (January 1, 2022 to December 31, 2024) and the related dividend equivalents accrued through December 31, 2023, multiplied by the target payout percentage of 100%. As required by SEC rules, the target payout percentage is disclosed in the table because the estimated payout percentage as of December 31, 2023 is less than the target level of performance of the performance units granted (based on the sum of: (1) the estimated outcomes of our operating measures to be achieved; and (2) the TSR modifier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the May 2, 2022 grant date to December 31, 2023). The number of dividend equivalents multiplied by the 100% payout percentage (rounded down to the nearest whole number of units) included in the table above are as follows: 1,904 units for Mr. Bradway; 598 units for Mr. Gordon; 538 units for Dr. Reese and Mr. Griffith; and 502 units for Mr. Santos. Dividend equivalents are only paid when and to the extent the underlying performance units are earned.

(6)

Reflects the number of performance units granted for the 2021-2023 performance period (January 1, 2021 to December 31, 2023), and related dividend equivalents accrued through December 31, 2023, multiplied by the actual payout percentage of 120.4%, which is based on our actual performance under our operating measures of 95.3% and the relative TSR percentage modifier of 25.1 percentage points based on our actual TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the April 30, 2021 grant date to December 31, 2023. The number of dividend equivalents multiplied by the 120.4% payout percentage noted above (rounded down to the nearest whole number of units) included in the table above are as follows: 3,520 units for Mr. Bradway; 1,106 units for Mr. Gordon; 1,061 units for Dr. Reese; 884 units for Mr. Griffith; and 1,050 units for Mr. Santos. Since these performance units were paid in 2024, they will be reflected in the “Option Exercises and Stock Vested” table as vested shares in next year’s proxy statement.

The estimated payouts of the performance units described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

 ï 2024 Proxy Statement 89

Executive Compensation Tables

Option Exercises and Stock Vested

The following table summarizes the exercise of options, the vesting of RSUs, and the payment of performance units earned for the 2020-2022 performance period (and related dividend equivalents, as applicable) for each of our NEOs during the year ended December 31, 2023. The RSUs and performance units vested and converted to one share of our Common Stock for each vested RSU and performance unit. The 2020-2022 performance units had a performance period from January 1, 2020 through December 31, 2022 and became payable as shares upon certification by our Compensation Committee in March 2023.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert A . Bradway	0	0	43,312	10,181,048
Murdo Gordon	0	0	12,473	2,932,965
David M. Reese	0	0	12,414	2,918,840
Peter H. Griffith	0	0	17,284	4,206,869
Esteban Santos	0	0	11,956	2,811,248

(1)	There were no option exercises during the year ended December 31, 2023.

(2)

The value shown is the closing price of a share of our Common Stock on the business days immediately prior to the vesting dates of RSUs and to the payment date for the performance units, as applicable, multiplied by the number of units vested/paid, including cash received in lieu of fractional dividend equivalents.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding aggregate contributions to and account balances under our SRP and NDCP for, and as of, the year ended December 31, 2023. There were no withdrawals by any of the NEOs in 2023.

Name	2023 Employee Contributions ($)(1)	2023 Company Contributions ($)(2)	2023 Earnings (Losses) ($)(3)	Balance as of 12/31/2023 ($)(4)
Robert A . Bradway	710,293	457,645	2,504,107	22,200,001
Murdo Gordon	110,035	214,600	561,688	3,553,943
David M. Reese	0	227,810	222,274	2,188,400
Peter H. Griffith	1,020,018	201,423	536,833	5,418,291
Esteban Santos	0	196,588	652,283	4,640,386

(1)

Reflects the portions of the annual cash incentive awards deferred and contributed to the NDCP in the amount of $624,400 by Mr. Bradway and $1,009,600 by Mr. Griffith which was included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in 2022, the year it was earned. Also reflects a portion of the salary deferred and contributed to the NDCP in the amount of $85,893 by Mr. Bradway, $110,035 by Mr. Gordon and $10,418 by Mr. Griffith that was included in the “Salary” column of the “Summary Compensation Table” in 2023, the year it was earned.

(2)	Reflects credits to the SRP, which are subject to a three-year cliff vesting requirement, with vesting accelerated under certain circumstances.

(3)	Reflects earnings/(losses) in the NDCP and SRP for 2023.

(4)

Reflects balances in the NDCP and SRP on December 31, 2023. All amounts are vested. These balances include the following aggregate amounts that are reported as compensation in this proxy statement in the “Summary Compensation Table” in 2023, 2022, and 2021: $2,138,592 for Mr. Bradway; $777,495 for Mr. Gordon; $678,195 for Dr. Reese; $2,762,431 for Mr. Griffith; and $612,024 for Mr. Santos.

90   ï 2024 Proxy Statement

Executive Compensation Tables

General Provisions of the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The SRP is designed to provide a “make-whole” benefit to 401(k) Plan participants with eligible compensation in excess of the Internal Revenue Code’s qualified plan compensation limit. The Company credits to the SRP a 10% contribution on such compensation to represent the equivalent percentage of Company contributions that could have been made to the 401(k) Plan if the compensation had been eligible for deferral into the 401(k) Plan. For the same reason, the Company also credits to the SRP a 10% contribution on amounts voluntarily deferred by a participant into the NDCP. No “above market” crediting rates are offered under the SRP and employee contributions to the SRP are not permitted.

The SRP and the NDCP are unfunded plans for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are our general unsecured obligations and are subject to our ongoing financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to assist us in satisfying our obligations under the NDCP. Earnings on amounts contributed to our SRP and NDCP, like our 401(k) Plan, are based on participant selections among the deemed investment options selected by a committee of our executives. This committee has the sole discretion to discontinue, substitute, or add investment options at any time. Participants can select from among these investment options for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. Unlike our 401(k) Plan, we do not offer the opportunity for NDCP or SRP participants to invest through a brokerage window or in our Common Stock. The investment options available to NDCP and SRP participants also differ from our 401(k) in that they include six target date portfolios which are used as default investment options (the “Target Retirement Portfolios”). The investment options available during 2023 are described in the subsection “Investment Options Under the 401(k), Supplemental Retirement, and Nonqualified Deferred Compensation Plans” below. Invested credits can be reallocated among available plan investment options on any business day and effective at the close of business on that day (subject to the time of day the reallocation request is made on a day the market is open).

Retirement and Savings Plan (401(k) Plan) and Supplemental Retirement Plan

Our 401(k) Plan is a qualified plan available to regular U.S.-based staff members of the Company and participating subsidiaries (except Puerto Rico). All 401(k) Plan participants, including our NEOs, are eligible to receive the same proportionate level of matching and nonelective or “core” contributions from us. Company contributions on eligible compensation earned above the Internal Revenue Code qualified plan compensation limit and on amounts that were voluntarily deferred by a staff member to the NDCP are credited to our SRP, a nonqualified plan that is available to all 401(k) Plan-eligible staff members.

Contributions. We make a core contribution of 5% of eligible compensation to all regular U.S.-based staff members under the 401(k) Plan, regardless of whether the staff members elect to defer any of their own compensation to the 401(k) Plan. In addition, participants are eligible to receive matching contributions of up to 5% of eligible compensation they contribute to the 401(k) Plan. As discussed above, under our SRP, we credit 10% of each participant’s eligible compensation that is in excess of the qualified plan compensation limit, which equals the combined percentage of our core contributions and maximum matching contributions under our 401(k) Plan. We also credit to the SRP 10% of each participant’s compensation if they elect to defer to the NDCP.

Distributions. Participants receive distributions from the SRP following their termination of employment. Participants may elect to receive distributions as a lump sum payment in the first or second year following termination of employment, or, for balances in excess of $100,000, in installments that commence in the year following termination. For our NEOs, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following our NEO’s termination of employment.

Participants in the 401(k) Plan are immediately vested in participant and matching contributions and related earnings and losses on such amounts. Participants in the 401(k) Plan who were hired before January 1, 2020 are also immediately vested in core contributions and related earnings and losses on such amounts. Participants in the 401(k) Plan who were hired on or after January 1, 2020 will only become 100% vested in core contributions and related earnings and losses on such amounts after three years of service. Participants in the SRP are immediately vested in matching contributions that are made by us with respect to amounts the participants deferred under the NDCP

 ï 2024 Proxy Statement 91

Executive Compensation Tables

and related earnings and losses on such amounts, and are fully vested in the remainder of their accounts upon the earlier of: (i) three continuous years of their service to us; (ii) termination of their employment on or after their normal retirement date (as defined in the

401(k) Plan); (iii) their disability (as defined in the 401(k) Plan); (iv) their death; or (v) a change of control and termination of their employment as described below in “Potential Payments Upon Termination or Change of Control—Change of Control Severance Plan.”

Nonqualified Deferred Compensation Plan

Our NDCP allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board of Directors, or Board, and our U.S.- and Puerto Rico-based staff members at the director level or above, which include our NEOs, are eligible to participate in this plan. All participants in this plan participate on the same basis.

Contributions. Participants who are staff members may elect to defer up to a maximum of 50% of their eligible base salary, up to a maximum of 80% of their annual cash incentive award, and up to 80% of sales commissions. Non-employee members of our Board may defer all or a portion of their fees, including retainers and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired staff members or for retention purposes.

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of $100,000, in annual installments for up to ten years. For most participants, distributions commence in the first or second year following the participant’s termination of employment. For our NEOs, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following our NEO’s termination of employment. Participants may also petition for a distribution due to an unforeseeable financial hardship.

Vesting. Participants are at all times 100% vested in the amounts they elect to defer and related earnings and losses on such amounts.

Investment Options Under the 401(k), Supplemental Retirement, and Nonqualified Deferred Compensation Plans

The investment options under the 401(k), the SRP, and the NDCP are substantially the same and the associated rates of return are contained in the tables below. For the SRP and the NDCP only, six target retirement portfolio options (referred to as “Target Retirement Portfolios” below) are among the deemed investment options and are based on different target retirement dates and designed to provide an all-in-one investment option for creating a diversified portfolio. Each portfolio is an asset allocation strategy built around a combination of investments that is adjusted over time to gradually become more conservative as the target maturity date of the portfolio approaches.

For the 401(k) Plan only, participants may make investments in our Common Stock (no more than 20% of the value of a participant’s account) and access a self-directed brokerage window. Since these options are only available in the 401(k) Plan, the performance of these additional investment options are not included in the following table.

Name of Investment Option(1)	Rate of Return for 2023	Name of Investment Option(1)	Rate of Return for 2023
Target Retirement Portfolio Options		Capital Preservation	2.55%
Amgen Target Retirement Portfolio Income	13.37%	Fixed Income Index	5.48%
Amgen Target Retirement Portfolio 2020	13.68%	Fixed Income Active	6.91%
Amgen Target Retirement Portfolio 2030	15.34%	International Equity Index	15.52%
Amgen Target Retirement Portfolio 2040	19.31%	International Equity Active	19.31%
Amgen Target Retirement Portfolio 2050	21.77%	U.S. Equity Index	25.98%
Amgen Target Retirement Portfolio 2060	21.81%	U.S. Equity Active	25.08%

(1)	We retain the right to change, at our discretion, the available investment options.

92   ï 2024 Proxy Statement

Executive Compensation Tables

Potential Payments Upon Termination or Change of Control

Change of Control Severance Plan

Our Amended and Restated Change of Control Severance Plan, or Change of Control Severance Plan, provides a lump sum payment and certain other benefits for each participant in the plan who separates from employment with us in connection with a change of control. Our Compensation Committee periodically reviews the terms of the Change of Control Severance Plan, which was originally adopted in 1998, to ensure it is aligned with current governance best practices. No tax gross-up payments are provided under the Change of Control Severance Plan. If a change of control occurs and a participant’s employment is terminated by us other than for cause or disability, or is terminated by the participant for good reason, within two years after the change of control, a participant under the Change of Control Severance Plan would be entitled to:

•	a lump sum cash payment in an amount equal to the product of:

•	a benefits multiple of one or two based on the participant’s position (each of our NEOs has a benefits multiple of two); and

•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs;

•

if, as a result of the participant’s termination of employment, the participant becomes entitled to, and timely elects to continue, healthcare (including any applicable vision benefits) and/or dental coverage under Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, Company-paid group health and dental insurance continuation coverage for the participant and his or her dependents under COBRA until the earlier of (i) the expiration of a participant’s eligibility for coverage under COBRA, or (ii) the expiration of the 18-month period immediately following the participant’s termination (whichever occurs earlier);

•	fully-vested benefits accrued under our 401(k) Plan and our SRP;

•	either a lump-sum cash payment or a contribution to our SRP, as determined by us in our sole discretion, in an amount equal to the sum of (1) the product of $2,500 and the participant’s benefits multiple, plus (2) the product of (x) 10%, (y) the sum

of (i) the participant’s annual base salary as in effect immediately prior to the participant’s termination or, if higher, as in effect immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs (which equals the participant’s annual base salary multiplied by the participant’s target annual cash incentive award percentage, each as in effect immediately prior to the termination or, if higher, as in effect immediately prior to the change of control), and (z) the benefits multiple; and indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of our NEOs would receive such liability insurance benefits, which would result in no additional cost to us).

If all payments or benefits received under the Change of Control Severance Plan or any other plan, arrangement, or agreement would cause the participant to be subject to excise tax, then the payments will be reduced to the extent necessary to avoid the excise tax, provided that the reduced payments, net of federal, state, and local income taxes, are greater than the payments without such reduction, net of federal, state, and local income taxes, and excise tax.

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all staff members upon a termination). The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our staff members during a period of years equal to the participant’s benefits multiple following the participant’s termination.

The plan is subject to automatic one-year extensions unless we notify participants no later than November 30 that the term will not be extended. If a change of control occurs during the term of the plan, the plan will continue in effect for at least 24 months following the change of control. Prior to a change of control, we can amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the

 ï 2024 Proxy Statement 93

Executive Compensation Tables

participant consents in writing. “Change of Control” is defined in the plan as the occurrence of any of the following:

•

any person, entity, or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares, or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger, or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized, merged, or consolidated company entitled to vote generally in the election of directors;

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

“Cause” is defined in the plan as (i) conviction of a felony or (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the participant’s duties, resulting in material economic harm to us, unless the participant believed in good faith that the conduct was in, or not contrary to, our best interests.

“Disability” under the plan is determined based on our long-term disability plan as is in effect immediately prior to a change of control.

“Good reason” is defined in the plan as (i) an adverse and material diminution of a participant’s authority, duties, or responsibilities, (ii) a material reduction in a participant’s base salary, (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip, or (iv) any other action or inaction by the Company that constitutes a material breach of the agreement under which the participant provides services. In order to terminate with “good reason,” a participant must provide written notice to the Company of the existence of the condition within the required period, the Company must fail to remedy the condition within the required time period and the participant must then terminate employment within the required time period.

Long-Term Incentive Equity Awards

Stock Options and Restricted Stock Units

Our stock plans (or the related grant agreements approved for use under such stock plans) provide for accelerated vesting or continued vesting of unvested stock options and RSUs in the circumstances described below.

Double-Trigger Qualifying Termination in Connection with a Change of Control. Unvested stock options and RSUs will vest in full in connection with a Change of Control (as defined in the stock plans or related grant agreements approved for use under such stock plans) only if and when, within 24 months following the Change of Control, the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” or, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” (as each is defined in the grant agreements).

Death or Disability. In general, unvested stock options and RSUs granted in calendar years prior to the year death or disability occurs vest in full upon the occurrence of such event. For unvested stock options and RSUs granted in the calendar year death or disability occurs, a pro-rata amount of these stock options and RSUs immediately vests based on the number of completed months of employment during the calendar year such event occurs. Under our stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to non-U.S. staff members, or an independent medical advisor appointed by us.

Retirement. In general, unvested stock options and RSUs granted in calendar years prior to the year in which an employee retires continue to vest on their original vesting schedule following the retirement of the holder if the holder has been employed for at least ten years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant), provided that any unvested RSUs will vest in full in the event of death following such holders’ retirement from the Company. If a retirement-eligible participant receives a grant of stock options or RSUs in the calendar year such retirement occurs, generally, the participant will continue to vest in a pro-rata amount of the award he or she would be otherwise entitled based upon the number of complete months of employment during the calendar year such retirement occurs. Retirement-eligible participants

94   ï 2024 Proxy Statement

Executive Compensation Tables

have the lesser of five years from the date of retirement or the remaining option term to exercise any vested stock options. Mr. Bradway, Dr. Reese, Mr. Griffith and Mr. Santos are each a retirement-eligible participant and eligible to receive this benefit.

Performance Units

Performance units are generally forfeited unless a participant is continuously employed through the last business day of the performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment are a termination of employment in connection with a change of control or the death, disability, or retirement of a participant.

Change of Control. Generally, with respect to grants of outstanding performance units, the performance period terminates as of the last business day of the last completed fiscal quarter preceding the change of control. The TSR market condition performance is based on: (A) our TSR performance for which our ending Common Stock price is computed on the greater of (i) the average daily closing price of our Common Stock for the last twenty (20) trading days of such shortened period, or (ii) the value of consideration paid for a share of our Common Stock in the change of control (whether such consideration is paid in cash, stock or other property, or any combination thereof); and (B) the TSR performance of the companies in the applicable reference group based on such companies’ average daily closing stock price for the last twenty (20) trading days of such shortened performance period. With respect to the operating performance measures, if the change of control occurs: (i) during the first fiscal year of the performance period, target levels of performance shall be used to calculate the payment; and (ii) subsequent to the first fiscal year of the performance period, actual levels of performance for completed fiscal year(s) shall be used to calculate the payment. In the event of a change of control during the first six months of the performance period, however, the participant is entitled to a payment equal to an amount calculated in the manner described above, but pro-rated for the number of complete months elapsed during the shortened performance period.

Death or Disability. For all performance unit grants made in calendar years prior to the year death or disability occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. For a performance unit grant made in the calendar year in which death or disability occurs, a participant will be paid a pro-rata amount of the award he or she would otherwise be entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment in the calendar year such event occurs.

Retirement. In the event of retirement of a participant who is a retirement-eligible participant, for performance unit grants made in calendar years prior to the year in which retirement occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. If a retirement-eligible participant receives a performance unit grant in the calendar year such retirement occurs, the participant will be paid a pro-rata amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the calendar year such retirement occurs. Mr. Bradway, Dr. Reese, Mr. Griffith and Mr. Santos are each a retirement-eligible participant and eligible to receive this benefit.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits: (i) to each of our NEOs upon a change of control, upon a qualifying termination within two years following a change of control, or upon death or disability; (ii) to Mr. Bradway, Dr. Reese, and Mr. Santos upon retirement. All amounts shown in the tables below assume that the triggering events occurred on December 31, 2023 and do not include: (i) the 2021-2023 performance unit awards and the 2023 EIP payouts, which were earned as of December 31, 2023; (ii) other benefits earned during the term of our NEO’s employment that are available to all salaried staff members, such as accrued vacation; (iii) benefits paid by insurance providers under life and disability policies; and (iv) benefits previously accrued and vested under the SRP and the NDCP. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table above. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s

 ï 2024 Proxy Statement 95

Executive Compensation Tables

separation from the Company. In accordance with SEC rules, the value of accelerated equity awards shown in the tables below was calculated using the closing price of our Common Stock on December 31, 2023 ($288.02). The amounts shown for accelerated stock options is the difference between the closing price at December 31, 2023 ($288.02), and the exercise price of unvested stock options, multiplied by the number of unvested stock options. The value per unit of accelerated RSUs and performance units, including the related accrued dividend equivalents (rounded down to the nearest whole number of units), equals the closing price at December 31, 2023 ($288.02) multiplied by the number of units and dividend equivalents vested or earned, as applicable, as a result of such event.

Estimated Payments to Robert A. Bradway

	Triggering Event
	Change in Control($)		Change in Control and Terminations($)		Retirement($)		Death or Disability($)

Lump sum cash severance payment	0		8,985,500		0		0

Intrinsic value of accelerated unvested stock options	0		17,889,771		17,889,771		17,889,771

Intrinsic value of accelerated unvested RSUs	0		12,334,457		12,334,457		12,334,457

Value of 2023-2025 performance units	12,106,345	(1)	12,106,345	(1)	12,367,003	(2)	12,367,003	(2)

Value of 2022-2024 performance units	12,848,572	(1)	12,848,572	(1)	9,710,018	(2)	9,710,018	(2)

Continuing health care benefits for 18 months(3)	0		46,346		0		0

Continuing retirement plan contributions for two years(4)	0		903,550		0		0

Total	24,954,917		65,114,541		52,301,249		52,301,249

Estimated Payments to Murdo Gordon

	Triggering Event
	Change in Control($)		Change in Control and Terminations($)		Retirement($)	Death or Disability($)

Lump sum cash severance payment	0		4,604,400		0	0

Intrinsic value of accelerated unvested stock options	0		5,568,377		0	5,568,377

Intrinsic value of accelerated unvested RSU’s	0		3,835,562		0	3,835,562

Value of 2023-2025 performance units	3,803,880	(1)	3,803,880	(1)	0	3,885,678	(2)

Value of 2022-2024 performance units	4,036,888	(1)	4,036,888	(1)	0	3,050,708	(2)

Continuing health care benefits for 18 months(3)	0		46,346		0	0

Continuing retirement plan contributions for two years(4)	0		465,440		0	0

Total	7,840,768		22,360,893		0	16,340,325

96   ï 2024 Proxy Statement

Executive Compensation Tables

Estimated Payments to David M. Reese

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Retirement($)		Death or Disability($)

Lump sum cash severance payment	0		4,878,800		0		0

Intrinsic value of accelerated unvested stock options	0		5,133,057		5,133,057		5,133,057

Intrinsic value of accelerated unvested RSU’s	0		3,543,510		3,543,510		3,543,510

Value of 2023-2025 performance units	3,423,406	(1)	3,423,406	(1)	3,497,139	(2)	3,497,139	(2)

Value of 2022-2024 performance units	3,633,084	(1)	3,633,084	(1)	2,745,695	(2)	2,745,695	(2)

Continuing health care benefits for 18 months(3)	0		46,346		0		0

Continuing retirement plan contributions for two years(4)	0		492,880		0		0

Total	7,056,490		21,151,083		14,919,401		14,919,401

Estimated Payments to Peter H. Griffith

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Retirement($)	Death or Disability($)

Lump sum cash severance payment	0		4,359,600		0	0

Intrinsic value of accelerated unvested stock options	0		4,932,699		0	4,932,699

Intrinsic value of accelerated unvested RSU’s	0		3,392,876		0	3,392,876

Value of 2023-2025 performance units	3,423,406	(1)	3,423,406	(1)	0	3,497,139	(2)

Value of 2022-2024 performance units	3,633,084	(1)	3,633,084	(1)	0	2,745,695	(2)

Continuing health care benefits for 18 months(3)	0		31,335		0	0

Continuing retirement plan contributions for two years(4)	0		440,960		0	0

Total	7,056,490		20,213,960		0	14,568,409

 ï 2024 Proxy Statement 97

Executive Compensation Tables

Estimated Payments to Esteban Santos

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Retirement($)		Death or Disability($)

Lump sum cash severance payment	0		4,269,600		0		0

Intrinsic value of accelerated unvested stock options	0		3,826,132		3,826,132		3,826,132

Intrinsic value of accelerated unvested RSU’s	0		3,370,122		3,370,122		3,370,122

Value of 2023-2025 performance units	3,195,294	(1)	3,195,294	(1)	3,264,131	(2)	3,264,131	(2)

Value of 2022-2024 performance units	3,390,859	(1)	3,390,859	(1)	2,562,514	(2)	2,562,514	(2)

Continuing health care benefits for18 months(3)	0		51,473		0		0

Continuing retirement plan contributions for two years(4)	0		431,960		0		0

Total	6,586,153		18,535,440		13,022,899		13,022,899

(1)

In the event of a change of control (with or without a qualifying termination) that occurs after the first six months of the 2023-2025 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2023, multiplied by a payout percentage of 130%, which employs the plan dictated target level of performance for the operating performance measures of 100% modified up by 30 percentage points by the TSR modifier, based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the May 2, 2023 grant date through September 30, 2023, the last business day of the last fiscal quarter before the change in control.

In the event of a change of control occurring (with or without a qualifying termination) that occurs during the second year of the 2022-2024 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2023, multiplied by a payout percentage of 131.0%, which is the percentage based on the estimated outcomes of our operating performance measures achieved during the first year of the performance period of 109.7%, increased by the TSR modifier by 21.3 percentage points based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the May 2, 2022 grant date to September 30, 2023, the last business day of the last fiscal quarter before the change of control.

Our TSRs for purposes of determining the payout percentages of these awards would be based on the higher of: (i) the average closing price of our Common Stock for the last 20 trading days of the shortened performance period ended on September 30, 2023; and (ii) the value of consideration the acquirer paid for a share of our Common Stock in the change of control. For purposes of the payout values shown in the tables, the TSRs for our Common Stock were based on the respective actual TSRs over the respective averaging periods ending September 30, 2023, the last business day of the last fiscal quarter before the change in control. The resulting number of units that would have been so earned was multiplied by $288.02, the closing price of our Common Stock on December 31, 2023.

For information on the actual number of units to be earned for these performance unit grants, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

(2)

In the event death or disability occurs, the participant is entitled to the number of performance units that would have been earned by the NEO if he had remained employed for the entire performance period. For purposes of the payout values shown in the tables, the number of units that would have been earned was multiplied by $288.02, the closing price of our Common Stock on December 31, 2023.

For the 2023-2025 performance period, the number of performance units that would have been earned has been estimated as the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2023, multiplied by the payout percentage of 132.8%. The payout percentage is based on the estimated outcomes as of December 31, 2023, of our operating performance measures to be achieved during the performance period of 102.8%, which was increased by the TSR modifier by 30 percentage points based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the May 2, 2023 grant date to December 31, 2023.

For the 2022-2024 performance period, the number of performance units that would have been earned has been estimated as the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2023, multiplied by the payout percentage of 99.0%. The payout percentage is based on the estimated outcomes as of December 31, 2023, of our operating performance measures to be achieved during the performance period of 77.8%, which was increased by the TSR modifier by 21.2 percentage points based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the May 2, 2022 grant date to December 31, 2023.

In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2023-2025 and 2022-2024 performance periods would not occur until after the end of the performance periods and would be based on actual performance through the end of the performance period. For more information, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

98   ï 2024 Proxy Statement

Executive Compensation Tables

As Mr. Bradway, Dr. Reese, and Mr. Santos were retirement-eligible as of December 31, 2023, the retirement payout amounts for performance units for the 2023-2025 and 2022-2024 performance periods were calculated in the same manner as the respective death and disability amounts.

(3)

Reflects the estimated cost of medical, dental, and vision insurance coverage based on rates charged to our staff members for post-employment coverage provided in accordance with COBRA for the first 18 months following termination adjusted for the last six months of this period by a 5% inflation factor for medical coverage and a 3% inflation factor for dental coverage.

(4)

Reflects the value of retirement plan contributions for two years calculated as two times the sum of: (i) $2,500; and (ii) the product of: (a) 10%; and (b) the sum of the NEO’s annual base salary as of December 31, 2023, and the NEO’s targeted annual cash incentive award for 2023 (which equals the NEO’s annual base salary as of December 31, 2023, multiplied by the NEO’s target annual cash incentive award percentage for 2023).

 ï 2024 Proxy Statement 99

Pay Versus Performance

Pay Versus Performance

As required, below is disclosure of the compensation of the Company’s Named Executive Officers, or NEOs, for the last four fiscal years calculated in accordance with Item 402(v) of Regulation S-K. Item 402(v) requires disclosure of “compensation actually paid” based on calculations that report changes in the fair value of equity awards granted in prior years, granted during the fiscal year, and vesting during the fiscal year, but that do not reflect the actual amount of compensation earned or received by any of the NEOs during the fiscal year.
For information about our compensation philosophy and how we align executive compensation with our performance, please see our Compensation Discussion and Analysis.

Year					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for CEO($)	Compensation Actually Paid to CEO($) (1)(2)	Average Summary Compensation Table Total for non-CEO Named Executive Officers($)	Average Compensation Actually Paid to Non-CEO Named Executive Officers (1)(2)	Amgen Total Shareholder Return($) (3)	Peer Group Total Shareholder Return($) (3)(4)	Net Income ($M)	Non-GAAP EPS($) (5)

2023	22,643,650	29,105,407	7,730,150	9,701,292	135.10	140.78	6,717	18.65

2022	21,399,733	41,655,553	7,211,427	12,777,767	119.07	140.14	6,552	17.69

2021	21,721,154	17,040,728	7,358,134	5,869,521	98.87	126.48	5,893	17.10

2020	20,131,408	14,724,312	6,736,942	5,571,375	98.01	102.57	7,264	16.60

(1)
As the valuation methods for “compensation actually paid” required by the SEC differ from those required in the Summary Compensation Table (“SCT”), the table below provides a reconciliation of SCT amounts to the Compensation Actually Paid (“CAP”) amounts in the Pay Versus Performance table for Mr. Bradway and the average SCT and CAP amounts for our other NEOs for each of the last four fiscal years. The other non-CEO NEOs for each of 2023, 2022, 2021, and 2020 include Messrs. Gordon, Griffith, and Santos and Dr. Reese.

Summary Compensation Table to Compensation Actually Paid Reconciliation Table

			Required Adjustments to Summary Compensation Table Totals to Determine “Compensation Actually Paid”
	Year	Summary Compensation Table Total($)	Summary Compensation Table Value of Stock Awards($)	Summary Compensation Table Value of Option Awards($)	Fair Value as of Year End of Equity Awards Granted During the Year($)	Year-Over-Year Increase (Decrease) in Fair Value as of Year End of Unvested Awards Granted in Prior Years($)	Increase (Decrease) From Prior Year End in Fair Value of Awards That Vested During the Year($)	Compensation Actually Paid($)

		(a)	(b)	(c)	(d)	(e)	(f)	(g)=(a)-(b)-(c)+(d)+(e)+(f)
Robert A. Bradway	2023	22,643,650	11,138,503	4,773,714	23,595,558	1,094,746	(2,316,330)	29,105,407
	2022	21,399,733	11,138,544	4,773,714	20,800,961	11,751,273	3,615,844	41,655,553
	2021	21,721,154	11,138,622	4,773,710	13,805,997	(2,572,161)	(1,930)	17,040,728
	2020	20,131,408	10,079,676	4,319,993	13,341,787	(3,546,758)	(802,456)	14,724,312
Average of Other NEOs	2023	7,730,150	3,184,835	1,364,981	6,746,746	294,430	(520,218)	9,701,292
	2022	7,211,427	3,184,719	1,364,984	5,947,522	3,219,024	949,497	12,777,767
	2021	7,358,134	3,246,014	1,391,226	4,023,392	(640,566)	(234,199)	5,869,521
	2020	6,736,942	2,834,702	1,214,968	3,752,153	(650,362)	(217,688)	5,571,375

(2)
Stock option fair values are calculated at each measurement date using a Black-Scholes valuation model, consistent with the approach used to value the awards at the grant date. Stock option fair values as of each measurement date were determined using updated assumptions (the closing stock price of our Common Stock as of the measurement date, risk-free interest rate, expected life, expected volatility of the price of our Common Stock, and expected dividend yield) and changes in fair value are primarily driven by increases or decreases in the price of the Company’s Common Stock as of each measurement date.

100

ï
 2024 Proxy Statement

Pay Versus Performance

Performance unit fair values are calculated using a payout simulation model, consistent with the approach used to value the awards at the grant date. Performance unit fair values as of each measurement date were determined using updated assumptions (risk-free interest rate, volatility of the price of our Common Stock, the closing price of our Common Stock on the measurement date, volatilities of the prices of the stocks of the Reference Group (as defined in footnote 3 to the “Grant of Plan-Based Awards” table in our Executive Compensation Tables), and the correlations of returns of our Common Stock and the stocks of the Reference Group to simulate total shareholder returns and their resulting impact on the payout percentages based on the contractual terms of the performance units) and changes in fair value are primarily driven by increases or decreases in the price of the Company’s Common Stock as of each measurement date.

(3)
Pursuant to the SEC rules, total shareholder return, or TSR, reflects an initial investment of $100 on December 31, 2019. All values assume reinvestment of the pretax value of dividends, are calculated as of December 31 of each year, and are weighted according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated.

(4)
The peer group for each listed fiscal year consists of the companies listed as our executive compensation benchmarking peer group in the Compensation Discussion and Analysis specific for that year. For 2020, the companies included: Allergan plc (until July 2020); Abbvie, Inc.; AstraZeneca plc; Biogen Inc.; Bristol Myers Squibb Company; Celgene Corporation (until July 2020); Eli Lilly and Company; Gilead Sciences, Inc.; GlaxoSmithKline plc.; Johnson & Johnson; Merck & Co., Inc.; Novartis AG; Pfizer Inc.; Regeneron Pharmaceuticals, Inc.; Roche Holding AG; and Sanofi S.A. For 2021, 2022, and 2023, the peer group included: Abbvie, Inc.; AstraZeneca plc; Biogen Inc.; Bristol Myers Squibb Company; Eli Lilly and Company; Gilead Sciences, Inc.; GlaxoSmithKline plc.; Johnson & Johnson; Merck & Co., Inc.; Novartis AG; Pfizer Inc.; Regeneron Pharmaceuticals, Inc.; Roche Holding AG; and Sanofi S.A.

(5)
Non-Generally Accepted Accounting Principles, or non-GAAP, earnings per share for purposes of the Company selected measure is reported and reconciled in
Appendix B
. For 2020, non-GAAP earnings per share is reported and reconciled in Appendix B to our 2023 proxy statement filed with the SEC on April 6, 2023.

As the valuation methods for “compensation actually paid” required by the SEC differ from those required in the Summary Compensation Table (SCT), the graph below depicts a reconciliation of SCT amounts to the Compensation Actually Paid (CAP) amount in the Pay Versus Performance table for Mr. Bradway for fiscal 2023 derived from the Summary Compensation Table to the Compensation Actually Paid Reconciliation Table above.

2023 Performance Measures
Pursuant to Item 402(v) of Regulation S-K, the Compensation Committee identified the following financial and non-financial performance measures used in our long-term and annual incentive programs as representing the most important performance measures used to link “compensation actually paid” in 2023 to the Company’s performance.

• Non-GAAP earnings per share (EPS) • Non-GAAP return on invested capital (ROIC) • Total shareholder return (TSR) relative to that of the S&P 500 • Revenues	• Non-GAAP net income • Pipeline, clinical study, and regulatory goals • Environmental, social, and governance goals
For a description of these measures and their application to our compensation programs for 2023, please see our Compensation Discussion and Analysis.

ï
 2024 Proxy Statement

101

Pay Versus Performance

Compensation Actually Paid and Performance Measures
The following charts depict, as required by Item 402(v), the “compensation actually paid” for our CEO and the other NEOs versus: (1) our
TSR
and that of our executive compensation peer group; (2) GAAP net income; and (3) non-GAAP EPS.
(1)

(1)	Compensation Actually Paid Compared to Total Shareholder Return

(2)	Compensation Actually Paid Compared to Net Income

(3)	Compensation Actually Paid Compared to Non-GAAP Earnings Per Share

(1)
Non-GAAP earnings per share for purposes of the Company selected measure is reported and reconciled in
Appendix B
. For 2020, non-GAAP earnings per share is reported and reconciled in Appendix B to our 2023 proxy statement filed with the SEC on April 6, 2023.

102

ï
 2024 Proxy Statement

Director Compensation

Director Compensation

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board of Directors, or Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align the directors’ interests with our stockholders’ interests and to focus on our long-term growth and success. Directors who are our employees are not paid any fees for serving on our Board or for attending Board meetings.

2023 Director Compensation

Position	Annual Cash Retainer ($)	Annual Equity Awards (Restricted Stock Units Grant Date Market Value) ($)

Non-Employee Director	105,000	210,000

Lead Independent Director Retainer	40,000	—

Committee Chair Retainers		—

Audit Committee Chair	30,000	—

Other Committee Chairs (Compensation and Management Development, Corporate Responsibility and Compliance, and Governance and Nominating Committees)	20,000	—

Committee Member Meeting Retainer	12,500	—

Equity Incentives. Each non-employee director received an automatic annual grant of restricted stock units, or RSUs, on the date of the annual meeting of stockholders, with a grant date fair market value of $210,000, based on the closing price of our Common Stock on the grant date (rounded down to the nearest whole number). The RSUs vest immediately, and to further support long-term holding, a director may choose to defer receipt of such shares. Directors who elect to defer receipt of the shares accrue dividend equivalents on the vested RSUs during the deferral period. Further, to increase their equity holdings, a director may also elect to receive deferred vested RSUs in lieu of up to 100% of his or her cash compensation.

Director Stock Ownership Guidelines. All non-employee directors are expected to hold the equivalent of five times the Board annual cash retainer ($525,000 in 2023) in our Common Stock while serving as a non-employee director.

All non-employee directors are expected to comply with the stock ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their first date of election by stockholders falls. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our Common Stock held beneficially or of record by the non-employee director, issued and outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines), and vested RSUs that are deferred will count towards satisfying these stock ownership guidelines. All directors with compliance dates that were on or prior to December 31, 2023, met the stock ownership guidelines as of those dates.

Board members are subject to our insider trading policy that, among other things, prohibits engaging in short sales with respect to the Company’s securities, purchasing or pledging the Company’s stock on margin(1), or entering into any hedging, derivative or similar transactions with respect to the Company’s securities.

Expenses. Directors are entitled to reimbursement of their expenses incurred in connection with attendance at Board and committee meetings and conferences with our Senior Management. We make tax gross-up payments to our directors to reimburse them for additional income taxes imposed when we are required to impute income on perquisites that we

(1)	With the exception of the use of a margin account to purchase our common stock in connection with the exercise of Amgen-granted stock options (i.e., “cashless exercises”).

 ï 2024 Proxy Statement 103

Director Compensation

provide. Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Deferred Compensation. Non-employee directors are eligible to participate in the Nonqualified Deferred Compensation Plan that we maintain for our staff members (see “Nonqualified Deferred Compensation” in our Executive Compensation Tables above for more information). Earnings under this plan are market-based—there are no “above market” or guaranteed rates of returns.

Charitable Contributions. Through The Amgen Foundation, Inc., the Company maintains a charitable contributions matching gift program for all eligible staff members and non-employee directors. The Amgen Foundation, Inc. matches, on a dollar-for-dollar basis, qualifying donations made by directors to eligible organizations, up to $20,000 per person, per year. Separate from, and in addition to, this ongoing annual program, in response to catastrophic events and natural disasters, The Amgen Foundation, Inc. matches, on a dollar-for-dollar basis, donations to specified disaster relief organizations.

Changes to Director Compensation for 2024

In October 2023, as part of its oversight and periodic review, the Governance and Nominating Committee, or Governance Committee, reviewed our director compensation program. Director compensation was last evaluated by the Governance Committee in October 2020. To advise on director compensation, the Governance Committee retained Frederic W. Cook & Co., Inc., or FW Cook, as an independent consultant to the Governance Committee. FW Cook provided detailed director pay comparisons against the same peer group companies that are used in assessing compensation for our executive officers.

FW Cook determined that director compensation practices had migrated since the Governance Committee’s last review and the Board’s last approval of changes to the director compensation program in 2020. Based on this review and recommendations by

FW Cook, the Governance Committee recommended to the Board, and the Board approved, changes to the compensation of our non-employee directors, effective January 1, 2024, to align our director compensation program to market compensation levels. Specifically, the Board modified the structure of director compensation to: (i) slightly increase the amounts of the annual cash retainer and the value of the directors’ annual equity (RSU) award; and (ii) increase the lead independent director retainer. Our Board believes that these changes are appropriate given the compensation levels that were indicated by the market data and FW Cook’s recommendations. Other than the changes described in this section, director compensation remains the same as in 2023.

Director Compensation Effective January 1, 2024

Position	Annual Cash Retainer ($)		Annual Equity Awards (Restricted Stock Units Grant Date Market Value) ($)

Non-Employee Director	$115,000	(1)(2)	$220,000(1)

Lead Independent Director Retainer	$50,000	(1)	—

Committee Chair Retainers			—

Audit Committee Chair	$30,000	(3)	—
Other Committee Chairs (Compensation and Management Development, Corporate Responsibility and Compliance, and Governance Committees)	$20,000	(3)	—

Committee Member Meeting Retainer	$12,500	(3)	—

(1)	Amounts for these elements of director compensation were each increased by $10,000 as compared to director compensation in 2023.

(2)	Has the effect of increasing the non-employee director stock ownership requirement of five times the annual cash retainer to $575,000.

(3)	No changes were made to these elements of director compensation.

104   ï 2024 Proxy Statement

Director Compensation

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2023. Robert A. Bradway, our Chairman of the Board, Chief Executive Officer and President is not included in the table as he is an employee and, thus, receives no compensation for his service as a director.

Non-Employee Director	Fees Earned or Paid in Cash($)(2)	Stock Awards($)(3)(4)	All Other Compensation($)(5)	Total($)

Wanda M. Austin	130,000	209,791	20,129	359,920

Michael Drake(1)	0	339,791	129	339,920

Brian J. Druker	130,000	209,791	20,129	359,920

Robert A. Eckert	190,000	209,791	20,129	419,920

Greg C. Garland	150,000	209,791	20,129	379,920

Charles M. Holley, Jr.(1)	0	369,791	129	369,920

S. Omar Ishrak(1)	0	339,791	26,683	366,474

Tyler Jacks	130,000	209,791	129	339,920

Ellen J. Kullman	130,000	209,791	20,496	360,287

Amy E. Miles	130,000	209,791	20,129	359,920

Ronald D. Sugar	150,000	209,791	20,129	379,920

R. Sanders Williams	130,000	209,791	21,072	360,863

(1)

Drs. Drake and Ishrak and Mr. Holley elected to receive 100% of their respective annual retainer and committee meeting fees in deferred vested RSUs, the value of which are reflected in the stock awards column in accordance with Accounting Standards Codification Topic 718.

(2)	Reflects all cash fees earned by members of our Board for annual retainers.

(3)

Reflects the grant date fair values of RSUs determined in accordance with Accounting Standards Codification Topic 718 consisting of 939 RSUs granted on May 19, 2023, to each director named above. The grant date fair values of all of the annual awards are based on the closing price of our Common Stock on the grant date ($223.42) multiplied by the number of RSUs granted. Such grants occurred on the date of our annual meeting of stockholders. Directors who elect to defer receipt of the shares accrue dividend equivalents on the vested RSUs during the deferral period. All of the RSUs granted to directors were fully vested upon grant, and thus directors who do not elect to defer the vested RSUs receive shares of common stock upon grant.

In addition to the annual grants discussed above, Drs. Drake and Ishrak and Mr. Holley elected to receive RSUs in lieu of cash fees earned in 2023 for 100% of their annual retainer and committee meeting fees (rounded down to the nearest whole number of units) as follows:

	Granted on (but receipt deferred)

Non-Employee Director	May 2, 2023	August 8, 2023	November 3, 2023

Michael Drake	137	124	240

Charles M. Holley	169	153	296

S. Omar Ishrak	137	124	240

The grant date fair values per unit for these awards were $235.97, $260.80, and $269.86 for May 2, 2023, August 8, 2023, and November 3, 2023, respectively. Such grant dates occurred on the date that is two business days after release of our applicable quarterly earnings in accordance with the terms of our Director Equity Incentive Program.

(4)

Directors may elect to defer issuance of shares until a later date, which would result in a deferral of taxable income to the director until the lapse of such deferral. Upon the lapse of any applicable deferral period, the vested/deferred RSUs are paid in shares of our Common Stock on a one-for-one basis. The table below shows the aggregate number of deferred stock awards (deferred RSUs and dividend equivalents) outstanding for each non-employee director as of December 31, 2023. Deferred stock awards consist of vested RSUs for which receipt of the underlying shares of our Common Stock has been deferred (vested/deferred RSUs) and dividends on vested/deferred RSUs are deemed automatically reinvested to acquire additional vested/deferred RSUs.

 ï 2024 Proxy Statement 105

Director Compensation

Non-Employee Director	Deferred Restricted Stock Units and Dividend Equivalents as of December 31, 2023(a)

Wanda M. Austin	0

Michael Drake	2,318

Brian J. Druker	5,836

Robert A. Eckert	15,823

Greg C. Garland	0

Charles M. Holley, Jr.	8,641

S. Omar Ishrak	2,900

Tyler Jacks	12,458

Ellen J. Kullman	11,081

Amy E. Miles	2,777

Ronald D. Sugar	19,232

R. Sanders Williams	0

(a)

RSUs and related dividend equivalents are all vested, but receipt has been deferred. RSUs and related dividend equivalents are rounded down to the nearest whole number of shares. Fractional shares are paid in cash.

(5)	The table below provides a summary of amounts paid by the Company for perquisites and other special benefits.

Non-Employee Directors	Matching of Charitable Contributions ($)(a)	Personal Use of Aircraft(b)		Personal Expenses While on Business Travel(c)		Other(d)		Total($)
		Aggregate Incremental Amounts($)	Tax Gross-Up ($)	Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts($)	Tax Gross- Up ($)

Wanda M. Austin	20,000	0	0	0	0	129	0	20,129

Michael Drake	0	0	0	0	0	129	0	129

Brian J. Druker	20,000	0	0	0	0	129	0	20,129

Robert A. Eckert	20,000	0	0	0	0	129	0	20,129

Greg C. Garland	20,000	0	0	0	0	129	0	20,129

Charles M. Holley, Jr.	0	0	0	0	0	129	0	129

S. Omar Ishrak	20,000	2,751	3,803	0	0	129	0	26,683

Tyler Jacks	0	0	0	0	0	129	0	129

Ellen J. Kullman	20,000	204	26	0	137	129	0	20,496

Amy E. Miles	20,000	0	0	0	0	129	0	20,129

Ronald D. Sugar	20,000	0	0	0	0	129	0	20,129

R. Sanders Williams	20,000	0	0	0	943	129	0	21,072

106   ï 2024 Proxy Statement

Director Compensation

(a)	These are charitable contributions of The Amgen Foundation, Inc. that matched the directors’ charitable contributions made in 2023.
(b)

Where guests accompany directors on our aircraft or where the director, for nonbusiness purposes, accompanies executives using our aircraft for business purposes, we typically incur de minimis incremental costs for transporting that person, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. The aggregate incremental cost of use of our aircraft is calculated based on our variable operating costs, which include crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, maintenance, and other smaller variable costs. In determining the incremental cost relating to fuel and trip related maintenance, we applied an estimate derived from our average costs. We believe that the use of this methodology is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs, and the cost of maintenance not related to trips.

(c)

These amounts reflect the incremental costs of personal expenses of directors while on business travel and related imputed income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

(d)	Amounts reflect the incremental costs of gifts given to the directors.

 ï 2024 Proxy Statement 107

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

Item 3

Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

Background

On March 6, 2024, our Board adopted, subject to stockholder approval, the Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan, or the Amended Plan, which amends and restates the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, or the Prior Plan, and includes the following key changes:

•	Increases the number of shares of our Common Stock available for issuance by 31,297,000 shares;

•

Consistent with our long-standing practices and the terms of our equity award agreements, clarifies that dividend equivalents will be paid out in shares of Common Stock only when, and to the extent that, the underlying award is earned and vested;

•

Incorporates the change of control definition in our equity award grant agreements and provides that awards not assumed or replaced in a change of control will fully vest and, as applicable, become exercisable; and

•	Removes provisions previously required under Section 162(m) of the Internal Revenue Code, or the Code, prior to its repeal under the Tax Cuts and Jobs Act of 2017.

If the Amended Plan is approved by stockholders, it will become effective as of May 31, 2024 (the date of our 2024 Annual Meeting of Stockholders, or Annual Meeting) and no further grants will be made under the Prior Plan. Therefore, equity awards granted on or after May 31, 2024 will be made pursuant to the Amended Plan, and the shares approved and available for issuance under the Amended Plan will be derived from a single, fungible pool of shares (inclusive of the shares remaining available for issuance from the Prior Plan and an increase of 31,297,000 shares). We do not have any other equity incentive plans pursuant to which equity awards can be granted.

The Amended Plan is included as Appendix C to this proxy statement.

Purpose of Proposed Share Reserve Increase

We are asking our stockholders to approve the

Amended Plan because we believe the availability of an adequate reserve of shares under an equity incentive plan is an integral part of our compensation program and contributes to our continued growth and success.

The purpose of the Amended Plan is to promote the success and enhance the value of the Company by linking the interests of the members of the Board and our employees to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The Amended Plan also provides us with flexibility in our ability to motivate, attract, and retain the services of members of the Board and employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is dependent.

We believe grants of long-term equity incentive awards are important to our success as we compete for talent in an industry in which equity compensation is market practice and expected by many prospective candidates, existing employees and legacy employees of companies we have acquired, including Horizon Therapeutics Limited (formerly, Horizon Therapeutics plc), a wholly owned subsidiary of the Company acquired on October 6, 2023. By maintaining a long-term equity incentive plan such as the Amended Plan, our Board, with the assistance of the Compensation Committee, will be able to design and implement long-term incentive compensation programs that retain our key employees, compensate those employees based on the performance of the Company, align the goals and objectives of our employees with the interests of our stockholders, and promote a focus on long-term value creation.

Shares Available for Issuance

As of April 1, 2024, there were 11,545,168 shares remaining available for future grants under the Prior Plan. The Prior Plan was originally adopted by our Board on March 6, 2013, and was approved by stockholders at our 2013 Annual Meeting of Stockholders. We do not have any other equity incentive plans pursuant to which equity awards can be granted.

108   ï 2024 Proxy Statement

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

The Amended Plan increases the number of shares of our Common Stock available for issuance under the Amended Plan by 31,297,000 shares (and increases the number of shares which may be granted as incentive stock options under the Amended Plan by 31,297,000 shares). Therefore, if approved by stockholders on May 31, 2024, the single, fungible pool of shares approved and available for issuance under the Amended Plan as of April 1, 2024 would be 42,842,168 shares (which includes the shares remaining available for issuance from the Prior Plan as of April 1, 2024 and an increase of 31,297,000 shares). Between April 1, 2024 and the date of the Annual Meeting, we expect to grant awards of restricted stock units (RSUs), performance units (PUs), and non-qualified stock options (NQSOs) pursuant to the Prior Plan

(collectively, the 2024 Prior Plan Awards). To the extent we do so, the shares remaining available under the Prior Plan as of April 1, 2024 will be reduced by one share for every share subject to a NQSO and 1.9 shares for every one share subject to a RSU or PU. It is currently expected that any 2024 Prior Plan Awards we grant between April 1, 2024 and the date of the Annual Meeting will not exceed, but will reduce, the remaining number of shares available for future grants under the Prior Plan. By increasing the shares available for issuance, we will be able to continue to use equity awards to motivate, attract, and retain the services of members of the Board and employees in alignment with the interests of our stockholders.

As of April 1, 2024, there were 536,375,548 shares of Common Stock outstanding.

Burn Rate and Overhang

While long-term equity awards are an important part of our incentive compensation program, we are mindful of our responsibility to exercise sound judgment in granting the appropriate number of equity awards necessary to motivate, attract, and retain our employees and limiting dilution.

Burn Rate

The table below sets forth information regarding historical awards granted for the period 2021 through 2023, and the corresponding burn rate, which is defined as the number of shares subject to NQSOs, RSUs and PUs (assuming target performance) granted under the Prior Plan in a fiscal year, divided by the weighted average shares outstanding for that fiscal year, for each of the last three fiscal years.

Year	Non-Qualified Stock Options Granted	Restricted Stock Units Granted	Performance Units Granted	Total Share- Based Awards Shares(1)	Weighted Average Shares Outstanding	Current Burn Rate(2)

2023	1,147,870	1,005,159	666,633	2,819,662	534,964,356	0.53%

2022	1,115,232	1,013,308	651,811	2,780,351	537,849,518	0.52%

2021	1,333,040	1,324,374	605,970	3,263,384	569,809,364	0.57%

				Three Year Average		0.54%

(1)	Reflects the aggregate amount of NQSOs, RSUs and PUs (assuming target performance) granted under the Prior Plan during each fiscal year.
(2)	The current burn rate reflects NQSOs, RSUs and PUs (assuming target performance) granted divided by Weighted Average Shares Outstanding in the applicable year.

 ï 2024 Proxy Statement 109

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

Overhang

As of December 31, 2023, we had approximately 24 million shares of our Common Stock subject to outstanding equity awards (including outstanding RSUs issued under the Horizon stock plans that were converted into Amgen RSUs) or available for future grants under the Prior Plan, which represented approximately 4.5% of fully diluted Common Stock outstanding, as calculated below. If the Amended Plan is approved by stockholders, the additional 31,297,000 shares available for issuance under the Amended Plan would provide a fully-diluted overhang of 10.4%.

As of 12/31/2023

(a) Stock options outstanding	5,900,964

Weighted-average exercise price of stock options outstanding	$213.90

Weighted-average remaining term of stock options outstanding	6.7 years

(b) Full-value awards outstanding(1)	6,014,837

(c) Shares available for grant under the Prior Plan	12,345,301

(d) Common Stock outstanding	535,374,198

(e) Fully-diluted overhang (a+b+c) / d	4.5%

(1)	Assumes target performance under outstanding PUs.

Reasons for and the Determination of Share Reserve Under the Amended Plan

In its determination to approve the Amended Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which the Board believes promotes the success and enhances the value of the Company by linking the interests of the members of the Board and our employees to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.

In determining the number of shares by which to increase the reserve under the Amended Plan, the Board reviewed the Compensation Committee’s recommendations, which were based on an analysis prepared by, and recommendations of, FW Cook, the Compensation Committee’s independent compensation consultant.

This review included a consideration of the following key metrics and features that reflect our compensation principles and approach:

Reasonable Plan Cost and Grant Practices

Key Metrics:

•	Reasonable number of additional shares requested: 31,297,000.

•	Awards would not have a substantially dilutive effect (our fully-diluted overhang with the additional 31,297,000 shares requested is 10.4%).

•	0.54% three-year average burn rate.
•

Minimum vesting period: The Amended Plan mandates a vesting period of at least a year for all equity-based awards granted on or after March 2, 2016, which applies to no less than 95% of the shares authorized for grant (subject to certain limited exceptions), with most equity grants vesting over four years (with no vesting in the first year and vesting in three approximately equal installments thereafter).

•

No discount stock options or stock appreciation rights: All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our Common Stock on the date of grant.

•

Careful management of equity award usage: Our Compensation Committee conducts an annual review of our equity award usage to help ensure that we maximize stockholder value by granting the appropriate number of equity awards necessary to motivate, attract, and retain our employees.

Stockholder-Friendly Plan Features and Compensation Practices

•

Stockholder approval required to increase the share reserve (i.e., no “evergreen” features): The Amended Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares of Common Stock that may be issued under the Amended Plan. If approved by stockholders on May 31, 2024, the single, fungible pool of shares approved and available for issuance under the Amended Plan as of April 1, 2024 would be 42,842,168 shares (which includes the shares remaining available for issuance from the Prior Plan as of April 1, 2024 and an increase of 31,297,000 shares).

110   ï 2024 Proxy Statement

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

•

No single-trigger equity vesting and no gross-ups in the event of a change of control: We do not have “single-trigger” equity vesting acceleration upon a change of control for RSUs and stock options and do not provide tax gross-ups on change of control payments.

•	No re-pricing or exchanges: The Amended Plan and our policies prohibit the re-pricing or other similar exchanges of stock options and stock appreciation awards without prior stockholder approval.

•

No dividends paid on unvested equity: Dividends equivalents accrue on our PUs and RSUs but are paid out in shares of our Common Stock only when, and to the extent that, the underlying award is earned and vested. Stock options do not have dividend equivalent rights.

•

Robust stock ownership and retention guidelines: We have stock ownership guidelines for vice presidents and above (6x for the Chief Executive Officer) that require significant investment by these individuals in our Common Stock.

•

Clawback Policy: In compliance with new NASDAQ Stock Market listing standards approved by the Securities and Exchange Commission, our Compensation Committee has adopted a policy providing for the mandatory recovery of erroneously awarded incentive-based executive compensation, including cash bonuses and PU payouts, if it is subsequently determined that the amounts of such compensation were based on financial results that are later restated.

•

Equity Recoupment Policy: Our executive officer equity recoupment policy provides the Compensation Committee with the ability to cause the forfeiture and cancellation of unvested equity awards and any unexercised portion of any stock options (granted after December 31, 2020) should an executive officer be terminated for engaging in misconduct that caused serious financial or reputational damage to the Company.

In light of the factors described above, and the fact that the ability to continue to grant equity incentive compensation is vital to our ability to continue to motivate, attract, and retain employees in the competitive labor markets in which we compete (using incentives that align the interests of our employees with that of our investors), the Board has determined that the size of the proposed share reserve under the Amended Plan is reasonable and appropriate at this time.

Stockholder Approval

If stockholders do not approve the Amended Plan, then the proposed additional shares will not become available for issuance and the original terms of the Prior Plan as currently in place will continue in full force and effect. Approval of the Amended Plan will constitute approval pursuant to NASDAQ Stock Exchange listing shareholder approval requirements applicable to equity compensation plans and approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs (to the extent required by the Code).

The material terms of the Amended Plan are summarized below and qualified in their entirety by reference to the Amended Plan included in this proxy statement as Appendix C.

Material Terms of the Amended Plan

Eligibility and Administration

As of April 1, 2024, approximately 23,700 employees and twelve non-employee directors are eligible to receive awards under the Amended Plan.

The Amended Plan is generally administered by the Compensation Committee and our Board (with the assistance of its Governance and Nominating Committee, which has the authority to evaluate and make recommendations to our Board regarding non-employee director compensation) conducts the administration of the Amended Plan with respect to awards to non-employee directors, each of which may delegate its authority under the Amended Plan to committees of our directors and/or officers (referred to collectively as the Administrator), subject to limitations that may be imposed under applicable securities law or stock exchange rules, as applicable, or by committee charter, and provided that no officer of the Company may be delegated authority to grant or amend awards held by individuals who are subject to Section 16 of the Securities Exchange Act of 1934 (Section 16 Officers). The Compensation Committee has delegated certain responsibilities to the Equity Award Committee of the Board, including approval of equity-based awards to non-Section 16 Officers and employees at the level of vice president or below. Further, the Compensation Committee, has the authority to make all interpretations under, and adopt rules for the administration of, the Amended Plan, in accordance with its provisions. The Administrator sets the terms and conditions of all awards under the Amended Plan, including any vesting and acceleration conditions.

 ï 2024 Proxy Statement 111

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

Limitation on Awards and Shares Available

As of April 1, 2024, there were 11,545,168 shares available for grant under the Prior Plan (assuming target performance under our outstanding performance unit awards). If stockholders approve the Amended Plan, then an additional 31,297,000 shares will be available for issuance under awards granted pursuant to the Amended Plan (i.e., in addition to the remaining number of shares available from the Prior Plan as of the effective date of the Amended Plan).

Shares issued pursuant to the Amended Plan may consist, in whole or in part, of authorized but unissued shares, treasury shares, or shares purchased in the open market.

If an award is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Amended Plan. However, the following shares may not be used again for grant under the Amended Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with a stock option or stock appreciation right, or SAR; (ii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (iii) shares purchased on the open market with the cash proceeds from the exercise of options. Shares tendered or withheld to satisfy tax withholding obligations with respect to full value awards may be used again for new grants under the Amended Plan. Shares that again become available for issuance in accordance with the foregoing will be added back to the share limit as one share (if such shares were subject to a stock option or SAR) or as 1.9 shares (if such shares were subject to full value awards, including RSUs and PUs).

Awards granted under the Amended Plan upon the assumption of, or in substitution for, outstanding awards of an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Amended Plan. The maximum number of shares of our Common Stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any calendar year is 4,000,000 and the maximum amount that may be paid under a cash award pursuant to the Amended Plan to any one participant during any calendar year period is $15,000,000.

Awards

The Amended Plan provides for the grant of stock options, including incentive stock options (ISOs), NQSOs, restricted stock, RSUs, performance awards (including PUs), dividend equivalents, deferred stock, stock payments and SARs. Certain awards under the Amended Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. Awards will generally be settled in shares of our Common Stock, but the terms of the award agreement or the Administrator may provide for cash settlement of any award. A brief description of each award type follows.

•

Stock Options. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. ISOs, in contrast to NQSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the Administrator may apply to stock options and may include continued service, performance and/or other conditions.

•

Restricted Stock, Restricted Stock Units, and Performance Units. Restricted stock is an award of nontransferable shares of our Common Stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs granted to members of the Board may be deferred at the election of the participant under the terms of our 2009 Director Equity Incentive Program, or Director Program. PUs are contractual rights to receive a number of shares of our Common Stock in the future based on the attainment of performance goals, in addition to other conditions that may apply to these awards. Conditions applicable to restricted stock, RSUs and PUs may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the Administrator may determine.

112   ï 2024 Proxy Statement

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

•

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock granted in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payment dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Dividend equivalents are subject to vesting to the same extent as the underlying award and paid out only to the extent that such award vests and becomes non-forfeitable.

•

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the Administrator will apply to SARs and may include continued service, performance and/or other conditions.

•

Deferred Stock and Stock Payments. Deferred stock is a right to receive shares of our Common Stock at some future date. Conditions applicable to deferred stock may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the Administrator may determine. Stock payments are awards of our Common Stock that may but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Vesting conditions determined by the Administrator may apply to stock payments.

Performance Awards

Performance awards include PUs and any awards under the Amended Plan that are granted subject to vesting and/or payment based on the attainment of performance goals or such other criteria established by the Administrator. Performance awards may be granted in the form of a cash bonus. For purposes of the Amended Plan, one or more of the following performance criteria may include, without limitation: (i) net earnings (either before or after one or more of the following: (A) interest expense or interest income or net interest income/expense, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net product sales or revenue or product sales or revenue growth, including, without limitation, product sales or revenue growth rates for individual or multiple products or therapeutic areas by region, country or other geographic subdivision; (iii) net income (either before or after taxes); (iv) operating earnings or profit (either before or after taxes); (v) cash flow (including, but not limited to, operating cash flow and free cash flow); (vi) return of cash; (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs or cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings per share; (xvii) price or dividends per share (or appreciation in, maintenance of, and/or growth rates of such price or dividends); (xviii) credit ratings; (xix) leverage ratio or other financial ratios; (xx) regulatory achievements or compliance; (xxi) implementation or completion of critical projects; (xxii) segment or market share for products or therapeutic areas; (xxiii) geographic expansion or market entry; (xxiv) economic value or economic value added; (xxv) product development, including, without limitation, scientific innovations and advancements; (xxvi) manufacturing; (xxvii) manufacturing capacity; (xxviii) mergers or other transactions; (xxix) acquisitions or sales of assets or subsidiaries; (xxx) headcount or workforce size or composition; (xxxi) environmental, corporate sustainability, or governance activities or performance; (xxxii) operating efficiencies (or other measures of efficiency); or (xxxiii) any other subjective or objective metric selected by the Compensation Committee, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices or adjusted to include or exclude any items otherwise includable or excludable under generally accepted accounting principles. The Amended Plan also permits the Administrator to provide for adjustments to the applicable performance criteria in setting performance goals.

Certain Transactions

The Administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, combination or exchange of stock, mergers,

 ï 2024 Proxy Statement 113

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

consolidations and other distributions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the Amended Plan and outstanding awards. In the event of a Change of Control (as defined in the Amended Plan), if the surviving entity does not assume or substitute any of the outstanding awards, then such awards will vest in full and be exercisable, as applicable, immediately prior to the Change of Control. For additional information on the treatment of awards in the event of a change of control of the Company, see “Non-Direct Compensation and Payouts in Certain Circumstances—Change of Control Benefits and Offer Letter with Limited Severance Benefits—Change of Control and Severance Treatment of Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

Clawback and Forfeiture Provisions, Foreign Participants, Transferability and Participant Payments

All awards will be subject to any Company clawback policy as set forth in such clawback policy, the applicable award agreement, or program document. In 2023, we adopted a policy on recovery of erroneously awarded compensation that requires our Board to recapture incentive-based compensation, including PUs, received by our executive officers and our Chief Accounting Officer. Further, our executive officer equity recoupment policy provides the Compensation Committee with the ability to cause the forfeiture and cancellation of unvested equity awards and any unexercised portion of any stock options (granted after December 31, 2020) if an executive officer is terminated for engaging in misconduct that caused serious financial or reputational damage to the Company (including, but not limited to, a financial restatement).

The Administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting and are exercisable only by the participant. The Amended Plan authorizes the Company to deduct or withhold from the award, or require the participant to remit, all applicable taxes and, with regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the Administrator may, in its discretion, accept cash or check, shares of our Common Stock that meet specified conditions, a “market sell order” with a broker, or such other consideration as it deems suitable.

Minimum Vesting

The Amended Plan mandates a minimum vesting period of at least one year for all equity-based awards granted (on or after March 2, 2016), subject to limited exceptions, which applies to no less than 95% of the shares authorized for grant. The limited exceptions allow the issuance of awards in an aggregate of up to 5% of the shares available for issuance under the Amended Plan without minimum vesting provisions, as well as the issuance of (i) substitute awards, (ii) awards delivered in lieu of cash compensation, (iii) awards delivered in lieu of cash compensation payable to a non-employee director, and (iv) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. The plan administrator has the authority to waive the one-year vesting restrictions upon the participant’s termination of service or in connection with a change in control.

No Repricing or Cash Buyouts

The Amended Plan expressly provides that, without the approval of stockholders, the Administrator will not have the authority to reduce the exercise price of any stock option or SAR, or cancel any stock option or SAR in exchange for cash, other awards, or a stock option or SAR with an exercise price per share that is less than the exercise price per share of the original stock option or SAR.

Plan Amendment and Termination

Our Board may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended Plan, “reprices” any stock option or SAR or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.

114   ï 2024 Proxy Statement

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Non-Qualified Stock Options

If a participant is granted a NQSO under the Amended Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options

A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We generally are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards

The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, deferred stock awards, performance awards, dividend equivalents, and stock payment awards are generally subject to tax at the time of payment. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

 ï 2024 Proxy Statement 115

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

New Plan Benefits

Except with respect to RSUs with a grant date fair market value of $220,000 that will be awarded to each non-employee director elected to serve on our Board on the date of this Annual Meeting pursuant to our Director Program, neither the Board, the Compensation Committee, nor the Equity Award Committee (as applicable) has made any determination to make future grants to any persons under the Amended Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan.

Name and Position	Dollar Value ($)		Number of Shares//Units (#)
NEOs:

Robert A. Bradway Chairman and Chief Executive Officer	—		—

Murdo Gordon Executive Vice President, Global Commercial Operations)	—		—

David M. Reese Executive Vice President and Chief Technology Officer	—		—

Peter H. Griffith Executive Vice President and Chief Financial Officer	—		—

Esteban Santos Executive Vice President, Operations	—		—
All Current Executive Officers as a Group	—		—
All Current Non-Executive Directors as a Group(2)	2,200,000	(1)(2)	—	(3)
All Employees, Including all Current Officers who are not Executive Officers, as a Group	—		—

(1)

Pursuant to our Director Program, each non-employee director elected to serve on our Board on the date of the Annual Meeting will automatically receive RSUs with a grant date fair market value of $220,000.

(2)

Non-executive directors may also elect to receive quarterly deferred vested RSUs in lieu of up to 100% of his or her cash compensation. The amount of cash compensation earned and converted into quarterly deferred vested RSUs will vary depending on the number of committees on which a director serves, whether the director serves as a committee chair or lead independent director, and his or her continued service on the Board, and therefore cannot be calculated.

(3)	The aggregate number of RSUs to be granted to non-employee directors is not included in the table above as their equity award will depend on the value of our Common Stock on the grant date.

116   ï 2024 Proxy Statement

Item 3 — Approval of Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan

Prior Plan Benefits

The table below sets forth the number of shares of our Common Stock subject to equity awards granted to certain persons and groups under the Prior Plan through April 1, 2024. The closing price of our Common Stock on April 1, 2024 was $283.04.

Certain awards set forth in this table for the NEOs were granted in 2023 and, therefore, also are included in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” in our Executive Compensation Tables of this proxy statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2023 and, therefore also are included in the Non-Employee Director Compensation Table set forth in this proxy statement and are not additional awards.

Name of Individual or Group	Stock Options (#)	Restricted Stock Units (#)(1)		Performance Units (#)(1)(2)

NEOs:

Robert A. Bradway Chairman and Chief Executive Officer	940,670	43,175		66,927

Murdo Gordon Executive Vice President, Global Commercial Operations	175,848	13,427		21,028

David M. Reese Executive Vice President and Chief Technology Officer	192,513	12,405		18,925

Peter H. Griffith Executive Vice President and Chief Financial Officer	121,393	11,878		18,925

Esteban Santos Executive Vice President, Operations	220,519	11,799		17,664

All Current Executive Officers as a Group	1,954,686	136,544		170,996

All Current Non-Executive Directors as a Group	—	80,927	(3)	—

Current Director Nominees:(4)

Wanda M. Austin	—	—		—

Michael V. Drake	—	2,339	(3)	—

Brian J. Druker	—	5,075	(3)	—

Robert A. Eckert	—	15,952	(3)	—

Greg C. Garland	—	—		—

Charles M. Holley, Jr.	—	8,713	(3)	—

S. Omar Ishrak	—	2,925	(3)	—

Tyler Jacks	—	12,559	(3)	—

Mary E. Klotman	—	—		—

Ellen J. Kullman	—	11,170	(3)	—

Amy E. Miles	—	2,800	(3)	—

Each Associate of any Such Directors, NEOs or Nominees	—	—		—

Each Other Person who Received or are to Receive 5% of Such Options or Rights	—	—		—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	3,753,270	2,646,453		1,083,647

(1)	Includes accrued dividend equivalents.
(2)	Based on target performance for outstanding PU awards.
(3)	Reflects vested RSUs, and related dividend equivalents, for which receipt has been deferred.
(4)	The information for Mr. Bradway, who is standing for re-election at the Annual Meeting, is set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMGEN INC. SECOND AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN.

 ï 2024 Proxy Statement 117

Security Ownership of Directors and Executive Officers

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 1, 2024 by: (i) each current director and nominee; (ii) our Named Executive Officers, or NEOs (as specified on page 48); and (iii) all of our current directors and executive officers as a group. There were 536,375,548 shares of our Common Stock outstanding as of April 1, 2024. None of our directors, nominees, NEOs, or executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding share of Common Stock.

	Amgen Inc. Common Stock(1)(2)
Beneficial Owner	Total Common Stock Beneficially Owned	Shares Acquirable Within 60 Days	Percent of Total

Non-Employee Directors and Nominees

Wanda M. Austin	5,825	0	*

Michael V. Drake	0	0

Brian J. Druker(3)	802	0	*

Robert A. Eckert(3)	7,044	0	*

Greg C. Garland	11,655	0	*

Charles M. Holley, Jr.(3)(4)	1,260	0	*

S. Omar Ishrak	935	0	*

Tyler Jacks(3)	2,727	0	*

Ellen J. Kullman(3)	410	0	*

Amy E. Miles(3)	408	0	*

Ronald D. Sugar(3)	939	0	*

R. Sanders Williams	6,240	0	*

Named Executive Officers

Robert A. Bradway	1,347,330	726,428	*

Murdo Gordon	146,233	108,389	*

David M. Reese	179,853	131,592	*

Peter H. Griffith	84,694	61,862	*

Esteban Santos	222,088	162,818	*

All current directors, NEOs and executive officers as a group (22 individuals)(5)	2,276,202	1,406,918	*

*	Less than 1%.
(1)

Information in this table is based on our records and information provided by directors, NEOs, executive officers, and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws, where applicable, each of the directors and nominees, NEOs, and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

(2)

Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units, or RSUs, and related dividend equivalents (excluding fractional shares), where the shares are issuable as of April 1, 2024, or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of April 1, 2024, or within 60 days thereafter, as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person. Dividend equivalents credited on RSUs are deemed reinvested and are paid out with the vested RSUs in shares of our Common Stock.

118   ï 2024 Proxy Statement

Security Ownership of Directors and Executive Officers

(3)	Excludes vested RSUs, and related dividend equivalents, for which receipt has been deferred to a date later than 60 days after April 1, 2024.

Name	RSUs and Dividend Equivalents Included	Stock Options Included	RSUs and Dividend Equivalents Excluded Because of Deferrals(6)

Wanda M. Austin	0	0	0

Michael V . Drake	0	0	2,339

Brian J. Druker	0	0	5,075

Robert A . Eckert	0	0	15,952

Greg C. Garland	0	0	0

Charles M. Holley, Jr.	0	0	8,713

S. Omar Ishrak	0	0	2,925

Tyler Jacks	0	0	12,559

Ellen J. Kullman	0	0	11,170

Amy E. Miles	0	0	2,800

Ronald D. Sugar	0	0	19,388

R. Sanders Williams	0	0	0

Robert A . Bradway	14,384	712,044	0

Murdo Gordon	4,379	104,010	0

David M. Reese	4,125	127,467	0

Peter H. Griffith	3,892	57,970	0

Esteban Santos	3,998	158,820	0

(4)	Shares held through the Holley Family Trust.
(5)

Includes 257,709 shares (excluding fractional shares) held by the five executive officers who are not NEOs and who have a right to acquire such shares upon the vesting of RSUs that have not been deferred to a date later than 60 days after April 1, 2024, or upon exercise of vested stock options as of April 1, 2024, or within 60 days thereafter. All current directors, NEOs, and executive officers as a group have the right to acquire a total of 36,287 shares upon vesting of RSUs, and related dividend equivalents, where the shares are issuable as of April 1, 2024, or within 60 days thereafter and 1,370,631 shares upon exercise of stock options that are vested as of April 1, 2024, or within 60 days thereafter.

(6)	Excludes fractional shares which are paid out in cash on the applicable payout date.

 ï 2024 Proxy Statement 119

Security Ownership of Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our Common Stock owned by each person or entity known to the Company to be the beneficial owners of more than 5% of our Common Stock as of April 1, 2024, based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through April 1, 2024.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	49,036,311	9.1%

BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	47,811,356	8.9%

State Street Corporation(4) State Street Financial Center One Lincoln Street Boston, MA 02111	29,543,705	5.5%

(1)

The “Percent of Total” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of April 1, 2024, and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)

The amounts shown and the following information was provided by The Vanguard Group pursuant to a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group reports that it has sole voting power over 0 of these shares, shared voting power over 700,938 of these shares, sole dispositive power over 46,645,485 of these shares, and shared dispositive power over 2,390,826 of these shares.

(3)

The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G/A filed with the SEC on January 25, 2024. BlackRock, Inc. reports that it has sole voting power over 47,811,356 of these shares and sole dispositive power over 47,811,356 shares.

(4)

The amounts shown and the following information was provided by State Street Corporation pursuant to a Schedule 13G/A filed with the SEC on January 30, 2024. State Street Corporation reports that it has sole voting power over 0 of these shares, shared voting power over 14,301,198 of these shares, sole dispositive power over 0 of these shares, and shared dispositive power over 29,463,970 of these shares.

120   ï 2024 Proxy Statement

Securities Authorized for Issuance Under Existing Equity Compensation Plans

Securities Authorized for Issuance Under Existing Equity Compensation Plans

The following table sets forth certain information as of December 31, 2023, concerning the shares of our common stock that may be issued under any form of award granted under our equity compensation plans in effect as of December 31, 2023 (including upon the exercise of options, upon the vesting of awards of RSUs or when performance units are earned and related dividend equivalents have been granted).

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by Amgen security holders:

Amended and Restated 2009 Equity Incentive Plan(1)	10,553,711	$213.90	12,345,301

Amended and Restated 1991 Equity Incentive Plan(2)	1,182

Amended and Restated Employee Stock Purchase Plan			4,081,262

Total approved plans	10,554,893	$213.90	16,426,563

Equity compensation plan not approved by Amgen security holders:

Amgen Profit Sharing Plan for Employees in Ireland(3)			201,231

Horizon stock plans(4)	1,360,908		—

Total unapproved plans	1,360,908	—	201,231

Total all plans	11,915,801	$213.90	16,627,794

(1)

The Amended 2009 Plan employs a fungible share-counting formula for determining the number of shares available for issuance under the plan. In accordance with this formula, each option or stock appreciation right counts as one share, while each RSU, performance unit or dividend equivalent counts as 1.9 shares. The number under column (a) represents the actual number of shares issuable under our outstanding awards without giving effect to the fungible share-counting formula. The number under column (c) represents the number of shares available for issuance under this plan based on each such available share counting as one share. Commencing with the grants made in April 2012, RSUs and performance units accrue dividend equivalents that are payable in shares only to the extent and when the underlying RSUs vest or underlying performance units have been earned and the related shares are issued to the grantee. The performance units granted under this plan are earned based on the accomplishment of specified performance goals at the end of their respective three-year performance periods; the number of performance units granted represent target performance, and the maximum number of units that could be earned based on our performance is 200% of the performance units granted in 2021, 2022 and 2023.

As of December 31, 2023, the number of outstanding awards under column (a) includes (i) 5,900,964 shares issuable upon the exercise of outstanding options with a weighted-average exercise price of $213.90; (ii) 2,870,171 shares issuable upon the vesting of outstanding RSUs (including 189,342 related dividend equivalents); and (iii) 1,782,576 shares subject to outstanding 2021, 2022 and 2023 performance units (including 97,199 related dividend equivalents). The weighted-average exercise price shown in column (b) is for the outstanding options only. The number of available shares under column (c) represents the number of shares that remain available for future issuance under this plan as of December 31, 2023, employing the fungible share formula and presumes the issuance of target shares under the performance units granted in 2021, 2022 and 2023 and related dividend equivalents. The numbers under columns (a) and (c) do not give effect to the additional shares that could be issuable in the event above target performance on the performance goals under these outstanding performance units is achieved. Maximum performance under these goals could result in 200% of target shares being awarded for performance units granted in 2021, 2022 and 2023.

(2)

This plan has terminated as to future grants. The number under column (a) with respect to this plan includes 1,182 shares issuable upon the settlement of deferred RSUs (including 296 related dividend equivalents).

 ï 2024 Proxy Statement 121

Securities Authorized for Issuance Under Existing Equity Compensation Plans

(3)

The Profit Sharing Plan was approved by the Board of Directors on July 28, 2011. The Profit Sharing Plan permits eligible employees of the Company’s subsidiaries located in Ireland who participate in the Profit Sharing Plan to apply a portion of their qualifying bonus and salary to the purchase of the Company’s common stock on the open market at the market price by a third-party trustee as described in the Profit Sharing Plan.

(4)

The Horizon Therapeutics Public Limited Company Amended and Restated 2014 Equity Incentive Plan, the Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan and 2020 Restricted Stock Unit Award Sub-Plan and the Horizon Therapeutics Public Limited Company Amended and Restated 2018 Equity Incentive Plan and 2018 Restricted Stock Unit Award Sub-Plan (collectively, the “Horizon stock plans”) were acquired on October 6, 2023, pursuant to our acquisition of Horizon. In connection with the closing of the Horizon acquisition and pursuant to its terms, outstanding RSUs issued under the Horizon stock plans were converted into Amgen RSUs and these plans terminated as to future grants on October 6, 2023.

122   ï 2024 Proxy Statement

Item 4 — Ratification of Selection of Independent Registered Public Accountants

Item 4

Ratification of Selection of Independent Registered Public Accountants

The Audit Committee of the Board of Directors, or Board, has sole authority for the appointment, compensation, and oversight of the work of the independent registered public accountants. The Audit Committee has selected Ernst & Young LLP, or EY, as our independent registered public accountants for the fiscal year ending December 31, 2024, and the Board has directed that management submit this selection for ratification by the stockholders at our 2024 Annual Meeting of Stockholders, or Annual Meeting. EY has served as our independent registered public accounting firm and has audited our financial statements since the Company’s inception in 1980. Each year, the Audit Committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accountants or whether there should be a rotation of our independent registered public accountants. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accountants, their technical expertise, knowledge of our complex global operations and industry, the appropriateness of EY’s fees, as well as external data on audit quality and performance, including independent assessments by the Public Company Accounting Oversight Board (PCAOB) on EY and its peer firms. Based on this evaluation, the members of the Audit Committee believe that the continued retention of EY as our independent registered public accountants for 2024 is in the best interests of the Company and its stockholders.

In conjunction with the mandated rotation of EY’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of EY’s new lead engagement partner. The process for selection of EY’s lead engagement partner involves a meeting between the Audit Committee’s Chair and the candidate, as well as an assessment by the full Audit Committee and management. To ensure a smooth transition, the new lead engagement partner shadows the lead engagement partner and attends Audit Committee meetings in advance of assuming the responsibilities. The selection of a new lead engagement partner most recently occurred in 2021 and was effective after the completion of our 2021 Annual Report on Form 10-K. A representative of EY is expected to be in attendance at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of EY as our independent registered public accountants is not required by the Amgen Inc. Restated Certificate of Incorporation, the Amended and Restated Bylaws of Amgen Inc., or otherwise. However, the Board is submitting the selection of EY to our stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

 ï 2024 Proxy Statement 123

Audit Matters

Audit Matters

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2023.

The Audit Committee has also discussed with Ernst & Young LLP, or EY, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from EY required by the applicable requirements of the PCAOB regarding

EY’s communication with the Audit Committee concerning independence and has discussed with EY their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Charles M. Holley, Jr., Chair

Wanda M. Austin

Ellen J. Kullman

Amy E. Miles

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by EY for audits of the years ended December 31, 2023 and December 31, 2022, and fees for other services rendered by EY during these periods.

	2023	2022

Audit	$14,482,000	$9,454,000

Audit-Related	716,000	442,000

Tax	0	35,000

All Other Fees	0	0

Total Fees	$15,198,000	$9,931,000

Included in Audit fees above are professional services associated with the integrated audit of our consolidated financial statements and our internal control over financial reporting and the statutory audits of various subsidiaries of the Company. Audit-Related fees are attributable to assurance and related services that are also performed by our independent registered public accountants, including attest related services, accounting consultations, and audits of employee benefit plan information. The Audit Committee has considered whether the Audit-Related services provided by EY are compatible with maintaining that firm’s independence. Tax fees include assistance with various corporate tax compliance and tax-related matters.

The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by EY. The Audit Committee, or the Chair of the Audit Committee who has been granted authority by the Audit Committee, approves each audit or non-audit service prior to the engagement of EY for such service. Each such service approved by the Chair of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

124   ï 2024 Proxy Statement

Annual Report on Form 10-K

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for fiscal 2023, which contains the consolidated financial statements of the Company for fiscal 2023, accompanies this proxy statement, but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2023, filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Senior Project

Management Coordinator, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. The Company’s Annual Report on Form 10-K is also available online on the Company’s website at www.amgen.com.(1) A list of exhibits is included in the Form 10-K and exhibits are available online on the Company’s website or may be obtained from the Company upon payment to the Company of the cost of furnishing them.

(1)	Reference to our website is not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement.

 ï 2024 Proxy Statement 125

Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

Under our written Approval of Related Party Transactions policy, a SEC Related Party Transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors, or Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

A “SEC Related Party Transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness) between us and any of the persons listed in the first paragraph of this section. A related party transaction also includes any material amendment or modification to an existing related party transaction. All potential related party transactions are presented to the Audit Committee for its consideration and, if the Audit Committee deems it appropriate, approval. The Audit Committee considers all relevant facts and circumstances available to it, including the recommendation of management. No member of the Audit Committee participates in any review, consideration, or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee.

Related party transactions may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each scheduled meeting of the Audit Committee, management is required to update the Audit Committee as to any material changes to any approved or ratified related party transaction. The Audit Committee has excluded each of the following related party transactions under the terms of our Approval of Related Party Transactions policy:

1.	Any matters related to compensation or benefits to the extent such compensation or benefits would not be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933;

2.

Transactions involving less than $120,000 (or such different amount as may require disclosure or approval under any future amendment to the rules and regulations of the SEC, including Item 404 of Regulation S-K, or the listing requirements of The NASDAQ Stock Market LLC, including Rule 5630) when aggregated with all similar transactions; or

3.	Transactions approved by another independent committee of the Board.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	Whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	Whether there are demonstrable business reasons for the Company to enter into the transaction;

•	Whether the transaction would impair the independence of an outside director; and

•

Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Separately, to avoid even the appearance of a conflict of interest related to service on our Board, we require appropriate reporting of service in scientific publications and presentations.

126   ï 2024 Proxy Statement

Certain Relationships and Related Transactions

Transactions with Related Persons

Leandro Grimaldi, who is the son-in-law of Nancy A. Grygiel, an executive officer of the Company, is employed by us as Business Performance Director. Dr. Grimaldi’s compensation earned in 2023 consisted of $214,109 in base salary, $70,000 in annual cash incentive award, cash awards with a total value of $1,550, and grants of restricted stock units and performance units valued at $63,000 on the grant date. This transaction did not require the review or approval of the Audit Committee pursuant to our Approval of Related Party Transactions policy because it was approved by our Compensation and Management Development Committee in 2021 prior to Dr. Grimaldi’s hiring.

 ï 2024 Proxy Statement 127

Information Concerning Voting and Solicitation

Information Concerning Voting and Solicitation

General

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amgen Inc., a Delaware corporation, for use at our 2024 Annual Meeting of Stockholders, or Annual Meeting, to be held on Friday, May 31, 2024, at 11:00 A.M., Pacific Time, or any continuation, postponement, or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. Our 2024 Annual Meeting will be held solely by remote communication via the internet at www.virtualshareholdermeeting.com/AMGN2024. Although the meeting will not be held in person, stockholders will, to the extent possible, be afforded the same rights and opportunities to participate at the virtual meeting similarly to how they would participate at an in-person meeting.

Stockholders or their proxyholders may participate and vote at our Annual Meeting via the internet at www.virtualshareholdermeeting.com/AMGN2024 and using your control number.

Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about April 17, 2024, to all stockholders entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Stockholder Meeting to Be Held on May 31, 2024.

This proxy statement, our 2023 annual report and our other proxy materials are available at: www.proxyvote.com. At this website, you will find a complete set of the following proxy materials: notice of 2024 Annual Meeting of Stockholders; proxy statement; 2023 annual report; and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting.

What Are You Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of the 12 director nominees named herein to serve on our Board for a term of office expiring at the 2025 annual meeting of stockholders;

•	The advisory vote to approve our executive compensation;

•	The approval of the Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan;

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2024; and

•	Any other business as may properly come before the Annual Meeting.

Who Can Vote

The Board has set April 1, 2024, as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our Common Stock, $.0001 par value per share, or Common Stock, as of the close of business on April 1, 2024. You are entitled to one vote on each nominee’s election and on each other proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are in attendance or your shares are represented by a valid proxy.

128   ï 2024 Proxy Statement

Information Concerning Voting and Solicitation

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name in the records of the Company’s transfer agent, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust, or other nominee, then the broker, bank, trust, or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the methods described below under “Voting Your Shares.”

Shares Outstanding and Quorum

At the close of business on April 1, 2024, there were 536,375,548 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of the holders of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•	You are in attendance at the Annual Meeting; or

•	Your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone, or over the internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust, or other nominee submits a proxy covering your shares. Your broker, bank, trust, or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust, or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by the Chair of the meeting or by the vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.

Voting Your Shares

You may vote by attending the Annual Meeting and voting or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”

Shares Held as a Record Holder. If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the internet, you may submit a proxy over the internet by following the instructions on the website referred to in the Notice previously mailed to you. You will need your control number (contained on your Notice) to submit your proxy over the internet. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may submit a proxy over the internet or by telephone by following the instructions on the proxy card, or by completing, dating, and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you. You will need your control number (contained on your Notice) to submit your proxy over the internet or over the telephone.

Shares Held in Street Name. If you hold your shares of Common Stock in street name, you will receive a Notice from your broker, bank, trust, or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust, or other nominee may allow you to deliver your voting instructions over the internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker, bank, trust, or other nominee.

The internet(1) and telephone voting facilities will close at 11:59 P.M., Eastern Time, on May 30, 2024. Stockholders who submit a proxy by internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust, or other holder of record by mail.

(1)

Stockholders who submit a proxy through the internet or telephone should be aware that they may incur costs to access the internet or telephone, such as usage charges from telephone companies or internet service providers and that these costs must be borne by the stockholder.

 ï 2024 Proxy Statement 129

Information Concerning Voting and Solicitation

YOUR VOTE IS VERY IMPORTANT.

You should submit your proxy even if you plan to

attend the Annual Meeting.

Voting at the Annual Meeting

As discussed previously, our Annual Meeting will be held solely by remote communication via the internet at www.virtualshareholdermeeting.com/AMGN2024. Although the meeting will not be held in person, stockholders will, to the extent possible, be afforded the same rights and opportunities to participate at the virtual meeting similarly to how they would participate at an in-person meeting. To participate and vote at the Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/AMGN2024 using the control number on the Notice, proxy card, or voting instruction form. Please note that if your shares are held in street name (by a broker, bank, trust, or other nominee), and you decide to attend and vote at the Annual Meeting, your vote while in attendance at the Annual Meeting will not be effective unless you provide a legal proxy, issued in your name from the record holder (your broker, bank, trust, or other nominee). Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “Attendance at the Annual Meeting.”

To vote at the Annual Meeting, visit www.virtualshareholder meeting.com/AMGN2024. For shares held as a record holder or in street name, you will need the control number that appears on your Notice, proxy card, or voting instruction form.

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by (i) duly submitting a later-dated proxy over the internet, by mail, or by telephone, (ii) delivering a written notice of revocation to the attention of the Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, or (iii) attending the Annual Meeting and voting at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank, trust, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust, or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the internet, submit one proxy for each proxy card or Notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on April 1, 2024, are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the 12 nominees listed in this proxy statement to serve on our Board for a term of office expiring at the 2025 annual meeting of stockholders;

•	FOR the advisory vote to approve our executive compensation;

•	FOR the approval of the Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan; and

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2024.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares on that proposal. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other

130   ï 2024 Proxy Statement

Information Concerning Voting and Solicitation

nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question and therefore will have no effect on the outcome of the vote. Brokers generally have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, and thus broker non-votes are not likely on these proposals. Brokers, however, do not have discretionary authority to vote on (i) the election of directors to serve on our Board, (ii) the advisory vote to approve our executive compensation; or (iii) the approval of the Second Amended and Restated 2009 Equity Incentive Plan. Accordingly, broker non-votes will likely result on these proposals.

In their discretion, the proxy holders named in the proxy solicited by the Company are authorized to vote the proxies in their discretion on any other matters that may properly come before the Annual Meeting and any continuation, postponement, or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no stockholder nomination was received on a timely basis, so no such matter may be brought to a vote at the Annual Meeting.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals, and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against,” or “abstain” for each nominee. Cumulative voting is not permitted. Under our majority vote standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares in attendance at the Annual Meeting or represented by proxy. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. For these purposes, abstentions and broker non-votes will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation contingent upon acceptance by the Board to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.

Management Proposals (Advisory Vote to Approve Our Executive Compensation, Approval of Our Equity Incentive Plan, and Ratification of Ernst & Young LLP). The advisory vote to approve our executive compensation, the approval of our Equity Incentive Plan, and the ratification of the selection of Ernst & Young LLP requires the affirmative votes of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” each proposal.

Because brokers have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP, we do not expect any broker non-votes in connection with the ratification. Brokers do not have discretionary authority to vote on the advisory vote to approve our executive compensation or our Equity Incentive Plan. Broker non-votes on these proposals will have no effect on these proposals as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

 ï 2024 Proxy Statement 131

Information Concerning Voting and Solicitation

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly, and mailing of this proxy statement, the proxy card, the Notice, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail, or personal solicitation by our directors, officers, or staff members. No additional compensation will be paid to our directors, officers, or staff members for such services. In addition, we have retained D.F. King & Co. to assist in the solicitation of proxies for a fee of approximately $100,000 plus distribution costs and other costs and expenses. A list of stockholders entitled to vote at the Annual Meeting will be available upon request to our Secretary for examination by any stockholder for any purpose germane to the Annual Meeting at the Company’s principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799 during ordinary business hours for the ten days prior to the Annual Meeting.

Attendance at the Annual Meeting

Our Annual Meeting will be held solely by remote communication via the internet at www.virtualshareholder meeting.com/AMGN2024. You will be able to attend the Annual Meeting virtually, but not in person. The live audio webcast of the Annual Meeting will begin promptly at 11:00 A.M., Pacific Time. Stockholders or their proxyholders may participate and vote at our Annual Meeting via the internet at www.virtualshareholdermeeting.com/AMGN2024 and using your control number. We encourage our stockholders to access the meeting approximately 15 minutes in advance of the designated start time to test their devices’ audio systems.

Submitting Questions at the Annual Meeting

Once online access to the Annual Meeting is open, stockholders may submit questions, if any, on www.virtual shareholdermeeting.com/AMGN2024. To demonstrate proof of stock ownership, you will need to enter the control number provided with your Notice, proxy card, or voting instruction form to submit questions and vote at our Annual Meeting. Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the Annual Meeting will be answered during the meeting, subject to applicable time constraints.

Technical Assistance

Beginning immediately prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting, please call our support team at 844-976-0738 (U.S.) or 303-562-9301 (International).

132   ï 2024 Proxy Statement

Other Matters

Other Matters

Stockholder Proposals for the 2025 Annual Meeting

Stockholder Proposals and Director Nominees for Inclusion in our 2025 Proxy Statement

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2025 annual meeting of stockholders. To be eligible for inclusion in our 2025 proxy statement, your proposal must be received by our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799 or by facsimile number (805) 499-6751, no later than December 18, 2024, and must otherwise comply with Rule 14a-8 under the Exchange Act. While our Board of Directors, or Board, will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Director Nominations Pursuant to Our Bylaws. Our Amended and Restated Bylaws of Amgen Inc., or Bylaws, permit an eligible stockholder, or group of up to 20 eligible stockholders, owning Amgen stock continuously for at least three years and shares representing an aggregate of at least 3% of our outstanding shares, to nominate and include in Amgen’s proxy materials director nominees constituting up to the greater of 20% of the Board or two directors, provided that the stockholder(s) and nominee(s) satisfy the requirements of the Bylaws (“Proxy Access”). To nominate a director pursuant to Proxy Access at the 2025 annual meeting of stockholders, you must comply with all of the procedures, information requirements, qualifications and conditions set forth in our Bylaws. A fully compliant nomination notice must be received by us no earlier than November 18, 2024, and no later than December 18, 2024, assuming the date of the 2025 annual meeting of stockholders is not more than thirty days before and not more than seventy days after the anniversary date of the 2024 Annual Meeting of Stockholders, or Annual Meeting, and such nomination notice must be delivered to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799 or by facsimile number (805) 499-6751.

Stockholder Proposals and Nominees Brought at the 2025 Annual Meeting Without Inclusion in our 2025 Proxy Statement

Business Proposals and Nominations Pursuant to our Bylaws. To nominate a director or bring any other business before the stockholders at the 2025 annual meeting of stockholders that will not be included in our 2025 proxy statement pursuant to Rule 14a-8 or the Proxy Access provisions of our Bylaws, you must comply with all of the procedures, information requirements, qualifications and conditions set forth in our Bylaws. In addition, assuming the date of the 2025 annual meeting of stockholders is not more than thirty days before and not more than seventy days after the anniversary date of the Annual Meeting, you must notify us in writing and such notice must be delivered to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799 or by facsimile number (805) 499-6751 no earlier than January 31, 2025, and no later than March 2, 2025.

You may write to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799 or by facsimile number (805) 499-6751, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws. Also, our Bylaws are filed with the SEC as an exhibit to our Exchange Act reports and can be accessed through the SEC’s EDGAR system.

The Chair of the Annual Meeting has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2025 annual meeting of stockholders, and such nomination or other proposal is not delivered within the time frame specified in our Bylaws, then the person(s) appointed by the Board and named in the proxies for the 2025 annual meeting of stockholders may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

 ï 2024 Proxy Statement 133

Other Matters

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 1, 2025.

2025 Annual Meeting

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2025 annual meeting of stockholders. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.(1)

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers and banks with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank. If you currently receive multiple copies of the proxy statement at your address from your broker or bank and would like to request householding of their communications, please contact your broker or bank.

Stockholders of record who currently receive multiple copies of the proxy statement at their address and would like to request householding should contact Investor Relations, One Amgen Center Drive, Thousand Oaks, CA 91320-1799, or by telephone at (805) 447-1060 or email at investor.relations@amgen.com.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report,” “Pay Versus Performance,” or “Audit Committee Report,” to the extent permitted by the rules of the SEC, will not be deemed incorporated, unless specifically provided otherwise in such filing.

In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders, and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

(1)	Reference to the SEC website is not intended to function as a hyperlink and the information contained on the SEC website is not intended to be part of this proxy statement.

134   ï 2024 Proxy Statement

Other Matters

Disclaimer

This proxy statement contains statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Forward-Looking Statements

This proxy statement contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including any statements on the outcome, benefits and synergies of collaborations, or potential collaborations, with any other company (including BeiGene, Ltd. or Kyowa Kirin Co., Ltd.), the performance of Otezla® (apremilast) (including anticipated Otezla sales growth and the timing of non-GAAP EPS accretion), our acquisitions of Teneobio, Inc., ChemoCentryx, Inc., or Horizon Therapeutics plc (including the prospective performance and outlook of Horizon’s business, performance and opportunities, any potential strategic benefits, synergies or opportunities expected as a result of such acquisition), and any projected impacts from the Horizon acquisition on our acquisition-related expenses going forward, as well as estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes, effects of pandemics or other widespread health problems on our business, outcomes, progress, and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this proxy statement and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products, including our devices, after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities, including in Puerto Rico, and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. An outbreak of disease or similar public health threat, such as COVID-19, and the public and governmental effort to mitigate against the spread of such disease, could have a significant

 ï 2024 Proxy Statement 135

Other Matters

adverse effect on the supply of materials for our manufacturing activities, the distribution of our products, the commercialization of our product candidates, and our clinical trial operations, and any such events may have a material adverse effect on our product development, product sales, business and results of operations. We rely on collaborations with third parties for the development of some of our product candidates and for the commercialization and sales of some of our commercial products. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to collaborate with or acquire other companies, products or technology, and to integrate the operations of companies or to support the products or technology we have acquired, may not be successful. There can be no guarantee that we will be able to realize any of the strategic benefits, synergies or opportunities arising from the Horizon acquisition, and such benefits, synergies or opportunities may take longer to realize than expected. We may not be able to successfully integrate Horizon, and such integration may take longer, be more difficult or cost more than expected. A breakdown, cyberattack or information security breach of our information technology systems could compromise the confidentiality, integrity and availability of our systems and our data. Our stock price is volatile and may be affected by a number of events. Our business and operations may be negatively affected by the failure, or perceived failure, of achieving our environmental, social and governance objectives. The effects of global climate change and related natural disasters could negatively affect our business and operations. Global economic conditions may magnify certain risks that affect our business. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

Other Matters

The Board knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

Jonathan P. Graham

Secretary

April 17, 2024

136   ï 2024 Proxy Statement

Appendix A

Appendix A

Amgen Inc. Board of Directors

Guidelines for Director Qualifications and Evaluations

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1. Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2. Candidate Identification and Evaluation Process

(a) For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b) In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

 ï 2024 Proxy Statement A-1

Appendix B

Appendix B

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(Dollars in millions)

(Unaudited)

	Years ended December 31,

	2023	2022	2021
GAAP cost of sales	$8,451	$6,406	$6,454
Adjustments to cost of sales:
Acquisition-related expenses (a)	(3,842)	(2,455)	(2,443)
Certain net charges pursuant to our restructuring and cost savings initiatives	(36)	—	—
Other	—	—	(17)

Total adjustments to cost of sales	(3,878)	(2,455)	(2,460)

Non-GAAP cost of sales	$4,573	$3,951	$3,994

GAAP cost of sales as a percentage of product sales	31.4%	25.8%	26.6%
Acquisition-related expenses (a)	(14.3)	(9.9)	(10.1)
Certain net charges pursuant to our restructuring and cost savings initiatives	(0.1)	0.0	0.0
Other	0.0	0.0	(0.1)

Non-GAAP cost of sales as a percentage of product sales	17.0%	15.9%	16.4%

GAAP research and development expenses	$4,784	$4,434	$4,819
Adjustments to research and development expenses:
Licensing- and acquisition-related expenses (a),(b)	(55)	(93)	(523)
Certain net charges pursuant to our restructuring and cost savings initiatives	(29)	—	—

Total adjustments to research and development expenses	(84)	(93)	(523)

Non-GAAP research and development expenses	$4,700	$4,341	$4,296

GAAP research and development expenses as a percentage of product sales	17.8%	17.9%	19.8%
Licensing- and acquisition-related expenses (a),(b)	(0.2)	(0.4)	(2.1)
Certain net charges pursuant to our restructuring and cost savings initiatives	(0.1)	0.0	0.0

Non-GAAP research and development expenses as a percentage of product sales	17.5%	17.5%	17.7%

GAAP acquired IPR&D	$—	$—	$1,505
Adjustments to acquired IPR&D:
Five Prime acquisition IPR&D expense (b)	—	—	(1,505)

Non-GAAP acquired IPR&D	$—	$—	$—

GAAP acquired IPR&D expenses as a percentage of product sales	0.0%	0.0%	6.2%
Five Prime acquisition IPR&D expense (b)	0.0	0.0	(6.2)

Non-GAAP acquired IPR&D expenses as a percentage of product sales	0.0%	0.0%	0.0%

 ï 2024 Proxy Statement B-1

Appendix B

	Years ended December 31,

	2023	2022	2021
GAAP selling, general and administrative expenses	$6,179	$5,414	$5,368
Adjustments to selling, general and administrative expenses:
Acquisition-related expenses (c)	(648)	(144)	(87)
Certain net charges pursuant to our restructuring and cost savings initiatives	(13)	—	—
Other	—	—	(16)

Total adjustments to selling, general and administrative expenses	(661)	(144)	(103)

Non-GAAP selling, general and administrative expenses	$5,518	$5,270	$5,265

GAAP selling, general and administrative expenses as a percentage of product sales	23.0%	21.8%	22.1%
Acquisition-related expenses (c)	(2.4)	(0.6)	(0.4)
Certain net charges pursuant to our restructuring and cost savings initiatives	(0.1)	0.0	0.0
Other	0.0	0.0	0.0

Non-GAAP selling, general and administrative expenses as a percentage of product sales	20.5%	21.2%	21.7%

GAAP operating expenses	$20,293	$16,757	$18,340
Adjustments to operating expenses:
Adjustments to cost of sales	(3,878)	(2,455)	(2,460)
Adjustments to research and development expenses (b)	(84)	(93)	(523)
Adjustments to acquired IPR&D (b)	—	—	(1,505)
Adjustments to selling, general and administrative expenses	(661)	(144)	(103)
Certain net charges pursuant to our restructuring and cost savings initiatives	(185)	8	(130)
Certain other expenses (d)	(694)	(511)	(64)

Total adjustments to operating expenses	(5,502)	(3,195)	(4,785)

Non-GAAP operating expenses	$14,791	$13,562	$13,555

GAAP operating income	$7,897	$9,566	$7,639
Adjustments to operating expenses	5,502	3,195	4,785

Non-GAAP operating income	$13,399	$12,761	$12,424

GAAP operating income as a percentage of product sales	29.3%	38.6%	31.4%
Adjustments to cost of sales	14.4	9.9	10.2
Adjustments to research and development expenses (b)	0.3	0.4	2.1
Adjustments to acquired IPR&D (b)	0.0	0.0	6.2
Adjustments to selling, general and administrative expenses	2.6	0.6	0.4
Certain net charges pursuant to our restructuring and cost savings initiatives	0.7	0.0	0.5
Certain other expenses (d)	2.5	2.0	0.3

Non-GAAP operating income as a percentage of product sales	49.8%	51.5%	51.1%

GAAP interest expense, net	$(2,875)	$(1,406)	$(1,197)
Adjustments to interest expense, net:
Acquisition-related interest expense (e)	807	5	—

Non-GAAP interest expense, net	$(2,068)	$(1,401)	$(1,197)

B-2   ï 2024 Proxy Statement

Appendix B

	Years ended December 31,

	2023	2022	2021

GAAP other income (expense), net	$2,833	$(814)	$259
Adjustments to other income (expense), net:
Interest income and other expenses on acquisition-related debt (e)	(625)	—	—
Equity method investment basis difference amortization (f)	—	192	173
Net (gains) losses from equity investments (f)	(1,522)	362	(421)

Total adjustments to other income (expense), net	(2,147)	554	(248)

Non-GAAP other income (expense), net	$686	$(260)	$11

GAAP income before income taxes	$7,855	$7,346	$6,701
Adjustments to operating expenses	5,502	3,195	4,785
Adjustments to interest expense, net (e)	807	5	—
Adjustments to other income (expense), net (e) (f)	(2,147)	554	(248)

Total adjustments to income before income taxes	4,162	3,754	4,537

Non-GAAP income before income taxes	$12,017	$11,100	$11,238

GAAP provision for income taxes	$1,138	$794	$808
Adjustments to provision for income taxes:
Income tax effect of the above adjustments (g)	846	690	630
Other income tax adjustments (h)	(1)	46	3

Total adjustments to provision for income taxes	845	736	633

Non-GAAP provision for income taxes	$1,983	$1,530	$1,441

GAAP tax as a percentage of income before taxes	14.5%	10.8%	12.1%
Adjustments to provision for income taxes:
Income tax effect of the above adjustments (g)	2.0	2.6	0.7
Other income tax adjustments (h)	0.0	0.4	0.0

Total adjustments to provision for income taxes	2.0	3.0	0.7

Non-GAAP tax as a percentage of income before taxes	16.5%	13.8%	12.8%

GAAP net income	$6,717	$6,552	$5,893
Adjustments to net income:
Adjustments to income before income taxes, net of the income tax effect	3,316	3,064	3,907
Other income tax adjustments	1	(46)	(3)

Total adjustments to net income	3,317	3,018	3,904

Non-GAAP net income	$10,034	$9,570	$9,797

 ï 2024 Proxy Statement B-3

Appendix B

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions, except per-share data)

(Unaudited)

The following table presents the computations for GAAP and non-GAAP diluted earnings per share.

	Years ended December 31,
	2023		2022		2021
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income	$6,717	$10,034	$6,552	$9,570	$5,893	$9,797
Shares
Weighted-average shares for basic EPS	535	535	538	538	570	570
Effect of dilutive securities	3	3	3	3	3	3

Weighted-average shares for diluted EPS	538	538	541	541	573	573

Diluted earnings per share	$12.49	$18.65	$12.11	$17.69	$10.28	$17.10

The following tables present the computations for Invested capital and Return on Invested capital under the terms of the 2021 - 2023, 2022 - 2024 and 2023 - 2025 Performance Periods.

	12/31/22	3/31/23	6/30/23	9/30/23	12/31/23
Total assets	$65,121	$88,720	$90,269	$90,534	$97,154
less Total current liabilities	(15,687)	(14,215)	(17,097)	(16,954)	(18,392)

Invested capital	$49,434	$74,505	$73,172	$73,580	$78,762

	Average Invested Capital for Quarter Ended				Average of Quarterly Averages 2023
	3/31/23	6/30/23	9/30/23	12/31/23
Average Invested capital	$61,970	$73,839	$73,376	$76,171	$71,339

2023 Non-GAAP Operating Income (per above)					$13,399
2023 After-tax factor (100% less Non-GAAP tax rate per above)					83.5%

2023 Non-GAAP Net Operating income after tax					$11,188

2023 Return on Invested capital (Net Operating Income after tax divided by Average Invested capital)					15.7%

	12/31/21	3/31/22	6/30/22	9/30/22	12/31/22
Total assets	$61,165	$59,196	$59,294	$63,700	$65,121
less Total current liabilities	(12,184)	(12,886)	(12,618)	(14,331)	(15,687)

Invested capital	$48,981	$46,310	$46,676	$49,369	$49,434

	Average Invested Capital for Quarter Ended				Average of Quarterly Averages 2022
	3/31/22	6/30/22	9/30/22	12/31/22
Average Invested capital	$47,646	$46,493	$48,023	$49,402	$47,891

2022 Non-GAAP Operating Income (per above)					$12,761
2022 After-tax factor (100% less Non-GAAP tax rate per above)					86.2%

2022 Non-GAAP Net Operating income after tax					$11,002

2022 Return on Invested capital (Net Operating Income after tax divided by Average Invested capital)					23.0%

B-4   ï 2024 Proxy Statement

Appendix B

	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21
Total assets	$62,948	$62,539	$59,773	$64,993	$61,165
less Total current liabilities	(11,653)	(12,869)	(14,585)	(14,842)	(12,184)

Invested capital	$51,295	$49,670	$45,188	$50,151	$48,981

	Average Invested Capital for Quarter Ended				Average of Quarterly Averages 2021
	3/31/21	6/30/21	9/30/21	12/31/21
Average Invested capital	$50,483	$47,429	$47,670	$49,566	$48,787

2021 Non-GAAP Operating Income (per above)					$12,424
2021 After-tax factor (100% less Non-GAAP tax rate per above)					87.2%

2021 Non-GAAP Net Operating income after tax					$10,834

2021 Return on Invested capital (Net Operating Income after tax divided by Average Invested capital)					22.2%

(a)	The adjustments related primarily to noncash amortization of intangible assets from business acquisitions.
(b)

Effective January 2022, the Company’s non-GAAP financial measures no longer exclude adjustments for upfront license fees, development milestones and IPR&D expenses of pre-approval programs related to licensing, collaboration and asset acquisition transactions.

(c)

For the year ended December 31, 2023, the adjustments related primarily to acquisition-related costs related to our Horizon Therapeutics plc acquisition. For the years ended December 31, 2022 and 2021, the adjustments related primarily to noncash amortization of intangible assets from business acquisitions.

(d)

For the year ended December 31, 2023, the adjustments related primarily to a net impairment charge for AMG 340. For the year ended December 31, 2022, the adjustments related primarily to a loss on the divestiture of Gensenta İlaç Sanayi ve Ticaret AŞ.

(e)

For the year ended December 31, 2023, the adjustment included (i) interest expense and income on senior notes issued in March 2023 and (ii) debt issuance costs and other fees related to our bridge credit and term loan credit agreements, incurred prior to the closing of our acquisition of Horizon Therapeutics plc.

(f)

For the year ended December 31, 2023, the adjustments related primarily to our BeiGene, Ltd. (BeiGene) equity fair value adjustment. In the first quarter of 2023, we began to account for our ownership interest in BeiGene as an equity security with a readily determinable fair value, with changes in fair value recorded in Other income (expense), net. For the year ended December 31, 2022, the adjustments related to equity investment losses and the amortization of the basis difference from our BeiGene equity method investment. For the year ended December 31, 2021, the adjustments related to equity investment gains, partially offset by the amortization of the basis difference from our BeiGene equity method investment.

(g)

The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets and certain gains and losses on our investments in equity securities, whereas the tax impact of other adjustments, including restructuring and cost saving initiatives, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rate(s) in those jurisdictions. Acquired IPR&D expense from the Five Prime acquisition was not tax deductible. Due to these factors, the effective tax rate for the adjustments to our GAAP income before income taxes, for the year ended December 31, 2023, was 20.3% compared with 18.4% and 13.9% for 2022 and 2021, respectively.

(h)	The adjustments related to certain acquisition items, prior period and other items excluded from GAAP earnings.

 ï 2024 Proxy Statement B-5

Appendix C

Appendix C

AMGEN INC. SECOND AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan (the “Plan”) is to promote the success and enhance the value of Amgen Inc. by linking the individual interests of the members of the Board and Employees to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan also provides flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is dependent. The Amgen Inc. Amended and Restated 2009 Equity Incentive Plan (the “2009 Plan”) was further amended and restated on [___________], 2024(1), and this Second Amended and Restated 2009 Equity Incentive Plan is referred to herein as the “Plan”.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) any Parent or Subsidiary, and (b) any domestic eligible entity that is disregarded, under U.S. Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Parent or Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the term of an Option or Stock Appreciation Right that was initially established by the Administrator for such Option or Stock Appreciation Right.

2.5 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan and any applicable Program.

2.7 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

(1)	Date of approval of the Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan will be added.

 ï 2024 Proxy Statement C-1

Appendix C

2.8 “Board” shall mean the Board of Directors of the Company.

2.9 “Change of Control” shall mean the occurrence of any of the following:

(A) the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or any of its Affiliates, or any employee benefit plan of the Company or any of its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(B) the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then-outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Notwithstanding anything herein or in any Award Agreement to the contrary, if a Change of Control constitutes a payment event with respect to any Award that is subject to United States income tax and which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (A) or (B) above must also constitute a “change in control event,” as defined in U.S. Treasury Regulation § 1.409A-3(i)(5), in order to constitute a Change of Control for purposes of payment of such Award.

2.10  “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.11 “Committee” shall mean the Compensation and Management Development Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.12 “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.13 “Company” shall mean Amgen Inc., a Delaware corporation.

2.14 “Company Stock Administrator” shall mean the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or their office, as applicable, whether or not employed by the Company.

2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.18 “Effective Date” shall mean the date that this Plan, as the second amendment and restatement of and successor to the 2009 Plan, is approved by the stockholders of the Company.

2.19 “Eligible Employee” shall mean an Employee described in subsection (a) of this Section who is not excluded under subsection (b). An individual’s status as an Eligible Employee shall be determined by the Company or the related Affiliate, if applicable, based on how the Company or the related Affiliate, if applicable, treats the individual.

(a) Included Employees. Unless excluded under (b) below, an individual regarded by the Company or the related Affiliate, if applicable, as a regular Employee working twenty (20) or more hours per week (or such lesser period of time as may be determined by the Administrator in its sole discretion) or an Employee on an authorized leave of absence, as determined by the Company or the related Affiliate, as applicable, who customarily worked twenty (20) or more hours per week (or such lesser period of time as may be determined by the Administrator in its discretion) before going on leave.

C-2   ï 2024 Proxy Statement

Appendix C

(b) Excluded Employees. An Employee shall not be an Eligible Employee for any period in which the Company or the related Affiliate, if applicable, regards the Employee as:

(i) not on the payroll of the Company or Affiliate, if applicable, even though such person may be deemed, for any reason, to be an Employee;

(ii) a “leased employee” within the meaning of Section 414(n) of the Code with respect to the Employer; or

(iii) a “temporary employee,” “independent contractor,” or “consultant,” regardless of how long the person actually works for the Company or the related Affiliate, if applicable.

2.20 “Eligible Individual” shall mean any person who is an Eligible Employee or a Non-Employee Director, as determined by the Committee.

2.21 “Employee” shall mean an individual regarded by the Company or any Affiliate as its employee, as evidenced by the Company’s, or such Affiliate’s withholding of any income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related obligations from such person’s wages or other cash compensation. If, during any period, the Company or any Affiliate has not regarded an individual as an Employee and, for that reason, has not withheld income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related obligations with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23 “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any Securities Exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on any Securities Exchange, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on any Securities Exchange nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25 “Full Value Award” shall mean any Award settled in Shares other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

 ï 2024 Proxy Statement C-3

Appendix C

2.27 “Holder” shall mean a person who has been granted an Award.

2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29  “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.31 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall only be Non-Qualified Stock Options.

2.32 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.33 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.34 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals may include, without limitation, the following: (i) net earnings (either before or after one or more of the following: (A) interest expense or interest income or net interest income/expense, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net product sales or revenue or product sales or revenue growth, including, without limitation, product sales or revenue growth rates for individual or multiple products or therapeutic areas by region, country or other geographic subdivision; (iii) net income (either before or after taxes); (iv) operating earnings or profit (either before or after taxes); (v) cash flow (including, but not limited to, operating cash flow and free cash flow); (vi) return of cash; (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs or cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings per share; (xvii) price or dividends per share (or appreciation in, maintenance of, and/or growth rates of such price or dividends); (xviii) credit ratings; (xix) leverage ratio or other financial ratios; (xx) regulatory achievements or compliance; (xxi) implementation or completion of critical projects; (xxii) segment or market share for products or therapeutic areas; (xxiii) geographic expansion or market entry; (xxiv) economic value or economic value added; (xxv) product development, including, without limitation, scientific innovations and advancements; (xxvi) manufacturing; (xxvii) manufacturing capacity; (xxviii) mergers or other transactions; (xxix) acquisitions or sales of assets or subsidiaries; (xxx) headcount or workforce size or composition; (xxxi) environmental, corporate sustainability, or governance activities or performance; (xxxii) operating efficiencies (or other measures of efficiency); or (xxxiii) any other subjective or objective metric selected by the Committee, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices or adjusted to include or exclude any items otherwise includable or excludable under Applicable Accounting Standards.

(b) The Administrator may, in its sole discretion, provide that one or more adjustments to include or exclude any items otherwise includable or excludable under Applicable Accounting Standards shall be made to one or more of the Performance Goals. Such adjustments may include, without limitation, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the

C-4   ï 2024 Proxy Statement

Appendix C

Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual, infrequently occurring or nonrecurring events, including without limitation, natural disasters or health-related events, or changes in applicable laws or business conditions.

2.35 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, either independently or as compared to a comparator group of companies, performance of internal Company units, functions or Subsidiaries, either independently or as compared to a comparator group of companies’ internal units, functions or Subsidiaries, or otherwise as determined by the Administrator. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, as appropriate, and may be adjusted to include or exclude any items otherwise includable or excludable under Applicable Accounting Standards.

2.36 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.37 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act.

2.38 “Plan” shall mean this Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan (as the successor to the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan), as it may be amended or restated from time to time.

2.39 “Program” shall mean any program adopted by the Committee pursuant to the Plan containing terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.40 “QDRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.41 “Restricted Stock” shall mean Shares awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.42 “Restricted Stock Units” shall mean the right to receive Shares (or a cash equivalent) awarded under Section 9.5.

2.43 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

2.44 “Securities Exchange” shall mean the Nasdaq Stock Market or any other securities exchange or any other national or foreign market system or automated quotation system on which the Shares are listed, quoted, or traded.

2.45 “Shares” shall mean shares of Common Stock.

2.46 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.47 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

 ï 2024 Proxy Statement C-5

Appendix C

2.48 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.49 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.50 “Termination of Service” shall mean:

(a) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, with or without cause, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 13.2, a total of One Hundred Thirty-Five Million Fifty Hundred Seventy-Seven Thousand One Hundred Seven (135,577,107)(1) Shares shall be authorized for grant under the Plan; provided, that, subject to adjustment as provided in Section 13.2, the number of Shares authorized for grant as Incentive Stock Options shall be no more than the total number of Shares authorized for grant under the Plan, above. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Full Value Awards shall be counted against this limit as 1.9 Shares for every one (1) Share granted.

(b) If any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding

(1)

This number reflects 104,280,107 shares (including 11,545,168 shares available for future grant under the 2009 Plan as of April 1, 2024) plus 31,297,000 shares approved by stockholders on May 31, 2024. As of May 31, 2024, there will be 42,842,168 shares available for future grant under the Plan, less one share for every one share subject to an Option or Stock Appreciation Award granted under the 2009 Plan after April 1, 2024 and prior to May 31, 2024, and less 1.9 shares for every one share subject to a Full Value Award granted under the 2009 Plan after April 1, 2024 and prior to May 31, 2024.

C-6   ï 2024 Proxy Statement

Appendix C

anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Notwithstanding the foregoing, Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligations with respect to a Full Value Award, and any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company, in each case shall again be available for Awards in accordance with Section 3.1(d) below. Dividend Equivalents paid in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as (i) one (1) Share if such Shares were subject to an Option or a Stock Appreciation Right, and (ii) as 1.9 Shares if such Shares were subject to Full Value Awards.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be Four Million (4,000,000) and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more Performance Awards payable in cash shall be Fifteen Million Dollars ($15,000,000).

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Programs. The Board or the Committee may from time to time establish Programs pursuant to the Plan. An Award Agreement evidencing an Award granted pursuant to any Program shall comply with the terms and conditions of such Program. Any Program containing terms and conditions governing Incentive Stock Options shall contain such terms and conditions as may be necessary to allow such Incentive Stock Options to meet the applicable provisions of Section 422 of the Code.

 ï 2024 Proxy Statement C-7

Appendix C

4.4 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, and any applicable Program, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, any applicable Program and Awards granted or awarded thereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.5 No Right to Employment. Nothing in the Plan, any Program or any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.6 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the applicable laws of other countries in which the Company and its Affiliates operate or have Employees or Non-Employee Directors, or in order to comply with the requirements of any foreign governmental agency or foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any foreign governmental agency or foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign governmental agency or foreign securities exchange. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other Termination of Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Holder, the withholding procedures and handling of stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, or the rules of any Securities Exchange or any other applicable law.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.8 Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. The Administrator, in its sole discretion, may provide in an Award Agreement or otherwise that any Option or Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Holder (or, in the event of Holder’s death, Holder’s personal representative or estate) or the Company be exercised on the Automatic Exercise Date if the Administrator, in its sole discretion, determines that such exercise would provide economic benefit to the Holder after payment of the exercise price, applicable taxes and any expenses to effect the exercise. In the sole discretion of the Administrator, payment of the exercise price of any such Option or Stock Appreciation Right may be made pursuant to Section 11.1(b) or 11.1(c), and the Company may deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 4.8 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date.

C-8   ï 2024 Proxy Statement

Appendix C

ARTICLE 5.

[RESERVED]

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the date the Plan is approved by the Board. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised (but not beyond the original term of the Option), in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) Subject to Section 11.8, the period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

 ï 2024 Proxy Statement C-9

Appendix C

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Company Stock Administrator:

(a) A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any Securities Exchange or any other applicable law. The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Company Stock Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company Stock Administrator prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

C-10   ï 2024 Proxy Statement

Appendix C

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is changed, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in this Section 8.2, the applicable Program or in his, her or their Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares of Restricted Stock shall be subject to the restrictions set forth in Section 8.3. In addition, any dividends payable with respect to a Share of Restricted Stock shall be accumulated and subject to vesting to the same extent as the related Share of Restricted Stock, with such accumulated dividends paid out to the Holder only to the extent that, and no earlier than, the time that the applicable Share of Restricted Stock vests and becomes non-forfeitable.

8.3 Restrictions. Subject to Section 11.8, all shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment or directorship with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder in cash or property for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder in cash or property for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder in cash or property for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Company Stock Administrator shall determine. Certificates, book entries or electronic registration evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

 ï 2024 Proxy Statement C-11

Appendix C

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator, in each case subject to Section 11.8, as applicable. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(c) The grant of a Performance Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

(d) Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to a Performance Award for a Performance Period only if and to the extent the Performance Goals for such period are achieved. Unless otherwise provided by the Administrator, a Holder of a Performance Award shall have no rights as a Company stockholder with respect to such Performance Award until such time as the Performance Award has vested and the Shares (or cash) underlying the Performance Award have been issued to the Holder, and any applicable Dividend Equivalents shall be subject to Section 9.2(a).

9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder (or such other date as may be determined by the Administrator) and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents shall be accumulated and subject to vesting to the same extent as the underlying Award, with such accumulated dividends paid out to the Holder only to the extent that, and no earlier than, the time that the underlying Award vests and becomes non-forfeitable.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator, subject to Section 11.8, as applicable. Unless otherwise provided by the Administrator, Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the

C-12   ï 2024 Proxy Statement

Appendix C

Award have been issued to the Holder, and any applicable Dividend Equivalents shall be subject to Section 9.2(a). Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock, which shall consist of the right to receive Shares at some future date, to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator, subject to Section 11.8, as applicable. Unless otherwise provided by the Administrator and, in all cases, subject to the requirements of Section 409A of the Code, Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Holder, and any applicable Dividend Equivalents shall be subject to Section 9.2(a).

9.5 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. Subject to Section 11.8, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Company Stock Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit. Unless otherwise provided by the Administrator, a Holder of Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Award has vested and the Shares (or cash) underlying the Award have been issued to the Holder, and any applicable Dividend Equivalents shall be subject to Section 9.2(a).

9.6 Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7 Exercise or Purchase Price. Subject to the Administrator’s discretion, as provided for in this Section 9.7, the Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

 ï 2024 Proxy Statement C-13

Appendix C

(c) Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted.

10.3 Stock Appreciation Right Vesting.

(a) Subject to Section 11.8, the period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.4 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or their office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.4 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator , in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order

C-14   ï 2024 Proxy Statement

Appendix C

with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company or any Affiliate, income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to the Holder and required by law to be withheld (including the Holder’s FICA or employment tax obligation and further including any amount deemed by the Company or the Holder’s employer, in its discretion, to be an appropriate charge to the Holder even if legally applicable to the Company or the Holder’s employer). The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to satisfy such tax withholding obligation by any means set forth in the applicable Award Agreement, including without limitation, (i) allowing a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allowing the surrender of Shares) or (ii) subject to Section 11.7, if there is a public market for Shares at the time the tax obligations are satisfied (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided, that such amount is paid to the Company at such time as may be required by the Administrator. The Company Stock Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, or applicable law, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

   (i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a QDRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

   (ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his, her or their successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

  (iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him, her or them under the Plan, unless it has been disposed of pursuant to a QDRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his, her or their personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to any state, federal, local or foreign tax and securities laws applicable to transferable Awards, and subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be

 ï 2024 Proxy Statement C-15

Appendix C

assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. Any permitted transfer of an Award hereunder shall be without consideration, except as required by applicable law.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his, her or their beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Administrator has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Shares certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator or the Company Stock Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Company Stock Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Company Stock Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Company Stock Administrator, or other requirement arising from compliance with any applicable securities laws, as determined by the Company Stock Administrator, in its sole discretion.

(d) No fractional Shares shall be issued and the Company Stock Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Company Stock Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Programs or Awards

C-16   ï 2024 Proxy Statement

Appendix C

made under the Plan or in any policy with respect to the recovery or recoupment of compensation or benefits in the event of financial restatements, the occurrence of other events that are inconsistent with the payment of compensation, or to comply with the requirements of applicable law (including, without limitation, under Rule 10D-1 of the Exchange Act or any successor rule), in each case as determined by the Administrator, or to require a Holder to agree by separate written or electronic instrument, that, to the extent permitted by applicable law: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator, (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder), (iv) the Company’s financial results are materially restated and such proceeds, gains or other economic benefit actually or constructively received by the Holder would have been lower had they been calculated based on such restated results or (v) any other reason required under applicable law.

11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, except with respect to any Substitute Award, (ii) cancel any Option or Stock Appreciation Right in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, except with respect to any Substitute Award. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

11.7 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

11.8 Limitation of Vesting of Certain Awards. Notwithstanding anything in this Plan to the contrary, equity-based Awards granted on or after March 2, 2016 shall be subject to a minimum vesting schedule of not less than one (1) year from the date of grant; provided, however, that the foregoing shall not apply to: (i) Substitute Awards; (ii) Awards delivered in lieu of fully vested cash Awards or payments; (iii) Awards delivered in lieu of cash compensation otherwise payable to a Non-Employee Director, where such Non-Employee Director has elected to receive an Award in lieu of such cash compensation; (iv) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (v) or any other Award that results in the issuance of an aggregate of up to five percent (5%) of the Shares authorized under the Plan; provided further that the Administrator in its sole discretion may waive such vesting restrictions in connection with or subsequent to a Termination of Service in certain events, including the Holder’s death, retirement or disability, or as otherwise provided in Section 13.2, in the terms of the Award Agreement or otherwise.

 ï 2024 Proxy Statement C-17

Appendix C

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any Securities Exchange; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions, subject to the Committee’s power to delegate duties under Section 12.6. The Committee shall have the power to interpret the Plan, the Program and any Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided, that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such Award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or the rules of any Securities Exchange are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, legal counsel, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to any specific designation in the Plan or any applicable Program, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

C-18   ï 2024 Proxy Statement

Appendix C

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and/or regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any Securities Exchange, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by individuals who are subject to Section 16 of the Exchange Act or officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any Securities Exchange. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee, as applicable.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (ii) take any action contemplated in Section 11.6. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to

 ï 2024 Proxy Statement C-19

Appendix C

Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that, upon the exercise or settlement of such Award or realization of the Holder’s rights, the amount that would have been attained is equal to or less than zero, then such Award may be terminated by the Company without payment); provided that any Awards held by members of the Board will be settled in Shares on or immediately prior to the date of the occurrence of the transaction or event described in this Section 13.2 if the Administrator takes action under this clause (A); or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and/or

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof and performance goals, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

C-20   ï 2024 Proxy Statement

Appendix C

(d) Except as may otherwise be provided by the Administrator with respect to an Award, including in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Holder, if a Change of Control occurs and a Holder’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change of Control, then, immediately prior to the Change of Control, such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, Program, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan or any other applicable Program.

(f) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, any Program, any Award Agreement and any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations or other official guidance thereunder (“Section 409A”), to the extent applicable to such Award.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. This Plan, which serves as the second amendment and restatement of and successor to the 2009 Plan (as last approved by the stockholders of the Company on May 22, 2013), will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date that this Plan is approved by the Board. Until such time as the Company’s stockholders approve this Plan, the terms of the 2009 Plan (without regard to the second amendment and restatement) shall continue to govern and the Company shall continue to grant Awards under the terms of the 2009 Plan, including without limitation the share limits set forth in Section 3.1 of the Plan (without regard to the second amendment and restatement). If this Plan is not approved by the Company’s stockholders, the 2009 Plan (without regard to the second amendment and restatement) will continue in full force and effect in accordance with its terms. If the Plan is approved by the Company’s stockholders, the Company shall grant awards under the Plan (as the second amendment and restatement of and successor to the 2009 Plan), including without limitation the increase in the share limit under Section 3.1 of the Plan, as of the Effective Date.

13.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, if any, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

13.5 Paperless Administration. In the event that the Company Stock Administrator establishes, for the Company or using the services of a third party, an automated or electronic system for the documentation, granting or exercise of Awards, such as a system using an internet website, interactive voice response, email or

 ï 2024 Proxy Statement C-21

Appendix C

other electronic means, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated or electronic system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any Securities Exchange, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, any Program and any Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8 Titles and Headings, References to Sections of the Code, the Securities Act or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Securities Act or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan, any Program and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A, then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties

C-22   ï 2024 Proxy Statement

Appendix C

and/or interest under Section 409A. For purposes of Section 409A, a Holder’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g. “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he, she or they may be a party or in which he, she or they may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him, her or them in satisfaction of judgment in such action, suit, or proceeding against him, her or them. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

I hereby certify that the foregoing Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan was duly adopted by the Board of Directors of Amgen Inc. on March 6, 2024.

* * * * *

I hereby certify that the foregoing Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan was approved by the stockholders of Amgen Inc. on May 31, 2024.

Executed this     day of     , 2024.

Jonathan P. Graham
Executive Vice President and
General Counsel and Secretary
(Corporate Secretary)

 ï 2024 Proxy Statement C-23

FSC MIX Paper from responsible sources FSC® C132107

©2024 Amgen Inc. All Rights Reserved.

SAMPLE

AMGEN INC. ONE AMGEN CENTER DRIVE THOUSAND OAKS, CA 91320-1799 ATTN: CORPORATE SECRETARY SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 28, 2024 for shares held in plans sponsored by Amgen or its subsidiaries. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMGN2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 28, 2024 for shares held in plans sponsored by Amgen or its subsidiaries. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V43507-P05304 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AMGEN INC. The Board of Directors recommends you vote “FOR” each listed nominee in item #1. 1. To elect twelve directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2025 annual meeting of stockholders. The nominees for election to the Board of Directors are: For Against Abstain 1a. Dr. Wanda M. Austin 1b. Mr. Robert A. Bradway 1c. Dr. Michael V. Drake 1d. Dr. Brian J. Druker 1e. Mr. Robert A. Eckert 1f. Mr. Greg C. Garland 1g. Mr. Charles M. Holley, Jr. 1h. Dr. S. Omar Ishrak 1i. Dr. Tyler Jacks 1j. Dr. Mary E. Klotman 1k. Ms. Ellen J. Kullman 1l. Ms. Amy E. Miles The Board of Directors recommends you vote “FOR” each of items #2, #3 and #4. For Against Abstain 2. Advisory vote to approve our executive compensation. 3. To approve our Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan. 4. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2024. NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF AMGEN INC. May 31, 2024 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.proxyvote.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 31, 2024: The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement, Form Proxy Card and 2023 Annual Report are available at www.proxyvote.com. The Amgen Inc. 2024 Annual Meeting of Stockholders will be held solely by remote communication via the Internet at www.virtualshareholdermeeting.com/AMGN2024. Although the Annual Meeting will not be held in person, stockholders will, to the extent possible, be afforded the same rights and opportunities to participate at the virtual meeting similarly to how they would participate at an in-person meeting. This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of each of the named director nominees, FOR the advisory vote to approve our executive compensation, FOR approval of our Amgen Inc. Second Amended and Restated 2009 Equity Incentive Plan, and FOR ratification of the selection of Ernst & Young LLP as our independent registered public accountants. As of the date hereof, the undersigned hereby acknowledges receipt of the 2024 Proxy Statement and accompanying Notice of 2024 Annual Meeting of Stockholders to be held on May 31, 2024, Proxy Card, and the 2023 Annual Report. In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2024 Annual Meeting of Stockholders and at any continuation, postponement, or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2024 Annual Meeting of Stockholders. By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws. V43508-P05304 AMGEN INC. ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2024 Robert A. Bradway, Peter H. Griffith, and Jonathan P. Graham (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2024 Annual Meeting of Stockholders of Amgen Inc., to be held on Friday, May 31, 2024, at 11:00 A.M., Pacific Time, by remote communication via the Internet at www.virtualshareholdermeeting.com/AMGN2024, and at any continuation, postponement, or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on reverse side)